UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

SOUTH 8 ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☐ Fee paid previously with preliminary materials
☒ Fee computed on exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement - Subject to Completion

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
DATED [__________]

South 8 Energy, LLC f/k/a Red Trail Energy, LLC

P.O. Box 11
3682 Highway 8 South
Richardton, ND 58652

NOTICE OF 2025 ANNUAL MEETING OF MEMBERS
To be held on [___________], [__________]

To our members:

The 2025 Annual meeting of members (the “2025 Annual Meeting”) of South 8 Energy, LLC f/k/a Red Trail Energy, LLC (the “Company”) will be held on [___________], [__________], at the [__________]. Registration for the meeting will start at [__________] with a meal served at [__________] and the meeting commencing at approximately [__________].

Your vote is important, the Board of Governors of the Company (the “Board”) requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board, whether or not you plan to attend the meeting. Proxy cards will be available on the Company’s website at south8energy.com. Proxy cards and may be printed by the members. You may fax the proxy card to the Company at (701) 974-3309, mail it to the Company at P.O. Box 11, Richardton, ND 58652, or scan and e-mail the proxy card to south8energyllc@gmail.com.

This Proxy Statement, the addenda to the Proxy Statement and the proxy card are expected to be mailed to our members on or around [__________]. We encourage you to review this entire proxy statement, including its exhibits and all documents incorporated by reference before voting.

The proxy statement, proxy card and annual report to members are available at south8energy.com. The proxy statement, proxy card and annual report to members are also available online at the SEC’s website http://.sec.gov/edgar/search (“EDGAR”), by searching for the Company.

The purposes of the Annual Meeting are to:
1.Restate the Company’s Governing Documents: To vote on restating both our Amended and Restated Operating Agreement (the “Existing Operating Agreement”) and our Amended and Restated Member Control Agreement, as amended (the “Existing Member Control Agreement”, and collectively with the Existing Operating Agreement, the “Existing Governing Documents”) by entering into a Second Amended and Restated Operating Agreement which will, among other things, replace our Existing Governing Documents and provide for the authorization of three (3) separate and distinct classes of units: Class A Units, Class B Units and Class C Units (such agreement, the “Proposed Operating Agreement” and the proposal the “Governing Documents Restatement Proposal”).

2.Reclassify our Units. To vote on the reclassification of a portion of our Class A Units into Class B Units and Class C Units and to restrict the transfers of our Units (regardless of class) for the purpose of discontinuing registration of our Class A Units under the Securities Exchange Act of 1934 (the “Reclassification Proposal”).

3.Election of Governors. To elect three (3) Governors to the open seat positions on our Board pursuant to our Existing Governing Documents (the “Election of Governors Proposal”). The nominees for the Governor positions are incumbent Governors: Frank Kirschenheiter, Syd Lawler, and Sid Mauch.

4.Adjournment/Postponement. To vote on a proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Governing Documents Restatement Proposal, the Reclassification Proposal or the Election of Governors Proposal (the “Adjournment or Postponement Proposal”).

Only the members listed on the Company’s records at the close of business on [__________], [__________] (the “Record Date”) are entitled to notice of and to vote at, the Annual Meeting and any adjournments thereof. If you have any questions regarding the information in the proxy statement or completion of the proxy card or if you need help registering for the 2025 Annual Meeting, please call the Company at (701) 974-3308 or email us at south8energyllc@gmail.com.

Preliminary Proxy Statement - Subject to Completion

To assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. For your proxy card to be valid, it must be RECEIVED by the Company no later than 11:59 p.m. local time on [__________] or must be presented in person at the 2025 Annual Meeting. However, the Company reserves the right to accept proxy cards at any time prior to the closing of the polls at the Annual Meeting.

Your prompt attention is greatly appreciated.

By order of the Board,

                        /s/ Sid Mauch

Sid Mauch, Chairman

Richardton, ND
[__________]

Preliminary Proxy Statement - Subject to Completion

PROXY STATEMENT TABLE OF CONTENTS

Preliminary Proxy Statement - Subject to Completion

APPENDIX A - FORM OF PROXY CARD	71
APPENDIX B - FORM OF SECOND AMENDED AND RESTATED OPERATING AGREEMENT	73

Exhibit No.	Exhibit
Exhibit 99.1	Amended and Restated Operating Agreement of Red Trail Energy, LLC dated as of July 31, 2008 (the “Existing Operating Agreement”).
Exhibit 99.2	Amended and Restated Member Control Agreement, as amended dated as of May 28, 2009 (the “Existing Member Control Agreement”).
Exhibit 99.3	The Company’s Form 10-K for the 2024 Fiscal Year, filed with the Securities and Exchange Commission on January 15, 2024.
Exhibit 99.4	The Company’s Form 10-Q for the fiscal quarter ended December 31 2024, filed with the Securities and Exchange Commission on February 19, 2025.
APPENDIX A	Form of Proxy Card.
APPENDIX B	Form of the Second Amended and Restated Operating Agreement of South 8 Energy, LLC (the “Proposed Operating Agreement”).

Preliminary Proxy Statement - Subject to Completion

South 8 Energy, LLC f/k/a Red Trail Energy, LLC
P.O. Box 11
3682 Highway 8 South
Richardton, ND 58652

Proxy Statement
2025 Annual Meeting of Members
[___________], [__________]

Preliminary Proxy Statement - Subject to Completion

SUMMARY TERM SHEET
RECLASSIFICATION TRANSACTION TO EFFECT DEREGISTRATION

The Company has put together this section, the “Summary Term Sheet” to help give a short overview of the reclassification transaction that the Board wishes for the members to vote on at the 2025 Annual Meeting on [__________]. This is an abbreviated summary only and is not a substitute for reading through all of the provisions of this Proxy Statement, its exhibits, annexes, information and documents incorporated by reference, including but not limited to, the Company’s 10-K filed with the SEC on January 15, 2025. All members of the Company should read through all such documents in their entirety to make an informed decision to vote on Proposal No. 1 and Proposal No. 2 at the Annual Meeting.

•The members of the Company are being asked by the Company to vote on the restatement of the Company’s current governing documents to affect a Reclassification of a portion of the Company’s current equity interests. Please see the sections of this Proxy Statement entitled “Questions and Answers”, “Special Factors Related to the Reclassification” and “The Second Amended and Restated Operating Agreement”.

•The reason for the Reclassification is to enable the Company to discontinue its reporting obligations owed to the Securities and Exchange Commission (the “SEC”). This is sometimes referred to as a “going dark” transaction. Please see the section of this Proxy Statement entitled “Reasons for the Reclassification”.

•The reason for proposing the Reclassification now is because, as previously announced in the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2025, the Company has sold substantially all of its assets to Richardton CCS, LLC ( “R-CCS”) and Net-Zero Richardton, LLC (“NZ-R”) and together with R-CCS, (the “Buyers”), each wholly owned subsidiaries of Gevo, Inc. (NASDAQ: GEVO) (“Parent” or “Gevo”), pursuant to that certain Asset Purchase Agreement dated as of September 10, 2024, by and between the Company, Gevo and the Buyers (such agreement, the “Asset Purchase Agreement” and such transaction the “Asset Sale”). As a result of the Asset Sale, the Company no longer maintains any operations.

•The changes to the Company’s current governing documents would, among other things, provide for three (3) separate classes of units, the Class A Units, the Class B Units and the Class C Units. The Reclassification would reclassify a portion of our currently existing membership units to Class B Units or Class C Units. The Proposed Operating Agreement will also restrict the transfers of our units (regardless of class) by requiring Board approval of all transfers. Please see the sections of this Proxy Statement entitled “Questions and Answers”, “Special Factors Related to the Reclassification” and “The Second Amended and Restated Operating Agreement”.

•The class of the Company’s currently outstanding membership units would either remain the same or be reclassified, as follows:

◦Class A Units: Holders of 50,000 or more of the Company’s membership units will remain as Class A Units, with new transfer restrictions;
◦Class B Units: Holders of at least 10,001 but no more than 49,999 of the Company’s membership units will be reclassified into Class B Units with the rights described in the Proposed Operating Agreement; and
◦Class C Units: Holders of 10,000 or less of the Company’s membership units will be reclassified into Class C Units with the rights described in the Proposed Operating Agreement.

No cash consideration will be paid for your units as a result of the Reclassification.

This is the “Reclassification”. The Reclassification and Proposed Operating Agreement will change the governance rights of some of the Company’s currently outstanding membership units, but will not change any distribution rights of any class of unit. If the Proposed Operating Agreement is adopted, the Board will have the ability to block transfers of any class of unit. Please see the sections of this Proxy Statement entitled “Questions and Answers” and “The Second Amended and Restated Operating Agreement”.

•In order to approve the Reclassification, the Company must receive the affirmative vote of its members holding at least 66.67% of the currently outstanding units. There were [40,148,160] outstanding units entitled to vote as of [__________] (the record date), so the members of record who hold at least [26,766,779] units must vote in favor of the Reclassification for it to pass. Please see the sections of this Proxy Statement entitled “Questions and Answers”.

•If the members approve the Reclassification, it is likely that the Company will deregister from the SEC and will stop filing periodic reports. This means the Company will no longer be required to publicly file business information with the SEC and allow our Governors and executive officers to spend time on important aspects of liquidating and winding down the Company. Please see the section of this Proxy Statement entitled “Reasons for the Reclassification”.

Preliminary Proxy Statement - Subject to Completion

•The following table compares the proposed features of the Class A, Class B and Class C Units provided in the Proposed Operating Agreement. Please see the sections of this Proxy Statement entitled “Questions and Answers” and “The Second Amended and Restated Operating Agreement”.

Description of Rights	Class A Units	Class B Units	Class C Units
Right to Nominate, Elect or Remove a Governor	☑	☑	☒
Right to Vote on Voluntary Dissolution of the Company	☑	☑	☑
Right to Vote on Changes to the Operating Agreement	☑	☒	☒
Transfer Rights	The Board must approve all Transfers of Class A Units. Transfers subject to applicable tax and securities laws.	The Board must approve all Transfers of Class B Units. Transfers subject to applicable tax and securities laws.	The Board must approve all Transfers of Class C Units. Transfers subject to applicable tax and securities laws.
Company Right to Redeem Units at a Discount if Transferred not in accordance with Operating Agreement	☑	☑	☑
Right to Share in Pro-Rata Profits, Losses and Distributions	☑	☑	☑

Preliminary Proxy Statement - Subject to Completion

ABOUT THE 2025 ANNUAL MEETING

This proxy solicitation is being made by South 8 Energy, LLC (the “Company”) and the Company’s board of governors (the “Board”) of the Company for use at the 2025 Annual Meeting of the members of the Company to be held on [___________], [__________] (the “2025 Annual Meeting”), and at any adjournment thereof. The 2025 Annual Meeting will be held at the [__________]. Registration for the 2025 Annual Meeting will start at [____________________________].

This solicitation is being made via mailing, however the Company may also use its officers or Governors (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile, email or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about [__________] at which time the proxy statement and proxy card will be available for printing and viewing at the Company’s website at south8energyllc@gmail.com.

In this proxy statement, “we,” “our,” “ours,” “us” and the “Company” refers to South 8 Energy, LLC f/k/a Red Trail Energy, LLC, a North Dakota limited liability company.

“Reclassification” refers to the reclassification of a portion our currently registered membership units (Class A) into two (2) separate and distinct classes: Class B and Class C through the adoption of the Proposed Operating Agreement.

References herein to “membership units” or our “units” generally refers to our currently outstanding registered Class A membership units before the Reclassification. As of the date of this proxy statement and before the Reclassification, the Company only has one class of units outstanding, the Class A Units.

The term “affiliated members” means any member who is a Governor or executive officer of the Company and the term “unaffiliated member” means any member other than an affiliated member.

The term “Asset Sale” refers to the previously announced transaction pursuant to that certain Asset Purchase Agreement dated as of September 10, 2024 (the “Asset Purchase Agreement”) by and among Red Trail Energy, LLC (the “Company”), Gevo, Inc. (NASDAQ: GEVO) (“Parent” or “Gevo”), and its wholly owned subsidiaries, Richardton CCS, LLC (“R-CCS”) and Net-Zero Richardton, LLC (“NZ-R”), and together with R-CCS, (the “Buyers”). Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions thereof, the Buyers acquired substantially all of the assets, and assumed certain liabilities, of the Company on the terms set forth therein on January 31, 2025. As a result of the Asset Sale, the Company no longer maintains operations.

Date, Time and Place of the Annual Meeting

The Board is asking for your proxy for use at the 2025 Annual Meeting on [___________], [__________] at [__________], and at any adjournments or postponements of that meeting. [Registration for the meeting begins at __________ and a meal will be served at ________].

Proposals to be Considered at the Annual Meeting

The Board has authorized and recommends for your approval at the Annual Meeting, the following matters:

Item	Description	Board Voting Recommendation
No. 1	Governing Documents Restatement Proposal	FOR
No. 2	Reclassification Proposal	FOR
No. 3	Election of Governors Proposal
	Nominee: Frank Kirschenheiter, incumbent	FOR
	Nominee: Syd Lawler, incumbent	FOR
	Nominee: Sid Mauch, incumbent	FOR
No. 4	Adjournment or Postponement Proposal	FOR

Preliminary Proxy Statement - Subject to Completion

Our members will vote on these matters separately. If Proposals No. 1 and No. 2 are not both approved, but Proposal No. 1 or Proposal No. 2 is approved, individually, the Board will not implement either:

•The adoption of the Second Amended and Restated Operating Agreement (the “Proposed Operating Agreement”) (which would restate our Existing Governing Documents to provide for, among other things, three (3) classes of units, the Class A Units, the Class B Units and the Class C Units); or

•The Reclassification.

Our Board will have the discretion to determine if and when to make the Proposed Operating Agreement effective, when to effect the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of our units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the United States Securities and Exchange Commission (the “SEC”), our Board may determine not to effect the Reclassification. No cash compensation will be given to any member due to the Reclassification.

Our Board is asking separately for the vote on the Governing Documents Restatement Proposal (Proposal No. 1) and to approve the Reclassification (Proposal No. 2), even though the Reclassification could be achieved solely through the approval of Proposal No. 1. The Board believes that the Reclassification is an important unit holder matter and deserves separate and distinct attention. The Governing Documents Restatement and the Reclassification proposals are conditioned on one another, meaning that unless the members vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification on your units, please see “Effects of the Reclassification on Unit Holders of the Company” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

We expect that if our members approve Proposal No. 1 & No. 2 and our Board elects to make the Reclassification effective, the Reclassification will occur on or around [__________] (“Reclassification Date”).

Note about this Proxy Statement; Availability of Proxy Materials

This document constitutes a proxy statement of the Company under Section 14(a) of the Exchange Act and a notice of meeting with respect to the 2025 Annual Meeting. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

As permitted under the rules of the SEC, this proxy statement incorporates by reference important business and financial information about the Company from other documents filed with the SEC that are not included in or delivered with this proxy statement.

You can obtain any of the documents incorporated by reference into this proxy statement from:

•The SEC’s website, http://.sec.gov/edgar, by searching for the Company, without charge. This information is available online 24-hours a day.
•You may also obtain any of the documents incorporated by reference into this proxy statement from the Company, without charge, as follows:
◦(i) by calling our office at (701) 974-3309 to request documents;
◦(ii) by emailing south8energyllc@gmail.com to request documents; or
◦(iii) by sending a letter to the Company at P.O. Box 11, Richardton, ND 58652 and stating which documents you would like to request.

In order to receive timely delivery of requested documents in advance of the Annual Meeting, your request should be received no later than five (5) business days before the date of the Annual Meeting, which means your request should be received no later than [__________]. If you request any documents, the Company will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

In the Sections titled “Questions and Answers” below, selected information from this proxy statement is highlighted, but not all of the information that may be important to you is included. To better understand the Reclassification, and for a more complete description of its terms, you should carefully read this entire proxy statement including the Proposed Operating Agreement, a copy of which is attached hereto as Appendix B, as well as the documents that are incorporated by reference into this proxy statement.

Record Date

Preliminary Proxy Statement - Subject to Completion

Our board has fixed [__________] as the record date for the determination of our members entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. You may vote at the Annual Meeting if you were the record owner of membership units of the Company at the close of business on the Record Date. At the close of business on the record date, [40,148,160] membership units were issued and outstanding and held by approximately [944] unit holders of record.

Voting and Revocation of Proxies

To vote at the Annual Meeting you may:

•Vote in person by attending the Annual Meeting;
•Mail your completed proxy card to the Company at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652;
•Fax your competed proxy card to the Company at (701) 974-3309; or
•Scan and e-mail your completed proxy card to south8energyllc@gmail.com.

By executing and submitting your proxy card to the Company, you will be giving authority to the Company’s Chief Executive Officer to vote on your behalf in the manner indicated in the proxy card. To assure that your vote is counted, you must return your proxy card to the Company, which must be received no later than 11:59 p.m. on [__________] for your vote to be valid. However, the Company reserves the right to accept proxies at any time prior to the closing of the polls at the Annual Meeting. If a proxy card is signed and submitted without instructions as to the proposals, the proxies will be voted “FOR” Proposals No. 1, 2 and 4 and your units will be voted equally FOR each of the three (3) nominees for Governors.

A member who returns a proxy card to the Company before the Annual Meeting but wants to change the member’s vote, can do so at any time by delivering a written revocation and/or completing and delivering a new proxy card to the Company’s Chief Financial Officer, Joni Entze, at the Company’s principal office at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 which is RECEIVED prior to the start of the Annual Meeting. You may also revoke your proxy in person by attending the Annual Meeting and voting in person.

If your units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of the units held in your name. If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the your units.

Solicitation of Proxies; Expenses of Solicitation

The proxy materials are being provided to you by the Company and proxies will be solicited on behalf of the Company by our Governors or officers. The original solicitation of proxies will be made primarily by mail, and may be supplemented by solicitations by our Governors and officers by additional mailings, telephone, electronic or other means to request members return their proxy cards or attend the Annual Meeting. No additional compensation for these services will be paid to our Governors and officers, but they will be reimbursed for any transaction expenses they incurred. The Company does not expect at this time to engage or hire any unaffiliated entity or person to solicit any member proxies.

The Company will bear the expenses in connection with this solicitation of proxies. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We will reimburse brokerage firms, banks, fiduciaries, trustees, custodians or other nominees, for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials or any other solicitation materials.

We expect to mail the proxy materials to our members on or about [__________].

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See the subsection entitled “Where You Can Find More Information” under the section “Other Matters” below.

Preliminary Proxy Statement - Subject to Completion

QUESTIONS AND ANSWERS

General Questions on the 2025 Annual Meeting and Governor Election Proposal

Q:    Why did I receive this proxy statement?

A:    You received this proxy statement because you were a member of the Company at the close of business on [__________], the record date, and are entitled to vote at the 2025 Annual Meeting.

Q:    When and where is the 2025 Annual Meeting?

A:    The 2025 Annual Meeting will be held in-person on [___________], [__________] at the [__________]. Registration for the meeting will begin at [__________] and the meeting will commence at approximately [_________].

Q:    Who can participate in the 2025 Annual Meeting?

A:    All members as of the close of business on [__________], the record date, may attend the 2025 Annual Meeting.

Q:    What is the record date for the 2025 Annual Meeting?

A:    [__________].

Q:    What am I voting on?

A:    The Board is soliciting the proxies of all members to approve four (4) proposals.

1.The Governing Documents Restatement Proposal: To vote on restating both our Amended and Restated Operating Agreement (the “Existing Operating Agreement”) and our Amended and Restated Member Control Agreement, as amended (the “Existing Member Control Agreement”, and collectively with the Existing Operating Agreement, the “Existing Governing Documents”) by entering into a Second Amended and Restated Operating Agreement which will, among other things, replace our Existing Governing Documents and provide for the authorization of three (3) separate and distinct classes of units: Class A Units, Class B Units and Class C Units (such agreement, the “Proposed Operating Agreement” and the proposal the “Governing Documents Restatement Proposal”).

2.The Reclassification Proposal. To vote on the reclassification of a portion of our membership units into Class B Units and Class C Units and to restrict the transfers of our units (regardless of class) for the purpose of discontinuing registration of our units under the Securities Exchange Act of 1934 (the “Reclassification Proposal”).

3.Election of Governors Proposal. To elect three (3) Governors to the open seat positions on our Board pursuant to our Existing Governing Documents (the “Election of Governors Proposal”). The nominees for the Governor positions are incumbent Governors: Frank Kirschenheiter, Syd Lawler, and Sid Mauch.

4.Adjournment or Postponement Proposal. To vote on a proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Governing Documents Restatement Proposal, the Reclassification Proposal or the Election of Governors Proposal (the “Adjournment or Postponement Proposal”).

Q:    How many membership units are outstanding?

A:    At the close of business on [__________], there were [40,148,160] outstanding units. As such, there can be a total of [40,148,160] votes on Proposal No. 1, Proposal No. 2 and Proposal No. 4. Proposal No. 3 is discussed further below as the Company utilizes cumulative voting for the election of Governors.
Q:    How many votes do I have?

A:

Preliminary Proxy Statement - Subject to Completion

•Proposal No. 1, Proposal No. 2 & No. Proposal 4: For Proposal No. 1, Proposal No. 2 and Proposal No. 4, you have as many votes as you own units. So, if you own 100 units of the Company, your “For” or “Against” vote would count as 100 votes.

•Proposal No. 3 (Election of Governors): The Company’s Articles of Organization gives the members the ability to utilize cumulative voting. You are entitled to give the nominees as many votes as is equal to the number of units you own multiplied by the number of Governors to be elected (3). You may also distribute your votes among the nominees as you see fit. For example, if you own 100 units as of the record date and since three (3) Governors are to be elected, you have 300 votes that you can allocate among the nominees in any manner you choose. You may split your votes equally between the three (3) candidates. The three (3) nominees who receive the greatest number of affirmative votes at the Annual Meeting will be elected to the Board. Since there are only three (3) nominees and three (3) Board positions available, it is likely that the three (3) nominees will be re-elected at the 2025 Annual Meeting.

Q:    What is the voting requirement for the proposals and what is the effect of an abstention?

A:    Approval Threshold for Proposal No. 1 - Governing Documents Restatement Proposal: Pursuant to Section 2.5, the restatement of the Existing Member Control Agreement requires approval of the members holding at least 66.67% of the units entitled to vote. Further, pursuant to Section 6.6 of the Existing Operating Agreement, the restatement of the Existing Operating Agreement requires the approval of the members holding a majority of the units entitled to vote. Since Proposal No. 1 requires the restatement of both the Existing Member Control Agreement and the Existing Operating Agreement, the members holding at least 66.67% of the units which are entitled to vote must vote in favor of Proposal No. 1. Because there were [40,148,160] units entitled to vote outstanding on the Record Date, the members of record who hold at least [26,766,779] units must vote in favor of Proposal No 1. to pass.

•Approval Threshold for Proposal No. 2 - Reclassification: The Reclassification will be effected through the restatement of the Existing Governing Documents of the Company. Therefore, the approval threshold for Proposal No. 2 is the same as Proposal No. 1: the members holding at least 66.67% of the units that are entitled to vote must vote in favor of Proposal No. 2 in order for it to pass. Because there were [40,148,160] units entitled to vote outstanding as of the Record Date, the members of record who hold at least [26,766,779] units must vote in favor of Proposal No. 2 to pass.

Our Board is asking separately for the vote on the Governing Documents Restatement Proposal (Proposal No. 1) and to approve the Reclassification (Proposal No. 2), even though the Reclassification could be achieved solely through the approval of Proposal No. 1. The Board believes that the Reclassification is an important member matter and deserves separate and distinct attention. The Governing Documents Restatement Proposal and the Reclassification Proposal are conditioned on one another, meaning that unless the members vote in favor of both proposals, both will fail.

•Approval Threshold for Proposal No. 3 - Election of Governors Proposal: In the election of Governors for the Board, the three (3) nominees receiving the greatest number of votes will be elected, regardless of whether any individual nominee receives votes from a majority of a quorum. “Abstain” votes for Governor elections will not be counted for or against any nominee because Governors are elected by plurality vote, meaning that the three (3) nominees receiving the most votes win.

The Company’s Articles of Organization gives the members the ability to utilize cumulative voting. You are entitled to give the nominees as many votes as is equal to the number of units you own multiplied by the number of Governors to be elected (3). You may also distribute your votes among the nominees as you see fit.  For example, if you own 100 units as of the record date and since three (3) Governors are to be elected, you have 300 votes that you can allocate among the nominees in in any manner you choose. You may split your votes equally between the three (3) candidates. The three (3) nominees who receive the greatest number of affirmative votes at the Annual Meeting will be elected to the Board. Since there are only three (3) nominees and three (3) Board positions available, it is likely that the three (3) nominees will be re-elected at the 2025 Annual Meeting.

•Approval Threshold for Proposal No. 4 - Adjournment or Postponement Proposal: Approval of Proposal No. 4 requires the affirmative vote of the members holding a majority of the units represented at the Annual Meeting entitled to vote, but does not require a quorum to be present.

•Effect of Abstention Votes: Abstention votes will be counted when determining whether a quorum is present, however will not be counted for the purposes of determining votes for or against any Proposal.

Preliminary Proxy Statement - Subject to Completion

Q:    What constitutes a quorum?

A:    Pursuant to Section 1.11 of our Existing Operating Agreement, the owners of a majority of the voting power of the units entitled to vote at a meeting of the members constitutes a quorum of the members enabling the transaction of business. Since we had [40,148,160] units entitled to vote outstanding as of the Record Date, the members of record who hold at least [20,074,081] units will be required to be represented in person or by proxy at the 2025 Annual Meeting in order for there to be a quorum to transact business.

Q:     How did you select the nominees for Governor?

A: Our nominating committee evaluates prospective nominees’ knowledge about the Company, the ethanol industry, financial statements, corn and ethanol markets and general business. The Company did not receive any proposed nominees from the members. The Nominating Committee recommended that incumbent Governors, Frank Kirschenheiter, Syd Lawler and Sid Mauch be nominated. The Board recommends that members vote their units in favor of Frank Kirschenheiter, Syd Lawler and Sid Mauch.

Q:    What is the effect of a broker non-vote?

A:    A broker non-vote occurs when an individual owns units which are held in the name of a their broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including the proposals presented at the 2025 Annual Meeting, the broker cannot vote on such maters and reports the units as “non-votes.” These broker non-votes function as abstentions.

If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to indicate how you would like your units to be voted at the 2025 Annual Meeting, which may involve revoking any prior voting instructions. If your brokerage firm, bank, judiciary, trustee, custodian or other nominee is unable to vote your units, you should bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the units at the 2025 Annual Meeting in order to vote the units beneficially held by you.

Q:    How do I vote?

A:    Units can be voted only if the holder of record is present at the 2025 Annual Meeting in person or by proxy. You may vote using the following methods:

1.Proxy Card: The proxy card is the means by which a member may authorize the voting of his, her, or its membership units at the 2025 Annual Meeting without being physically present at the meeting. The units represented by each properly executed proxy card will be voted at the 2025 Annual Meeting in accordance with the member’s directions by the Chief Executive Officer of the Company. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, you may vote by taking any of the following actions:

•Mail your completed proxy card to the Company at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652;
•Fax your competed proxy card to the Company at (701) 974-3309; or
•Scan and e-mail your completed proxy card to south8energyllc@gmail.com.

By executing and submitting your proxy card to the Company, you will be giving authority to the Company’s Chief Executive Officer to vote on your behalf in the manner indicated in the proxy card. To assure that your vote is counted, you must return your proxy card to the Company, which must be received no later than 11:59 p.m. on [__________] for your vote to be valid. However, the Company reserves the right to accept proxies at any time prior to the closing of the polls at the Annual Meeting. If a proxy card is submitted and signed without instructions as to the proposals, the proxies will be voted “FOR” Proposals No. 1, 2 and 4 and your units will be voted equally “FOR” each of the three (3) nominees for Governors.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted.

Preliminary Proxy Statement - Subject to Completion

2.In person at the 2025 Annual Meeting: Members of record as of [__________] may vote in person at the 2025 Annual Meeting.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•Voting in person at the 2025 Annual Meeting;
•Giving written notice of the revocation to our Chief Executive Officer, Jodi Johnson, at the Company’s offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 by 5:00 p.m. by [__________]; or
•Giving written notice of the revocation to our Chief Executive Officer, Jodi Johnson, at the commencement of the 2025 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:    If a proxy card is submitted and signed without instructions as to any of the proposals, the proxies will be voted “FOR” such proposals, and in the case of Proposal No. 3, such member’s units will be voted equally “FOR” each of the three (3) nominees for Governors. If you mark contradicting choices on the proxy card, such as both FOR and AGAINST a proposal, your votes will not be counted with respect to the proposal for which you marked contradicting choices.

    Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2025 Annual Meeting. If you do not submit a proxy card, your units will not be counted as present at the 2025 Annual Meeting for purposes of determining whether a quorum is present.

Q:    Who will count the votes?

A:    All votes will be tabulated by the inspector of election appointed for the 2025 Annual Meeting which will be our Chief Financial Officer, Joni Entze.

Q:    How do I nominate a candidate for election as a Governor at next year’s annual meeting?

A:    The nomination process for a candidate for election as Governor at next year’s annual meeting will depend on if the Proposed Operating Agreement of the Company and the Reclassification is approved by the members.

Procedure for Nomination of Governor Candidate if Proposed Operating Agreement is Approved.
If the Proposed Operating Agreement is approved, the Company will not be required to hold annual meetings and our current Governors will continue to serve as Governors until their earlier death, removal or resignation. Upon the death, removal or resignation of any Governor, the current Governors may reduce the number of Governor positions to match the current number of Governors. However, if a Governor position opens which requires election, the Class A Units and Class B Units would have the right to elect such Governor. Persons owning at least ten 10% of the Class A Units and Class B Units (calculated as a single class) will also have the right to put forth a nominee to the nominating committee for consideration for election. Persons only owning Class C Units will not have this ability.
In order to propose a nominee under the Proposed Operating Agreement, the Class A and/or Class B member(s) must send written notice to the Secretary of the Company which sets forth: (a) the name and address of the Class A and/or Class B member(s) who are making the nomination, (b) the name, age, business address, and if known, the residence address of each individual being nominated, (c) the principal occupation of the nominee for the preceding five (5) years and (d) the written consent of each person so proposed to serve as a Governor if nominated and elected as a Governor. At the request of the Board, or any nominating committee of the Board, any nominees must also furnish to the secretary of the Company, that information required to be set forth as described above. Nomination of a nominee for a Governor position does not guarantee that such nominee will be able to be elected for a Governor position until such nominee is approved by the Board or any nominating committee of the Board.

Procedure for Nomination of Governor Candidate if Proposed Operating Agreement is not Approved.
If the Proposed Operating Agreement is not approved, then the nomination procedure of the Company will remain unchanged.

Preliminary Proxy Statement - Subject to Completion

Two Governor positions will stand for election at the 2026 Annual Meeting. Nominations for Governor positions are made by a nominating committee appointed by the Board. In addition, our Existing Governing Documents provide that members must give advance notice to the Company of any person that they propose be nominated as a Governor. Under the advance notice provision, to be timely, a member’s notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members (that would mean between [__________] and [__________] for the 2026 Annual Meeting). With regard to Governor nominations, the notice must also set forth: (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of membership units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such membership units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person’s proposal for nomination and election as a Governor and actions to be proposed or taken by such person if elected a Governor; and (f) the written consent of each person so proposed to serve as a Governor if nominated and elected as a Governor.

Q:    What is a member proposal?

A:    A member proposal is your recommendation that the Company and/or the Board take action on a certain matter, which you intend to present at a meeting of the Company’s members.

Q:    When are member proposals due for the 2026 Annual Meeting?

A:    The member proposal process will depend on if the Proposed Operating Agreement of the Company and the Reclassification is approved by the members.

Member Proposal Process if Proposed Operating Agreement is Approved

If the Proposed Operating Agreement is approved, the Company will not be required to hold annual meetings of the members, however, special meetings of the members may be called by the Board, the Chief Executive Officer or the members holding at least thirty percent (30%) of all units of the Company (regardless of class), provided that such persons calling the meeting abide by the provisions of the Proposed Operating Agreement. In order for the members to submit a proposal, they must submit a written demand which contains: (a) the name and signature of each member demanding the meeting, (b) the amount and class of units owned by each member, (c) a description of the business to be proposed at such meeting and (d) any material interest of any of the members demanding the meeting to the proposed business as described. If the members are calling a meeting for purposes which the Board believes to be in the best interests of the Company, the Board shall be obligated to call a special meeting of the members within 120 days of receiving the written demand.

Member Proposal Process if Proposed Operating Agreement is not Approved

If the Proposed Operating Agreement is not approved, the Company will likely hold a 2026 Annual Meeting and the processes for member proposals will remain the same for the 2026 Annual Meeting.

In order to be considered for inclusion in the Company’s 2026 Annual Meeting, proposals must be submitted in writing to the Company, by [__________] (approximately 120 days prior to the one year anniversary date of the mailing of the 2025 proxy materials for the 2025 Annual Meeting). The Company suggests that proposals for the 2026 Annual Meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2026 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than [__________] (approximately 45 days prior to the one year anniversary date of the mailing of the 2025 proxy materials for the 2025 Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card.

Q:    Where can I find more information about the Company?

Preliminary Proxy Statement - Subject to Completion

A:    Information about us is available at our website at south8energy.com. The contents of our website are not incorporated by reference in this proxy statement.

Q:    Who is paying for this proxy solicitation?

A:    The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:    Do I have dissenter’s rights?

A:    Pursuant to our Existing Governing Documents, you do not have dissenter’s rights.

Questions on the Reclassification and Proposed Operating Agreement

These questions and answers provide an overview of material information about the proposed Reclassification and restatement to the Existing Governing Documents. However, these questions and answers give a brief overview of limited points only. To better understand the Reclassification and for a more complete description of its terms, we encourage you to carefully read this entire document and the documents to which it refers before voting.

Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification or has passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Q:    What is the Reclassification?

A:    We are proposing that our members adopt the Proposed Operating Agreement which will replace our Existing Governing Documents. If the Proposed Operating Agreement is adopted, it will provide, among other things, for three (3) separate classes of units: Class A Units, Class B Units, and Class C Units.

The Class of the Company’s currently outstanding class of Class A Units would either remain the same or be reclassified, as follows:

•Class A Units: Holders of 50,000 or more of the Company’s Class A Units will remain as Class A Units, with new transfer restrictions;
•Class B Units: Holders of at least 10,001 but no more than 49,999 of the Company’s Class A Units will be reclassified into Class B Units with the rights described in the Proposed Operating Agreement; and
•Class C Units: Holders of 10,000 or less of the Company’s Class A Units will be reclassified into Class C Units with the rights described in the Proposed Operating Agreement.

No cash consideration will be paid for your units as a result of the Reclassification.

The adoption of the Proposed Operating Agreement and the Reclassification must both be approved to implement the Reclassification. For more information about the terms of the Proposed Operating Agreement and the Reclassification, please refer to “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION” and “THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT.”

Q:    Will the Reclassification change my economic rights as a member of the Company?
A:    No. The Reclassification will not change the rights of any member with respect to cash distributions or the allocation of Company profits and losses. Each class of units created by the Reclassification will have the same right to receive cash distributions from the Company, if any, and to be allocated Company profits and losses, on a pro rata basis, based on the number of units held by a member without regard to class.

Q:    What is the purpose and structure of the Reclassification?

A:    The purpose of the Reclassification is to change the record ownership of our outstanding Class A Units to allow us to suspend our SEC reporting obligations (known as a “going private transaction” or “going private”) under the Exchange Act. The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our current registered units to below 300 by reclassifying a portion of our units into Class B Units or Class C Units.

Preliminary Proxy Statement - Subject to Completion

Members who receive Class B Units or Class C Units, as a result of the reclassification transaction, will no longer be counted as record holders of the Class A Units because the rights and privileges of the Class B Units and Class C Units will be different from the rights and privileges of the existing units. It is anticipated that there will be fewer than 500 holders of record of each class of Class B Units and Class C Units after implementation of the Reclassification. As a result, the Company will not be required to register the Class B Units or Class C Units under the Exchange Act.

The Reclassification is being implemented at the unit holder level. This means that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. On [__________], the Company sent a letter to its members notifying them that they had until [___________] to make transfers of units before the Reclassification. The purpose of this letter was to allow our members the opportunity to make transfers (subject to our Existing Governing Documents and applicable laws) before the Reclassification so that they could then own the requisite number of units to be in their desired class. We have restricted transfers after [___________] through the date of the 2025 Annual Meeting to allow the Company to determine the final number of Class A Members, Class B Members and Class C Members that would result from the Reclassification.

Q:    What will be the effects of the Reclassification?

A:    The Reclassification is a “going private transaction,” meaning that it will allow us to deregister with the SEC, and we will no longer be subject to reporting obligations under federal securities laws. As a result of the Reclassification:

•The Class A Units currently registered under the Exchange Act will be reduced from [40,148,160] units to approximately [28,581,540] Class A Units, and the members holding such units will decrease from [944] to approximately [159].

•The newly-created Class B Units will correspondingly increase to approximately[8,150,702] Class B Units, held by approximately [351] Class B Members.

•The newly-created Class C Units will correspondingly increase to approximately [3,415,918] Class C Units, held by approximately [434] Class C Members.

•All Members of the Company will continue to have an equity interest in the Company, share in our profits and losses and distributions and may be entitled to realize any future value received in the Asset Sale.

•After the Reclassification all unit certificates previously issued will no longer be valid. Members will not receive any additional cash consideration in exchange for the re-classified units (other than the units received in the Reclassification).

•Because the number of record of Class A Unit holders will be reduced to less than 300 units, and the number of record unit holders of our new Class B Units and Class C Units will be less than 500 for each class, we will be allowed to suspend our status as an SEC reporting company.

•The percentage of beneficial ownership held by Governors is approximately [8.06%] of our units. None of our executive officers own any of our units. If the Proposed Operating Agreement is adopted and the Reclassification is approved, the percentage of beneficial ownership held by the Governors is expected to be approximately [11.32%] of the Class A Units, [0%] of the Class B Units, and [0%] of the Class C Units which will not materially change their collective ability to control the Company in their capacity as members.

•The rights of the Class A Units will be modified from our current membership interests in the following ways:

◦Transferability. The members of the Company currently are able to transfer and assign their units subject to limited restrictions in the Existing Member Control Agreement stated in Section 14.2 thereof. After the Reclassification, all transfers of any class of units will require the consent of the Board. It is likely that the Board would block any transfer that would result in 300 or more holders of record of the Class A Units.

◦Company Right to Redeem. If the Proposed Operating Agreement is amended, the Company will have the right to redeem any Class A Units not transferred not in accordance with the Proposed Operating Agreement. The redemption price will be a discounted price of 80% of the average price per Class A Unit over the previous six (6) months from the date of redemption; as determined by the Board in its sole discretion.

•The rights of the Class B Units will be modified from our current membership interests in the following ways:

Preliminary Proxy Statement - Subject to Completion

◦Transferability. The members of the Company currently are able to transfer and assign their units subject to limited restrictions in the Existing Member Control Agreement stated in Section 14.2 thereof. After the Reclassification, all transfers of any class of units will require the consent of the Board. It is likely that the Board would block any transfer that would result in 500 or more holders of record of the Class B Units.

◦Voting Rights. The voting rights of the Class B Units will change from the Company’s current units. The Class B Units will lose the right to vote on any matter except for their ability to elect Governors, vote on the voluntary dissolution of the Company and vote on any amendment to the Proposed Operating Agreement which would uniquely affect the Class B Units, limit their limited liability or change their respective allocation of distributions, profits or losses. The Class B Units will not be entitled to vote on any other matter that is brought before the members and such matters would only require the consent of the Class A Members, unless otherwise required by law.

◦Company Right to Redeem. If the Proposed Operating Agreement is amended, the Company will have the right to redeem any Class B Units that are not transferred in accordance with the Proposed Operating Agreement. The redemption price will be a discounted price of 80% of the average price per Class B Unit over the previous six (6) months from the date of redemption; as determined by the Board in its sole discretion.

•The rights of the Class C Units will be modified from our current membership interests in the following ways:

◦Transferability. The members of the Company currently are able to transfer and assign their units subject to limited restrictions in the Existing Member Control Agreement stated in Section 14.2 thereof. After the Reclassification, any transfers of the Company’s units will require the consent of the Board. It is likely that the Board would block any transfer that would result in 500 or more holders of record of the Class C Units.

◦Voting Rights. The voting rights of the Class C Units will change from the Company’s current units. The Class C Units will lose the right to vote on any matter except for their ability to vote on the voluntary dissolution of the Company and any amendment to the Proposed Operating Agreement which would uniquely affect the Class C Units, limit their limited liability or change their respective allocation of distributions, profits or losses. This means that the Class C Units will not be entitled to nominate or elect any Governors. The Class C Units will not be entitled to vote on any other matter that is brought before the members and such matters would only require the consent of the Class A Members, unless otherwise required by law.

◦Company Right to Redeem. If the Proposed Operating Agreement is amended, the Company will have the right to redeem any Class C Units that are that are not transferred in accordance with the Proposed Operating Agreement. The redemption price will be a discounted price of 80% of the average price per Class C Unit over the previous six (6) months from the date of redemption; as determined by the Board in its sole discretion.

For more information, please refer to the subsections titled “Effects of the Reclassification on the Company and ”Effects of the Reclassification on Unit Holders of the Company “ under the section titled ”SPECIAL FACTORS RELATED TO THE RECLASSIFICATION. “

Q:    What does it mean for the Company and our members that the Company will no longer be subject to federal securities laws reporting obligations?

A:    We will no longer be required to file annual, quarterly and current reports with the SEC. These reports contain information about the Company’s business and financial condition which will no longer be publicly available. However, under the Proposed Operating Agreement, our members will be allowed to inspect and copy, upon reasonable request, the Company’s books and records. Additionally, the Company expects to make available to the members an annual report containing the Company’s annual financial statements and quarterly reports containing the Company’s quarterly financial statements. However, these financial statements will likely not have the same level of disclosure as those required for reporting companies since we will no longer be subject to the regulations for reporting companies.

The liquidity of the membership units that you hold in the Company may be reduced since there will be no public information available about the Company and all of our membership units will only be tradable in privately-negotiated transactions. We will also no longer be directly subject to the provisions of SOX applicable to public-reporting

Preliminary Proxy Statement - Subject to Completion

companies, which, among other things, requires our Chief Executive Officer and Chief Financial Officer to certify as to the accuracy of our financial statements and internal controls over financial reporting.

Q:    Why are you proposing the Reclassification?

A:    Our reasons for the Reclassification are based on:

•The sale of substantially all of the assets of the Company pursuant to the Asset Sale, resulting in the Company no longer maintaining operations, leaving little benefit to the members of public disclosure of the Company’s operations.

•Reduction of the administrative burden on our management to continually comply with the SEC reporting requirements, thus allowing management to focus more of its attention directly on winding down the Company.

•Reducing the need for the Company to hire additional personnel to maintain its SEC reporting, as the Company will lose its relationship with Jodi Johnson, our Chief Executive Officer and Jodi Entze, our Chief Financial Officer in June of 2026.

•Our members receive limited benefit from our status as an SEC reporting company because of our small size and the limited trading of our units, especially when compared to the costs of disclosure pursuant to SEC requirements and SOX compliance.

•We have been able to structure our going private transaction to allow all of our members to retain an equity interest in the Company and to continue to receive the economic benefits, if any, of the Asset Sale, including any distribution to the Company of escrowed portions of the purchase price (provided the Company receives such amounts).

•We anticipate the expense of a going private transaction will be less than the cumulative future expenses of complying with continued SEC reporting obligations and SOX compliance.

We considered that some of our members may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our SEC reporting obligations, especially after completion of the Asset Sale, outweigh the advantages. The Board considered several positive and negative factors affecting members who will hold our Class A Units, as well as those members whose units will be reclassified into Class B Units or Class C Units in making its determination, as discussed throughout this proxy statement.

Based on a careful review of the facts related to the Reclassification, the Board has concluded that the terms of the Reclassification are substantively and procedurally fair to our members and has approved the Reclassification. Please see “Reasons for the Reclassification,” “Fairness of the Reclassification” and “Board Recommendation” under “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

Q:    What will I receive in the Reclassification?

A:    If you are the record holder of 50,000 or more of our existing units, on the date of the Reclassification, your units will remain as Class A Units with the rights and restrictions described in the Proposed Operating Agreement. If you are the record holder of at least 10,001 but no more than 49,999 of our existing units on the date of the Reclassification, your units will automatically be reclassified into an equal number of Class B Units. If you are the record holder of 10,000 or less of our units on the date of the Reclassification, your units will automatically be reclassified into an equal number of Class C Units. You will not receive any additional cash consideration based on the Reclassification.

If the Reclassification is adopted:

•You will receive no other consideration for your units when they are reclassified, however will still be entitled to distributions to the members on a pro-rata basis.
•Class B and Class C unit holders will have limited voting rights and thus may hold units with less value.
•You will receive units with limited transferability rights, which may be even less liquid than the units you currently hold.
•You will lose the benefits of holding securities registered under Section 12 of the Exchange Act.

Q:    Why are 50,000 or more units, at least 10,001 but no more than 49,999 units and 10,000 or less units, the thresholds for determining who will receive Class A Units, Class B Units and Class C Units?

Preliminary Proxy Statement - Subject to Completion

A:    The purpose of the Reclassification is to reduce the number of record holders of our currently registered units to less than 300 and to have less than 500 holders of each class of the new Class B Units and Class C Units, which will allow us to deregister as an SEC reporting company. The Board selected the respective threshold numbers to enhance the probability that we will achieve the applicable unit holder numbers for each class after the Reclassification, if approved.

Q:    What are the material differences between the Class A, Class B and Class C Units under the Proposed Operating Agreement?

Generally, the material differences between the Class A, Class B and Class C Units under the Proposed Operating Agreement are as described below. However, the Company urges all of its unit holders to read the Proposed Operating Agreement in full as the Proposed Operating Agreement contains a full picture of the differences between the classes of Units.

Description of Rights	Class A Units	Class B Units	Class C Units
Right to Nominate, Elect or Remove a Governor	☑	☑	☒
Right to Vote on Voluntary Dissolution of the Company	☑	☑	☑
Right to Vote on Changes to the Operating Agreement	☑	☒	☒
Transfer Rights	The Board must approve all Transfers of Class A Units. Transfers subject to applicable tax and securities laws.	The Board must approve all Transfers of Class B Units. Transfers subject to applicable tax and securities laws.	The Board must approve all Transfers of Class C Units. Transfers subject to applicable tax and securities laws.
Company Right to Redeem Units at Discount if Transferred not in accordance with Operating Agreement	☑	☑	☑
Right to Share in Pro-Rata Profits, Losses and Distributions	☑	☑	☑

Q:    Will the Proposed Operating Agreement restrict my ability to transfer my units?

A:    Yes. Following the Reclassification, transfers of all units, regardless of class, must be approved by the Board in its sole discretion. Please refer to the comparison table under “THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    Why is the Company proposing to stop having annual meetings?

A:    Due to the Asset Sale, the Company does not maintain operations and does not expect to pursue any other business ventures, so the Company does not intend that there will be many matters of discussion for the members. Either of the Chief Executive Officer, the Board or the members holding thirty percent (30%) of the Units have the ability to call a special meeting of the members, provided that they abide by the processes described in the Proposed Operating Agreement.

Q:    What is the Board’s recommendation regarding the Reclassification and Proposed Operating Agreement?

Preliminary Proxy Statement - Subject to Completion

A:    The Board has determined that the Reclassification is in the best interests of our members. The Board approved the Reclassification and recommends that our members vote FOR the adoption of the Governing Documents Restatement Proposal (Proposal No. 1) and FOR the Reclassification (Proposal No. 2).

Q:    When is the Reclassification expected to be completed?

A:    If the Reclassification is approved, we expect to complete it as soon as practicable following the 2025 Annual Meeting.

Q:    What if the Reclassification is not approved or is not later implemented?

A:    If the Reclassification is not approved or implemented, we will continue to exist under our Existing Governing Documents and we will continue to be subject to SEC reporting requirements, despite having no operations and losing relationships with our management who helps to maintain our SEC reporting requirements.

Q:    What will happen if the Company gains additional unit holders in the future?

A:    We are currently subject to the reporting obligations under the Exchange Act because we have more than 300 unit holders of record of our units. If the members approve the Reclassification, our currently registered units will be held by less than 300 unit holders of record. We may then terminate the registration of those units and suspend the obligation to file periodic reports. However, the Company could again be required to file periodic reports with the SEC if the number of record holders of Class A Units exceeds 300 as of the last day of any fiscal year. In addition, if the number of record holders of the Class B Units or Class C Units were to exceed 500 as of the last day of any fiscal year, that class of units would be subject to registration under Section 12 of the Exchange Act and this would subject the Company once again to all the reporting, proxy solicitation, and other provisions of the Exchange Act applicable to companies with SEC-registered securities.

Q:    Following the Reclassification Date, can Class A Units, Class B Units or Class C Units be converted to other classes by obtaining more Units?
A:    No. After the date the Reclassification is implemented, the classification of each unit, whether Class A, Class B or Class C, will remain in effect permanently unless our Proposed Operating Agreement is subsequently amended. This means that if someone acquires five Class A Units after the Reclassification is implemented, those units would remain Class A Units in the hands of the acquirer even if the acquirer owns less than 50,000 total units. Please see “Overview of the Reclassification Transaction” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

Q:    If the Reclassification is approved, will the Company continue to have its annual financial statements audited and will I continue to receive information about the Company?

A:    Yes. Even if we suspend our registration with the SEC, we will continue to make available to our members an annual report containing audited financial statements in accordance with the Proposed Operating Agreement. In addition, we will continue to make quarterly reports containing unaudited financial statements available to our members. However, because this financial information will not be subject to the disclosure requirements and obligations that the federal securities laws require of public companies, it is likely that members will not receive the same level of disclosure as before the Reclassification.

Q:    Will I have appraisal rights in connection with the Reclassification?

A:    Under our Existing Governing Documents, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under North Dakota law or federal securities laws for members who can demonstrate that they have been damaged by the Reclassification.

Q:    Will there be tax consequences from the Reclassification on the Company or the members?

A:    We do not expect that the Reclassification will result in material federal income tax consequences to the Company or our members. We expect that those members continuing to hold our units should not recognize any gain or loss in connection with the Reclassification. The adjusted tax basis in the Class A units, Class B Units, and Class C Units held immediately after the Reclassification will likely equal their adjusted tax basis in the units held immediately before the Reclassification as long as your share of Company liabilities does not change, which is not expected. We also anticipate that the holding period for the Class A Units, Class B Units, or Class C Units will include the holding period

Preliminary Proxy Statement - Subject to Completion

during which the original units were held. We expect that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

Please refer to “Material Federal Income Tax Consequences of the Reclassification” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.” The tax consequences of the Reclassification are complicated and may depend on your particular circumstances. Please consult your tax advisor to determine how the Reclassification will affect you.

Q:    Should I send in my unit certificates now?

A:    No. If the Reclassification is approved, the unit certificates issued prior to the Reclassification will no longer be valid and the Company has elected not to reissue unit certificates after the Reclassification. The Company’s unit ownership will instead be tracked on the Company’s member registry.

Q:    Do the Governors and executive officers of the Company have different interests in the Reclassification?

A:    Governors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Reclassification. Please refer to “Interests of Certain Persons in the Reclassification” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

We expect that our Governors who own units will continue to own Class A Units at the effective time of the Reclassification. None of our executive officers own any of our units.

As of the record date, our Governors collectively beneficially own, or may have voting power over, 3,236,087 units, or [8.06%] of all of our membership units. After the Reclassification, we estimate the Governors will beneficially hold and have voting power over [11.32%] of our Class A Units, [0%] of our Class B Units and [0%] of our Class C Units. This is a potential conflict of interest because our Governors approved the Governing Documents Restatement Proposal and the Reclassification Proposal and are recommending that you approve such proposals even though they will have more voting power if the Reclassification and Proposed Operating Agreement are approved due to the fact that the Class A Units have more voting power than the Class B or Class C Units. Despite the potential conflict of interest, the Board believes the Reclassification is fair to unaffiliated members. Our Governors, individually, or collectively, will not be able to approve any action requiring the consent of the members without unaffiliated member consent.

None of our Governors who beneficially own units have indicated to us that they intend to sell or purchase units before the Reclassification. In addition, none of our Governors have indicated their intention to divide their units among different record holders to change the classification of units they would receive in the reclassification.

Q:    How is the Company financing the Reclassification?

A:    We estimate that the Reclassification will cost approximately $[_______], consisting of professional fees, SEC filing fees, printing and mailing fees and other expenses related to the Reclassification. Please see “Fees and Expenses; Financing of the Reclassification” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION” for a breakdown of the expenses of the Reclassification. We intend to pay these expenses using proceeds from the Asset Sale. The Board has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company, while at the same time, affording all unit holders the opportunity to retain an equity ownership interest in the Company.

Q:    Who can help answer my questions?

A:    If you have questions about any of the proposals or need assistance in voting your units, you should contact any of the following persons:

Jodi Johnson, Chief Executive Officer at (701) 974-3308.
Joni Entze, Chief Financial Officer at (701) 974-3308.

You may also send questions to our email at: south8energyllc@gmail.com

The Company’s name is South 8 Energy, LLC, its address is: PO Box 11 3682 Hwy 8 S Richardton, ND 58652 and the phone number of its principal executive office is (701) 974-3308.

Preliminary Proxy Statement - Subject to Completion

Q:     What other changes besides the provisions to effect the Reclassification will be made to the Company’s Existing Governing Documents in the Proposed Operating Agreement?

A:    The Company has not substantially amended their Existing Governing Documents for over fifteen (15) years and since the last substantial amendment, the limited liability company act that the Company was subject to, Chapter 10-32 of Title 10 of the North Dakota Century Code (the “Old ND LLC Act”) has been repealed in its entirety by Chapter 10-32.1 of Title 10 of the North Dakota Century Code (the “New ND LLC Act”). Due to the passage of time and the provisions of the New ND LLC Act, the Company is looking at revising the Existing Governing Documents wholesale to update its terms to become more in-line with the New ND LLC Act and the way that the Company currently conducts business. The Company urges the members to read through the Proposed Operating Agreement in its entirety. If the Proposed Operating Agreement is adopted, it will, among other things:

Global Changes:
•Replace in their entirety, both the Existing Operating Agreement and Existing Member Control Agreement, bringing the governing documents of the Company into just one (1), rather than two (2) agreements.
•Remove the concept of “Governance Rights” and “Financial Rights” which are severable upon transfer, as described in the Existing Member Control Agreement. The Proposed Operating Agreement will give all units the voting rights, transfer rights and economic rights described in the Proposed Operating Agreement per class which will not be severable through any transfers.
•Remove the concept of events that would terminate the membership of any member since this concept is not used in practice by the Company. The transfer of all units by a member to any other person would terminate membership in the Company.

Section 4 - Members
•Provide for the Reclassification of Units, and co-relative voting rights as described in this Proxy Statement (as described in Sections 4.1 and 4.2 of the Proposed Operating Agreement).
•Regarding information rights of the members, provide that, except as otherwise provided by law, the Board, from time to time, may determine that due to Company contractual obligations, business concerns, or other considerations, certain information regarding the Company should be kept confidential (as stated in Section 4.7 of the Proposed Operating Agreement).

Section 5 - Member Meetings
•Remove the requirement of the Company to hold annual meetings of the members, but allow certain members to demand a special meeting of the members, at the Company’s expense (as stated in Sections 5.2 and 5.4 of the Proposed Operating Agreement). Governor’s terms will change to their earlier resignation or removal, rather than needing to be elected annually, as described in Section 6 of the Proposed Operating Agreement.
•Clarify that any meetings of the members may be by remote participation (as stated in Section 5.5 of the Proposed Operating Agreement).
•State that quorum requirements differ depending on the matters to be voted on and the members who are entitled to vote on such matters (as stated in Section 5.9).
•Remove timing considerations for nomination of a Governor due to the removal of the requirement of the annual meeting & describe new nomination procedures (as stated in Section 5.13 of the Proposed Operating Agreement).
•Provided for the process in which the Board may fix a record date (as stated in Section 5.14 of the Proposed Operating Agreement).
•Clarify that any member or affiliate of a member may be retained or engaged by the Company and compensated for services provided to the Company with the approval of the Board.

Section 6 - Management; Board of Governors
•Remove the requirement that a Governor also be a member of the Company.
•Clarify the broad management power of the Board (as described in Section 6.1 of the Proposed Operating Agreement).
•Change the tenure of the Governors for the Board from three (3) years to until their earlier resignation or removal (as described in Section 6.2 of the Proposed Operating Agreement).
•Provide for a “Chairman” of the Board in line with the Company’s existing business practice (as stated in Section 6.2(c) of the Proposed Operating Agreement).
•Provide for the process in which a Governor could be removed by the Class A and Class B members (as described in Section 6.3 of the Proposed Operating Agreement).
•Change the required timing of meetings of the Board from monthly, to periodic meetings as established by the Board (as stated in Section 6.7 of the Proposed Operating Agreement).

Preliminary Proxy Statement - Subject to Completion

•Provide that the Board may act through the delegation of power to committees, including but not limited to, an audit committee, a compensation committee, a nominating committee, and a risk management committee, consistent with the current business practice of the Company (as stated in Section 6.14 of the Proposed Operating Agreement).
•Clarify that the Governors may have other business ventures and are not required to manage the Company as the sole and exclusive function (as described in Section 6.16 of the Proposed Operating Agreement).

Section 7 - Officers
•Clarify that the office of “President” should mean the “Chief Executive Officer” and the office of “Treasurer” should mean the Company’s “Chief Financial Officer” as those titles are used in business practice by the Company.

Section 8 - Capital Contributions and Capital Accounts
•Clarify that loans from the members to the Company, if any, will not be treated as capital contributions or affect their capital accounts (as described in Section 8.3 of the Proposed Operating Agreement).

Section 9 - Allocations and Income Tax
•Clarify additional regulatory allocations that the Company utilizes and are subject to pursuant to relevant partnership tax rules.

Section 10 - Distributions and Tax Matters
•Update the Partnership Representative language to be in compliance with applicable law (as stated in Section 10.3 of the Proposed Operating Agreement) and adding a claw-back of any deficiencies for taxes imposed on any member which is paid by the Company.

Sections 11 - Transfers of Units
•Require that all transfers of units be approved by the Board (as described in Section 11.1 of the Proposed Operating Agreement).
•Require that the Transferor of units and perspective Transferee execute and deliver to the Company additional documents to effect the transfer (as described in Section 11.2 of the Proposed Operating Agreement).
•Give the Company a right to redeem any units for a discounted price which are proposed to be transferred that are not in compliance with the Operating Agreement (as described in Section 11.3 of the Proposed Operating Agreement).
•Clarify that any Transferee of units does not give them any rights until they are admitted as a Substitute Member by the Board (as described in Section 11.4 of the Proposed Operating Agreement).

Section 13 - Unit Certificates
•Provide for the cancellation of any physical stock certificates on the date of adoption of the Proposed Operating Agreement in lieu of a written notation on the books of the Company indicating the amount of units that each member holds. Members will not be required to return their unit certificates.

Section 14 - Indemnification
•Update of the relevant provisions of indemnification to be in compliance with the New ND LLC Act, the Company still is required to indemnify officers, members, & Governors in compliance and as permitted by the New ND LLC Act.
•Require that the Board give consent before the Company is required to forward any expenses (including legal fees and costs) for any indemnification obligations.

Section 15 - Dissolution and Termination
•Clarify that all payments made in liquidation of the units shall be made in exchange for the units (as described in Section 15.5 of the Proposed Operating Agreement).

Section 17 - Miscellaneous
•Allow the Company to send notice to its members electronically (as described in Section 17.10 of the Proposed Operating Agreement).

The members are urged to read the entire Proposed Operating Agreement to fully understand the changes before voting on the Reclassification. The information above is a summary of some of the material changes to the Existing Governing Documents only.

FINANCIAL INFORMATION

Preliminary Proxy Statement - Subject to Completion

Summary Financial Information

The following tables set forth certain selected financial data derived from our financial statements for the periods and as of the dates presented. Members are encouraged to read the Company’s audited balance sheets as of September 30, 2024 and 2023, and the related statements of operations, changes in members’ equity, and cash flows for each of the years in the period ended September 30, 2024 all of which are incorporated herein by reference to such financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which was filed with the commission on January 15, 2024, beginning on page 38. Members should also read the unaudited balance sheets as of December 31, 2024 and 2023, and the related statement of operations and statement of cash flows for the three months ended December 31, 2024 and 2023, which are incorporated herein by reference to such unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2024, filed with the SEC on February 19, 2024.

Statement of Operations Data (Year End):

	Year Ended	Year Ended
	September 30, 2024	September 30, 2023

Revenues, primarily related party	$149,862,807	$199,645,418

Cost of Goods Sold
Cost of goods sold	144,239,817	186,981,830
Lower of cost or net realizable value adjustment	—	74,000
Loss on firm purchase commitments	1,368,000	535,000
Total Cost of Goods Sold	145,607,817	187,590,830

Gross Profit	4,254,990	12,054,588

General and Administrative Expenses	5,071,998	5,812,462

Operating Income (Loss)	(817,008)	6,242,126

Other Income (Expense)
Interest income	278,486	112,627
Other income	510,034	292,988
Interest expense	(1,144,289)	(1,086,486)
Total other income (expense), net	(355,769)	(680,871)

Net Income (Loss)	$(1,172,777)	$5,561,255

Weighted Average Units Outstanding
Basic	40,148,160	40,148,160

Diluted	40,148,160	40,148,160

Net Income (Loss) Per Unit
Basic	$(0.03)	$0.14

Diluted	$(0.03)	$0.14

Statement of Operations Data (Quarterly):

Preliminary Proxy Statement - Subject to Completion

	Three Months Ended	Three Months Ended
	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Revenues, primarily related party	$34,074,726	$43,456,009

Cost of Goods Sold
Cost of goods sold	32,259,172	38,958,689
Loss on firm purchase commitments	—	1,394,000
Total Cost of Goods Sold	32,259,172	40,352,689

Gross Profit	1,815,554	3,103,320

General and Administrative Expenses	1,633,536	1,295,942

Operating Income	182,018	1,807,378

Other Income (Expense)
Interest income	58,382	165,894
Other income (expense), net	2,410	455,147
Interest (expense)	(254,261)	(267,904)
Total other income (expense), net	(193,469)	353,137

Net Income (Loss)	$(11,451)	$2,160,515

Weighted Average Units Outstanding
Basic	40,148,160	40,148,160

Diluted	40,148,160	40,148,160

Net Income (Loss) Per Unit
Basic	$—	$0.05

Diluted	$—	$0.05

Balance Sheet Data:

	December 31, 2024	September 30, 2024	September 30, 2023
	Unaudited	Audited	Audited (Restated)

Cash and cash equivalents	$8,483,840	$3,390,382	$ 11,617,435
Total assets	$109,270,324	$104,213,801	$117,690,721
Total liabilities	$33,162,054	$28,094,080	$ 33,418,468
Total member’s equity	$76,108,270	$76,119,721	$ 83,371,732
Book Value per unit	1.90	$1.90	$ 2.08

Preliminary Proxy Statement - Subject to Completion

Pro Forma Information

Due to the fact that the preparation of Pro Forma financial information would likely just show a decrease in the Company’s general expenses, management believes that the pro forma financial statements would not be material for the Company’s members who will be asked to vote on the Governing Documents Restatement Proposal or the Reclassification Proposal. The Company estimates that the Reclassification will save the Company approximately $260,000 annually.

SPECIAL FACTORS RELATED TO THE RECLASSIFICATION

Overview

This proxy statement is furnished in connection with the solicitation of proxies by the Company for the 2025 Annual Meeting. At the 2025 Annual Meeting, our members will be asked to consider and vote upon restating our Existing Governing Documents as set forth in the Proposed Operating Agreement. If approved, the Proposed Operating Agreement will, among other things, result in a reclassification of a portion of our Class A Units into two (2) new classes of Units: Class B and Class C. We intend, immediately following the Reclassification, to terminate the registration of our Class A Units with the SEC and suspend further reporting under the Exchange Act.

As of [__________], we had [40,148,160] Class A Units issued and outstanding held by approximately [944] members. Of those members, approximately [159] members held 50,000 or more Class A Units, approximately [351] members held between 49,999 and 10,001 Class A Units, and approximately [434] members held 10,000 or fewer of our Class A Units. If our members approve the Reclassification at the 2025 Annual Meeting and the Board implements it, the Reclassification will generally affect our members as follows:

POSITION BEFORE THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Members holding 50,000 or more Class A Units	The number of Class A Units will remain the same and the Class A Units will remain in the same class, with the rights and restrictions described in the Proposed Operating Agreement.
Members holding between 49,999 and 10,001 Class A Units	The number of units will remain the same but will be reclassified as Class B Units with the rights and restrictions described in the Proposed Operating Agreement.
Members holding 10,000 Class A Units or less.	The number of units will remain the same but will be reclassified as Class C Units with the rights and restrictions described in the Proposed Operating Agreement.
Members holding Class A Units in “street name” through a nominee (such as a broker or custodian)	The Reclassification will be effected at the unit holder level. If your units are held through a nominee, please refer to “Units Held in a Brokerage or Custodial Account” below.

No cash consideration will be paid for your units as a result of the Reclassification.

Background

As an SEC reporting company, we must prepare and file with the SEC, among other items: annual reports on Form 10-K; quarterly reports on Form 10-Q; current reports on Form 8-K; and proxy statements on Form 14A. Our management spends considerable time and resources preparing and filing these reports and we believe that we could beneficially use such time and resources for other matters.

Further, since the Company has sold substantially all of its assets in the Asset Sale, the Company no longer maintains any operations, however, due to a requirement in the Asset Purchase Agreement, the Company must maintain its legal existence for seven (7) years after the closing of the Asset Sale. During this seven (7) year period, the Company expects that it will not engage in any new ventures or continue with any new business, however due to the Company’s number of members who hold our Class A Units, the Company would still be required to report under the Exchange Act unless the Company deregisters.
Due to the Asset Sale, the information contained in the filings required to be filed with the SEC would likely be minimal, as most filings require the Company to publicly disclose the progress that the Company has on its current operations. However, even though the Company would likely have little to report due to its lack of operations, they would still require the Company to expend resources in the form of employee time, legal fees, XBRL reporting compliance and related fees and accounting fees at regular intervals each year in order to make those filings. During this seven (7) year period, the Company contemplates that it will mainly be working to wind-down the business, to pay off creditors, and distribute funds to the members. The Board

Preliminary Proxy Statement - Subject to Completion

believes that the requirement to report under the Exchange Act during this seven (7) year period will unreasonably increase the amount of resources that the Company needs to expend while not maintaining operations and may further impact any amounts that could be distributed to the members.

We estimate that our costs and expenses in connection with SEC reporting for fiscal year 2024 were approximately $260,000. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses going forward as the Company continues to work towards winding-up and dissolution. In addition, once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX that apply to reporting companies or the liability provisions of the Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under SEC rules.

There can be many advantages to being a public company. Those factors may include a higher value for our units, a more active trading market and the enhanced ability to raise capital or make acquisitions. However, to avoid being taxed as a corporation under the publicly-traded partnership rules, our units cannot be traded on an established securities market or be readily tradable in a secondary market, which means there is a limited market for our units, regardless of whether we are a public company. Based on the limited number of units available and the trading restrictions we must observe, we believe it is highly unlikely that our units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, as the Company is working toward liquidation and dissolution, the Company is unlikely to pursue any transactions to raise capital through sales of additional securities in a public offering or to acquire other business entities using our units as consideration. Therefore, the Company will not be able to effectively take advantage of the benefits of being a public company.

The Board considered and approved the various aspects of the reclassification and deregistration process over the course of several board meetings. The Board considered the reclassification and deregistration process and decided that the benefits of being an SEC reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations, especially due to the Asset Sale closing. The Board concluded that becoming a non-SEC reporting company would allow us to avoid these costs and expenses.

At these meetings, the Board also considered the requirements and alternatives for a going private transaction, including a reverse unit split, self-tender offer whereby members owning less than a certain number of units would be “cashed out,” and a reclassification of our units to reduce our number of record holders to below 300. Because we believe many of our members feel strongly about retaining their equity interest in the Company, the Board found the prospect of effecting a going private transaction by reclassifying some of our units an attractive option.

The Board discussed that each class would have different voting rights. Additionally, the Board discussed the business considerations for engaging in a going private transaction, highlighting the advantages and disadvantages and issues raised in a going private transaction, as discussed below.

The Board also discussed the process and mechanism for going private at the meeting. The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our Governors would be treated the same as the other members and no consideration was given to the unit ownership of the Governors in determining the unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed.

In particular, the Board considered and took the following actions:

•The Board considered the pros and cons of proceeding with suspension of the Company’s SEC reporting obligations and discussed the process to deregister and alternative methods that could be utilized to achieve deregistration.

•The Board considered possible thresholds, the number of classes and rights assigned to each class as part of a reclassification, and the timeline to accomplish the suspension. The Board agreed that it is in the best interest of the Company to move forward with the going private transaction.

•The Board considered a draft of the Proposed Operating Agreement and rights to be assigned to each class as part of the Reclassification and discussed alternatives.

•The Board considered and approved the draft preliminary proxy statement for the 2025 Annual Meeting and the Proposed Operating Agreement and voted to recommend that the members approve and adopt the Proposed Operating Agreement and the Reclassification. These approvals and recommendations to the members were based upon the factors discussed above.

Reasons for the Reclassification

We are undertaking the Reclassification to end our SEC reporting obligations, which will save us and our unit holders the burden and costs of being a reporting company as the Company winds-down and liquidates. The specific factors the Board

Preliminary Proxy Statement - Subject to Completion

considered in electing to undertake the Reclassification and suspend our reporting obligations are as follows. In view of the wide variety of factors considered in evaluating the Reclassification, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

•Due to the Asset Sale, the Company no longer maintains operations and because of this, the Company plans to dissolve as soon as practicable, which will involve deregistration. Due to the requirement for the Company to maintain its legal status for seven (7) years after the closing of the Asset Sale, the Reclassification allows the deregistration process to happen on an accelerated timeline while the Company still has relationships with its service providers and employees who assist the Company with its public reporting.

•Due to the Asset Sale, the Company has terminated all of its employees, though the Company has contracted with a subsidiary of Gevo to allow our Chief Executive Officer and Chief Financial Officer to provide services to the Company on an independent contractor basis until June of 2026. Requiring to continue to report would require the Company to hire specialized personnel who are familiar with SEC compliance reporting which may be extremely difficult to do, especially since the Company is located in a somewhat remote location in North Dakota and will no longer maintain operations.

•Even before the Asset Sale, as a small company whose units are not listed on any exchange or traded on any quotation system, we have struggled to justify the costs of being a public company, while not enjoying many benefits. We estimate that by suspending our reporting obligations, we will be able to reallocate resources and eliminate anticipated costs of approximately $260,000 annually starting in our fiscal year ending September 30, 2025. These estimated annual expenses include reduced accounting and audit expenses ($108,000), reduced legal fees ($68,000), XBRL reporting compliance ($27,500), SOX compliance and internal control testing ($16,000) and other miscellaneous expenses ($13,500). These amounts represent estimated savings after considering the accounting and auditing expenses and legal expenses expected to continue after the going private transaction. For example, we will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP.

•We expect to still continue to make available to our members financial information annually and quarterly, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs of these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•Even before the Asset Sale, our members received limited benefit from being an SEC reporting company because of our small size and the limited trading of our units. In the Board’s judgment, little or no justification continues to exist after the Asset Sale for the continuing direct and indirect costs of SEC reporting, especially since there has been a low trading volume of our units for several years.

•The Reclassification will not change the economic rights of any of the members.

•We expect that we will not have any need to raise capital in the future.

•To avoid being taxed as a corporation under the publicly-traded partnership rules under the Internal Revenue Code, our Class A Units are not listed on an exchange. Although trading of our units is facilitated through a qualified matching service, we do not enjoy sufficient market liquidity to enable our members to trade their units easily. In addition, our units are subject to transferability restrictions in the Existing Operating Agreement. As a result, we do not believe that registration of our units under the Exchange Act has benefited our members in proportion to the costs we have incurred and expect to incur.

•We expect that suspending our reporting obligations will reduce the burden on our management from the SEC reporting requirements and allow them to focus more of their attention on winding down the Company’s business.

•The Reclassification would allow our members, regardless of which class of units is received in the Reclassification, to retain an equity interest in the Company and to continue to share in our profits and losses and distributions in liquidation.

We considered that some of our members may prefer to continue as members of an SEC reporting company, which is a factor weighing against the Reclassification. The Board also considered the following potential negative consequences of the Reclassification to our members:

•Our members will lose the benefits of registered securities, such as access to some information about the Company required to be disclosed in periodic reports to the SEC.

Preliminary Proxy Statement - Subject to Completion

•Our members will lose certain statutory safeguards since we will no longer be subject to SOX requirements that require our Chief Executive Officer and Chief Financial Officer to certify as to the Company’s (i) financial statements, (ii) internal controls over financial reporting and (iii) as to the accuracy of our reports filed with the SEC.

•The value and liquidity of our units may be reduced as a result of the Company no longer being a public company and because of the differing terms among the reclassified units.

•We have incurred and will incur costs, in terms of time and dollars, in connection with going private.

•Our Governors and executive officers may have potential liability due to the “interested” nature of the transaction.

However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh the advantages, as described above.

We also considered various alternatives to accomplish the proposed transaction, including a tender offer, a unit repurchase on the open market or a reverse unit split whereby unit holders owning less than a certain number of units would be “cashed out.” Ultimately, we elected to proceed with the Reclassification because these alternatives could be more costly, might not have effectively reduced the number of members below 300, and would not allow all members to retain an equity interest in the Company.

Other than as described above, we do not have any other purpose for engaging in the Reclassification at this particular time.

Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, the Board has concluded that the Proposed Operating Agreement and the going private transaction, including the terms of the Reclassification, are substantively and procedurally fair to all of our members, including unaffiliated members which will be affected by the Reclassification and those that will not be affected by the Reclassification. The Board approved the Reclassification and recommends that our members vote FOR the adoption of the Governing Documents Restatement Proposal (Proposal No. 1) and FOR the Reclassification Proposal (Proposal No. 2).

In its consideration of both the procedural and substantive fairness of the transaction, the Board considered the potential effect of the transaction as it relates to all unaffiliated members generally, including the impacts to liquidity of all classes of the Units.

Substantive Fairness

The factors that the Board considered positive for our unaffiliated members include the following:

•The financial rights of all of the units will remain the same. Our unaffiliated members will continue to have an equity interest in the Company and participate equally in future profit and loss allocations and distributions on a per unit basis.

•It is likely the value of the Company’s units will not change based on the Company no longer being registered, due to the limited trading of our units and the ceasing of our operations due to the Asset Sale.

•Our affiliated members will be treated in the same manner in the Reclassification as our unaffiliated members and will be reclassified according to the same standards.

•Our unaffiliated members are not being “cashed out” in connection with the Reclassification, and all of our units will continue to have the same material economic rights and preferences.

•The cost savings that the Company experiences from no longer being required to publicly report, may result in more or higher distributions to the members than any distributions that may have been made, especially because the Company would be required to hire additional personnel after June of 2026 to maintain reporting.

•Our unaffiliated members receive little benefit from the Company being an SEC reporting company because of our small size, the lack of analyst coverage and the limited trading of our units, especially when compared to the associated costs and burdens of reporting.

•The Company will continue to make available annual and quarterly financial reports to the members until the Company’s dissolution.

Preliminary Proxy Statement - Subject to Completion

•In 2010, the Company undertook a vote to reclassify its units for the purposes of deregistration and the members owning over a majority of the units at that time (55%) voted in favor of the reclassification. The mix of members of the Company at present are substantially similar to the members in 2010. Although the vote failed in 2010 due to not meeting the required 66.7% threshold, due to the Asset Sale, the Company believes that it is likely that the members holding at least 66.7% of the outstanding units will be in favor of the deregistration at this time.

•Since the completion of the Asset Sale, it is likely that the only major event that the members will be required to vote on in the future is the voluntary dissolution of the Company, which requires the affirmative vote of the unit holders holding a majority of all Units, regardless of class. The Proposed Operating Agreement will not change this threshold.

•Our unaffiliated members will realize the potential benefits of termination of registration of our Class A Units, including reduced expenses as a result of no longer being required to comply with the SEC reporting requirements which may increase the value of their units.

•We do not expect that the Reclassification will result in a taxable event for any of our unaffiliated members.

•No brokerage or transaction costs are expected to be incurred by our members in connection with the Reclassification.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Reclassification to our unaffiliated members. In particular, the factors that the Board considered as potentially negative for the members included:

•All transfers of all classes of units will now be required to be approved by the Board and any units that are not transferred in accordance with the Proposed Operating Agreement will be subject to redemption by the Company for a discounted price.

•The Class B unit holders will have only those limited voting rights which are specifically set forth in the Proposed Operating Agreement. Those voting rights do not include the right to vote on most amendments to the Proposed Operating Agreement except those that would modify the limited liability or alter the economic interests of Class B unit holders.

•The Class C unit holders will have only those limited voting rights which are specifically set forth in the Proposed Operating Agreement. Those voting rights do not include the right to vote to elect Governors or the right to vote on most amendments to the Proposed Operating Agreement except those that would modify the limited liability or alter the economic interests of Class C unit holders.

•The value of Class B Units or Class C Units may be less due to the restrictive voting rights of those classes. As a result, our affiliated members, all of whom will hold Class A Units, may receive more valuable units than those unaffiliated holders who receive Class B Units or Class C Units.

•Following the Reclassification, the members will have restrictions on their ability to transfer their units because our units will be tradable only in private transactions and there will be no public market for our units.

•In 2010, the Company undertook a vote to reclassify its units for the purposes of deregistration and the members owning over a majority of the units (55%) at that time voted in favor of the reclassification, however ultimately the vote failed because the members holding 66.7% of the units, the required threshold for approval, was not met.

•Members will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to make available to all unit holders an annual report containing audited financial statements and quarterly reports containing unaudited financial statements.

•Once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX applicable to reporting companies or the liability provisions of Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under the SEC rules.

•Unaffiliated members who do not believe that the Reclassification is fair to them do not have the right to dissent from the Reclassification. Unaffiliated unit holders also do not have appraisal or dissenter’s rights under our Existing Governing Documents.

•For a period of time until the Reclassification is completed (or rejected by the members), transfers of our units will be prohibited. If the Reclassification is not approved by our members, it is anticipated that transfers made in accordance

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with our Current Operating Agreement will be allowed to resume as soon as reasonably practicable after the 2025 Annual Meeting.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

We believe the Reclassification is procedurally fair to our unaffiliated members. In concluding that the Reclassification is procedurally fair to our unaffiliated members, the Board considered several factors. The factors that the Board considered positive for our unaffiliated members included the following:

•The Reclassification is being effected in accordance with the applicable requirements of North Dakota law.

•The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our Governors would be treated the same as the other members and no consideration was given to the unit ownership of the Governors in determining the unit cutoff numbers for classification, the Board concluded that a special committee for the Reclassification was not needed, as the Board was able to adequately balance the competing interests of the unaffiliated members in accordance with their fiduciary duties.

•The Board retained and received advice from legal counsel in evaluating the terms of the Reclassification as provided in the Proposed Operating Agreement including the balancing of the rights of unaffiliated and affiliated Class A members, Class B members and Class C members.

•The Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, including (i) a reverse unit split and repurchase by the Company of any fractional units, and (ii) a self-tender offer in which the Company would conduct an offer to repurchase units from its members. Each of these alternatives was determined to be impractical, more expensive than the Reclassification, involving a cash-out of members, or potentially ineffective in achieving the goals of allowing members to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of being a public reporting company.

•Our unaffiliated members who prefer to remain Class A unit holders had notice that they had until [__________] to acquire sufficient Class A Units to hold 50,000 or more Class A Units in their own names before the Reclassification. The limited market for our Class A Units may have made acquiring Class A Units difficult, and there may have been acquisition costs beyond the purchase price of such Class A Units. However, we believe that acquiring additional Class A Units is an option available to our unaffiliated members, and our unaffiliated members were able to weigh the costs and benefits of acquiring additional units. We have restricted transfers after [__________] through the date of the 2025 Annual Meeting to allow the Company to determine definitively the number of Class A, Class B and Class C members that would result from the Reclassification.

•Beneficial owners who hold their units in “street name,” who would receive Class A Units, Class B Units or Class C Units if they were record owners instead of beneficial owners, and who wish to receive Class B Units or Class C Units as if they were record owners instead of beneficial owners, had notice that they had until [__________] to consolidate their units so that they would be in a position to receive such desired class.

•Approval of the Governing Documents Restatement Proposal (Proposal No. 1) and the Reclassification Proposal (Proposal No. 2), each requires the affirmative vote of the members holding at least 66.67% of the units and are entitled to vote. Both proposals must be approved in order for the Reclassification to pass.

•The Reclassification is structured so that at least a majority of the Company’s unaffiliated members must vote in favor of it.

The Board considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our unaffiliated members.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the procedural fairness of the Reclassification:

•Although the interests of holders receiving Class B Units or Class C Units are different from the interests of holders owning Class A Units and may create conflicts of interest, neither the Board nor any of the Governors retained an independent, unaffiliated representative to act solely on behalf of the unaffiliated members receiving Class B Units, or

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Class C Units to negotiate the terms of the Reclassification or prepare a report concerning the fairness of the Reclassification.

•We did not receive a report, opinion, or appraisal from an outside party as to the value of our units, the fairness of the transaction to those members receiving Class A Units, Class B Units or Class C Units or the fairness of the transaction to the Company.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the procedural safeguards previously described.

We have not made any provision in connection with the Reclassification to grant our unaffiliated members access to our records beyond that granted generally under our Existing Operating Agreement and North Dakota law, or to obtain counsel or appraisal services at our expense. With respect to our unaffiliated members’ access to our records, the Board determined that this proxy statement, together with our other SEC filings and information they may obtain under our Existing Operating Agreement, provide adequate information for our unaffiliated members. Under our Existing Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members generally have rights to review lists of our members and Governors, copies of our Articles of Organization, Existing Operating Agreement, Existing Member Control Agreement, and financial statements. Any member shall have reasonable access during normal business hours to such information and documents. With respect to obtaining counsel or appraisal services at our expense, the Board did not consider these actions necessary or customary. In deciding not to adopt these additional procedures, the Board also took into account factors such as the Company’s size and the cost of such procedures.

Factors Not Considered Material

In reaching its conclusion that the Reclassification is fair to our unaffiliated members, whether they will be receiving Class A Units, Class B Units or Class C Units, the Board did not consider the following factors to be material:

•The current or historical market price of our Class A Units because our Class A Units are not traded on a public market, and instead are sparingly traded in privately negotiated transactions in which the market price may or may not be determinate. Except as described above with respect to the possible lower value of Class A Units, Class B Units or Class C Units due to relatively restricted voting rights, any effect that the Reclassification has on the market price will be the same for our unaffiliated members and affiliated members.

•Our net book value because we anticipate that the Reclassification and subsequent deregistration will have an insignificant effect on the net book value of our units.

•The liquidation value of our assets because the Company believes the Reclassification will not have a material effect on the liquidation value of our assets or units. Under the Proposed Operating Agreement, the financial rights of our members who continue to hold units, regardless of class, will not change, and all of our members will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our members pro-rata.

Additionally, the Board believes that several of the above factors are immaterial because our members are not being “cashed out” in connection with the Reclassification, and our units will have the same material economic rights and preferences. As a result, our smaller members will continue to hold an equity interest in the Company as Class B or Class C members and will therefore participate equally, and on the same basis that they would participate in our profits and losses and the receipt of distributions. Moreover, unaffiliated unit holders will be treated the same as affiliated unit holders. Accordingly, we did not request or receive any reports, opinions or appraisals from any outside party relating to the Reclassification or the monetary value of the Class A Units, Class B Units or Class C Units.

The Board subjectively considered the relative disadvantages of the newly-created classes, including limits on voting and decision-making in the case of the Class B Units and Class C Units. In addition, the Board evaluated the benefits shared by all classes of units, such as the ability to benefit from the cost savings associated with the Reclassification and the opportunity to share in our future distributions.

Board Recommendation

As a result of the analysis described above, the Board has concluded that the Reclassification is substantively and procedurally fair to all members. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Reclassification is unfair to any of

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our members. All of the Governors approved and recommend the Reclassification and none of the Governors are employed by the Company.

The Board approved the Reclassification and recommends that our members vote FOR the Governing Documents Restatement Proposal (Proposal No. 1) and FOR the Reclassification (Proposal No. 2).

Purpose and Structure of the Reclassification

The primary purposes of the Reclassification are to:

•Consolidate ownership of our registered class of membership units to less than 300 members of record, which will suspend our SEC reporting requirements.

•Help to wind-down the Company’s operations.

•Reduce the burden on the Company to continue to engage already trained employees or engage specialists in order to continue to file required reports with the SEC.

•Allow us to achieve cost savings. We estimate that we will be able to reallocate resources, eliminate costs and avoid anticipated future costs of approximately $260,000 annually by eliminating the requirement to prepare and file periodic reports and reduce the expenses of members communications. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time spent on reporting and securities law compliance matters.

•Allow our management to refocus time spent on SEC reporting obligations to other administrative duties and Company matters including the process of winding down and tax filings.

The structure of the Reclassification will give all of our members the opportunity to retain an equity interest in the Company and, therefore, to participate in any distributions to the members. Because we are not cashing out any of our members, this structure minimizes the costs of becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

The Board elected to structure the transaction to take effect at the member level, meaning that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. The Board chose this structure in part because it determined that this method would provide us with the best understanding at the effective time of the Reclassification of how many members would receive each class of units.

The Reclassification will be effected through the member’s approval of the Second Amended and Restated Operating which would replace our Existing Governing Documents (Proposal No. 1) and the approval of the Reclassification (Proposal No. 2). After approval of the two (2) proposals have been obtained, the Board expects to have the Reclassification effectuated as soon as practicable and the Proposed Operating Agreement put in place. Holders of the units under the relevant thresholds will automatically have their Units re-classified into the relevant new classes as described in the Section entitled “Effect of the Proposed Transaction on Our Outstanding Units”, below with the rights, preferences and limitations stated in the Proposed Operating Agreement.

Provided that the Proposed Operating Agreement and the Reclassification are approved, we anticipate that the Company’s class of membership units (Class A) will be eligible for termination of registration under Section 12(g)(4) of the Exchange Act and the Company expects to file a Form 15 to terminate the registration of the Company’s Class A membership Units. Further, the Company expects that their obligation to file reports under Section 15(d) of the Exchange Act will be suspended.

Effects of the Reclassification on the Company

The Board expects the Reclassification will have various positive and negative effects on the Company as described below.

Effect of the Proposed Transaction on Our Outstanding Units

As of [__________], we had [40,148,160] total units issued and outstanding held by approximately [944] members. The Proposed Operating Agreement will authorize the issuance of three (3) separate and distinct classes of units, Class A Units, Class B Units and Class C Units. Based upon our best estimates, if the Reclassification had been consummated as of the record date, the Class A membership units currently registered under the Exchange Act will be reduced from [40,148,160] units held by [944] members to:

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•28,581,540 Class A Units, held by [159] members,
•8,150,702 Class B Units held by [351] members; and
•3,415,918 Class C Units held by [434] members.

We have no other current plans, arrangements or understandings to issue any units as of the date of this proxy statement. No cash consideration will be paid to the unit holders as a result of the Reclassification.

Suspension of Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our current outstanding Class A Units will be held by fewer than 300 record members, and each class of our newly-created Class B Units or Class C Units will each be held by fewer than 500 members. Accordingly, we expect our obligation to continue to file periodic reports with the SEC will be suspended under Rule 12h-3 of the Exchange Act.

The suspension of the filing requirements will substantially reduce the information that we are required to furnish to our members and the SEC. Therefore, we anticipate that we will eliminate costs of these filing requirements of approximately $260,000 annually, as follows:

Reduction in Accounting and Auditing Expenses	$108,000
Legal Expenses	$68,000
XBRL Reporting Compliance	$27,500
SOX compliance / internal control testing	$16,000
Staff and Executive Time (to the extent not otherwise reflected)	$27,000
Miscellaneous, including software, mailing and printing	$13,500
Total	$260,000

The numbers above are estimates only. These numbers could be lower than our actual costs due to the reduction in our workforce as a result of the Asset Sale or other factors. We expect to apply for suspension of the registration of our Class A Units and suspension of our SEC reporting obligations as soon as practicable following completion of the Reclassification.

Potential Registration of the Units

The Company could again be required to file periodic reports with the SEC if the number of record holders of Class A Units exceeds 300 as of the last day of any fiscal year. In addition, if the number of record holders of Class B Units or Class C Units ever exceeds 500 as of the last day of any fiscal year, that class of units would then be subject to registration under Section 12 of the Exchange Act and this would subject the Company once again to all the reporting, proxy solicitation, and other provisions of the Exchange Act applicable to companies with SEC-registered securities.

Effect on Trading of Units

Our Class A Units are not traded on an exchange and are not otherwise actively traded, although we have established a Unit Trading Bulletin Board with a private online matching service, in order to facilitate trading among our members. Please refer to “MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION.”

Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $[_______] will not have a material adverse effect on our liquidity.

Effect on Conduct of Business after the Transaction

Due to the closing of the Asset Sale on January 31, 2025, we expect that the Company will begin to wind down its business as soon as possible, even if the Reclassification is not consummated. However, due to a contingency in the Asset Purchase Agreement, the Company will be required to maintain its legal status for 7 years (until January 31, 3032). As part of this wind-down process, the Company will need to deregister from the SEC at some point, and the Reclassification will allow the Company to do this sooner while saving on costs.

Effect on Our Governors and Executive Officers

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It is not anticipated that the Reclassification will affect our Governors and executive officers, other than with respect to their relative unit ownership and voting power and as described below with respect to affiliated members. The annual compensation paid by us to our Governors and executive officers will not increase as a result of the Reclassification, nor will the Reclassification result in any material alterations to existing employment agreements with our officers.

Plans or Proposals

Other than the liquidation and winding-down of the Company due to the closing of the Asset Sale, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company as the Company winds-down.

Effects of the Reclassification on Unit Holders of the Company

Effects of the Reclassification on Class A Members

The Reclassification will have both beneficial and detrimental effects on the Class A members. These changes will affect affiliated and unaffiliated members in the same way. The Board considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class A members will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote on all matters brought before the members of the Company, except as otherwise provided by the Proposed Operating Agreement or North Dakota law.
•Realize enhanced voting control over the Company in comparison to other classes of units.
•Continue to be able to vote on any voluntary dissolution as stated in the Proposed Operating Agreement;
•Continue to be able to vote on the election and removal of our Governors, together with the unit holders holding Class B Units; and
•Continue to hold an equity interest in the Company, share in our distributions on the same basis as our Class B, and Class C unit holders, and equally share in liquidation distributions equal with Class B and Class C unit holders.

Due to the Reclassification, Class A members will:
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration and consent of the Board to be eligible for transfer.
•Bear the risk of a possible decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.
•Have their units become subject to potential redemption by the Company if they transfer their units not in compliance with the Proposed Operating Agreement.

Effects of the Reclassification on Class B Members

The Reclassification will have both beneficial and detrimental effects on the Class B members. The Board considered each of the following effects in determining to approve the Reclassification. The Board understands that the Reclassification will restrict the voting rights of the Class B Units and Class C Units without providing those unit holders with any additional compensation. However, the Board believes that the Class B Units and Class C Units may be indirectly compensated through the potential increase to the value of their units due to the decreased expenses of the Company from deregistering with the SEC.

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Benefits	Detriments
Due to the Reclassification, Class B members will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote: (i) to elect Governors (voting with the Class A), and (ii) on the voluntary dissolution of the Company.
•Realize enhanced voting control over the Company in comparison to the Class C Units.
•Continue to hold an equity interest in the Company, share in our distributions on the same basis as our Class A, and Class C unit holders, and equally share in liquidation distributions equal with Class A and Class C unit holders.

Due to the Reclassification, Class B members will:
•Be required to have their units reclassified into Class B units, for which they will receive no additional consideration.
•Give up certain voting rights including the right to vote on amendments to the Proposed Operating Agreement unless that amendment would uniquely affect the Class B unit holders, modify the limited liability of Class B unit holders or alter the financial rights of the Class B unit holders.
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration and consent of the Board to be eligible for transfer.
•Bear the risk of a possible decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.
•Have their units become subject to potential redemption by the Company if they transfer their units not in compliance with the Proposed Operating Agreement.

Effects of the Reclassification on Class C Members

The Reclassification will have both beneficial and detrimental effects on the Class C members. The Board considered each of the following effects in determining to approve the Reclassification. The Board understands that the Reclassification will restrict the voting rights of the Class B Units and Class C Units without providing those unit holders with any additional compensation. However, the Board believes that the Class B Units and Class C Units may be indirectly compensated through the potential increase to the value of their units due to the decreased expenses of the Company from deregistering with the SEC.

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Benefits	Detriments
Due to the Reclassification, Class C members will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote on the voluntary dissolution of the Company, likely the last major corporate transaction that the Company will effect.
•Continue to hold an equity interest in the Company, share in our distributions on the same basis as our Class A, and Class B unit holders, and equally share in liquidation distributions equal with Class A and Class B unit holders.

Due to the Reclassification, Class C members will:
•Be required to have their units reclassified into Class C units, for which they will receive no additional consideration.
•Give up certain voting rights including the right to vote: (i) to elect Governors, and (ii) on amendments to the Proposed Operating Agreement unless that amendment would uniquely affect the Class C Units, modify the limited liability of Class C unit holders or alter the economic interests of Class C unit holders.
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration and consent of the Board to be eligible for transfer.
•Bear the possible risk of a decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.
•Have their units become subject to potential redemption by the Company if they transfer their units not in compliance with the Proposed Operating Agreement.

Effects of the Reclassification on Affiliated Members

The Reclassification will have some additional effects on our Governors and executive officers. As a result of the Reclassification:

•Our affiliated members will no longer be subject to Exchange Act reporting requirements and restrictions, and information about their compensation and Class A Unit ownership will not be publicly available; and
•Our affiliated members will lose the availability of the Rule 144 safe harbor for transfers. Because our Class A Units will not be registered under the Exchange Act after the Reclassification and we will no longer be required to furnish publicly available periodic reports, our Governors and executive officers will lose the ability to dispose of their Class A Units under Rule 144 of the Securities Act of 1933, which provides a safe harbor for resales of securities by affiliates of an issuer.

Units Held in a Brokerage or Custodial Account

Members should understand how units that they hold in “street name” will be treated for purposes of the Reclassification. Members who have transferred their units into a brokerage or custodial account are no longer shown on our membership register as the record holder of these units. Instead, the brokerage firms or custodians typically hold all units that clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the holder of record of 50,000 or more units, then all units registered in that nominee’s name will be remain as Class A Units. If that single nominee is the holder of at least 10,001 but no more than 49,999 units, then all units registered in that nominee’s name will be reclassified into Class B Units. If that single nominee is the holder of 10,000 or less units, then all units registered in that nominee’s name will be reclassified into Class C Units. At the end of the Reclassification, the beneficial owners will continue to beneficially own the same number of units as before the transaction.

If you hold your units in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may have adjusted their holdings before the Reclassification, you may have no way of knowing how your units will be reclassified.

Interests of Certain Persons in the Reclassification

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Our Governors who own units will participate in the Reclassification in the same manner as our other members. None of our executive officers own any units of the Company. All of our Governors own units. We expect that all of our Governors will continue to own Class A Units following the Reclassification due to the fact that they all beneficially own more than 50,000 units. Because of the voting restrictions placed on Class B and Class C Units, these Governors may experience a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our Governors approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the Reclassification is fair to all of our members for the reasons discussed in this proxy statement.

As of the record date, our Governors collectively beneficially own, or may have voting power over 3,236,087 units, or [8.06%] of all of our units. After the Reclassification, we estimate the Governors will beneficially hold and have voting power over [11.32%] of our Class A Units, [0%] of our Class B Units and [0%] of our Class C Units. Our Governors, individually, or collectively, will not be able to approve any action requiring the consent of the members without unaffiliated member consent and a majority of such consent would require the consent of the unaffiliated members.

None of our executive officers or Governors who beneficially own units have indicated to us that he or she intends to sell or purchase units before the Reclassification. In addition, none of these individuals has indicated his or her intention to divide units among different record holders so that fewer than 50,000 units are held in each account to receive Class B Units or Class C Units.

Our Governors and executive officers’ relative voting rights were not a consideration in the Board’s decision to approve the Reclassification or in deciding its terms, including setting the unit thresholds. In addition, the Board determined that any potential conflict of interest created by the Governors’ ownership of our Class A Units following the Reclassification is relatively insignificant.

Material Federal Income Tax Consequences of the Reclassification

The following is a summary of the anticipated material United States federal income tax consequences of the Reclassification. This discussion does not consider the particular facts or circumstances of any members. This discussion assumes that you hold, and will continue to hold, your units (regardless of class) as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The federal income tax laws are complex and the tax consequences of the Reclassification may vary depending upon your individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the Reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of units (regardless of class) subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies or tax-exempt entities).

This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, we have not and will not seek or obtain an opinion of counsel or ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. Accordingly, the IRS or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to the Company

We expect that the Reclassification will likely be treated as a tax-free “recapitalization” for federal income tax purposes. As a result, we believe that the Reclassification will not have any material federal income tax consequences to the Company.

Federal Income Tax Consequences to Members

We expect that those members continuing to hold our existing Class A Units should not recognize any gain or loss in connection with the Reclassification. Furthermore, those members receiving Class B Units or C Units should not recognize any gain or loss in connection with the Reclassification. The adjusted tax basis in the Class B Units and Class C Units held immediately after the Reclassification will likely equal their adjusted tax basis in the units held immediately before the Reclassification as long as your share of Company liabilities does not change, which is not expected. We also anticipate that the holding period for the Class B Units or Class C Units will include the holding period during which the original units were held. Furthermore, we expect that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

The above discussion of anticipated material United States federal income tax consequences of the Reclassification is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor

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as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Appraisal and Dissenters’ Rights

Under North Dakota law, you do not have appraisal rights in connection with the Reclassification. Moreover, under our Existing Governing Documents, you have waived any dissenter’s rights that may have otherwise been available. Other rights or actions under North Dakota law or federal or state securities laws may exist for members who can demonstrate that they have been damaged by the Reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances. Members challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company managers (Governors) and executive officers and to the fairness of limited liability company transactions.

The Company has not made any additional provisions for the unaffiliated unit holders to access the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

Regulatory Requirements

In connection with the Reclassification, we will be required to make several filings with, and obtain several approvals from, various federal and state governmental agencies, including complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses; Financing of the Reclassification

We will be responsible for paying the Reclassification-related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We intend to pay the expenses of the Reclassification with working capital or proceeds of the Asset Sale, as applicable. We estimate that our expenses will total approximately $[_______] assuming the Reclassification is completed.

This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$[______]
Accountant Fees	$[______]
SEC Filing/Transaction Fee	$3,364.61
Printing, mailing costs and miscellaneous expenses	$[______]
Total	$[_______]

MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION

Market Information

There is no public trading market for our Class A Units. However, we have established through FNC Ag Stock, LLC a Unit Trading Bulletin Board, a private online matching service, in order to facilitate trading among our members.  The Unit Trading Bulletin Board has been designed to comply with federal tax laws and IRS regulations establishing an “alternative trading service,” as well as state and federal securities laws. Our Unit Trading Bulletin Board consists of an electronic bulletin board that provides a list of interested buyers with a list of interested sellers, along with their non-firm price quotes.  The Unit Trading Bulletin Board facilitates matches between potential sellers and buyers and assists the sellers and buyers with transfers.  We do not become involved in any purchase or sale negotiations arising from our Unit Trading Bulletin Board and have no role in effecting the transactions beyond the issuance of new certificates. We do not give advice regarding the merits or shortcomings of any particular transaction.  We do not receive, transfer or hold funds or securities as an incident of operating the Unit Trading Bulletin Board.  We do not receive any compensation for creating or maintaining the Unit Trading Bulletin Board. In advertising our alternative trading service, we do not characterize the Company as being a broker or dealer or an exchange.  We do not use the Unit Trading Bulletin Board to offer to buy or sell securities other than in compliance with the securities laws, including any applicable registration requirements.

Preliminary Proxy Statement - Subject to Completion

There are detailed timelines that must be followed under the Unit Trading Bulletin Board rules and procedures with respect to offers and sales of membership units.  All transactions must comply with the Unit Trading Bulletin Board rules and our Existing Governing Documents.

If the Reclassification is approved at the 2025 Annual Meeting, we may not continue to utilize the Unit Trading Bulletin Board for the trading of our units since we will no longer be a registered company under the Exchange Act. The Board is currently analyzing options for the future trading of our units as a private company.

The following table contains historical information by quarter for the past two years regarding the actual unit transactions that were completed by our unit-holders during the periods specified. The information was compiled by reviewing the completed unit transfers that occurred on the QMS bulletin board or through private transfers during the quarters indicated.

Quarter	Low Price	High Price	Average Price	# of Units Traded
2023 1st	$2.10	$3.01	$2.46	816,326
2023 2nd	$3.00	$3.15	$3.05	77,000
2023 3rd	$3.25	$3.75	$3.68	160,339
2023 4th	$—	$—	$—	—
2024 1st	$3.75	$3.90	$3.84	25,000
2024 2nd	$—	$—	$—	—
2024 3rd	$—	$—	$—	—
2024 4th	$—	$—	$—	—
2025 1st	$—	$—	$—	—

Unit Holders

As of [__________] (the record date), 40,148,160 membership units were issued and outstanding held by approximately [944] members.

Distributions

The payment of distributions to the members is within the discretion of the Board, and there is no assurance of any distributions from the Company. The Company cannot be certain if or when it will be able to make additional distributions.

We have paid distributions totaling $4.05 per unit so far for the 2025 fiscal year. We paid distributions totaling $0.15 per unit during our 2024 fiscal year. We paid distributions totaling $0.20 per unit during our 2023 fiscal year.

We do not anticipate that the Reclassification will affect our ability to declare and pay distributions to our unit holders except possibly to increase such distributions due to the increased cost savings we may realize due to the Reclassification, nor will the terms of the Class A Units, Class B Units or Class C Units differ with respect to the rights of members to receive distributions from the Company.

Equity Compensation Plans

We do not have any equity compensation plans under which any units are authorized for issuance.

Sale of Unregistered Securities

The Company has not sold any units during our 2025, 2024 or 2023 fiscal years.

Repurchases of Equity Securities

Neither we, nor anyone acting on our behalf, has repurchased any of our units during the past two years.

Preliminary Proxy Statement - Subject to Completion

IDENTITY AND BACKGROUND OF FILING PERSONS

South 8 Energy, LLC f/k/a Red Trail Energy, LLC, a North Dakota limited liability company (the “Company”), is the filing person for this preliminary proxy statement and is the subject company. The Company was formed as a North Dakota limited liability company in July of 2003, for the purpose of constructing, owning, and operating a fuel-grade ethanol plant near Richardton, North Dakota in western North Dakota. The Company sold ethanol and related products to customers located in North America. The Company’s business address is PO Box 11 3682 Hwy 8 S Richardton, ND 58652 and their business telephone number is: (701)-974-3308.

Under the section entitled “Election of Governors” are the (i) name, (ii) age, (iii) current principal occupation or employment, and (iv) material occupations, positions, offices or employment during the past five years, of each of our Governors and executive officers. Each person identified in such section is a United States citizen. Unless otherwise noted, (a) all Governors are U.S. citizens; (b) all Governors have been employed in the principal occupations noted below for the past five years or more, and (c) the principal business address of each person identified is PO Box 11 3682 Hwy 8 S Richardton, ND 58652.

During the last five years, neither the Company nor its Governors or executive officers have been convicted in a criminal proceeding and have not been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT

We are governed by our Amended and Restated Operating Agreement and our Amended and Restated Member Control Agreement, as amended (collectively, the “Existing Governing Documents”), each which are attached to this this proxy statement as Exhibits 99.1 and 99.2, respectively. In connection with the Reclassification, we are proposing to replace in their entirety our Existing Governing Documents by adopting the Proposed Operating Agreement which is attached to this proxy statement as Appendix B. The Proposed Operating Agreement includes several changes, including provisions to reclassify certain of our units and revise the voting and transfer rights attributed to certain classes of units.

The Company has not substantially amended their Existing Governing Documents for over fifteen (15) years and since the last substantial amendment, the limited liability company act that the Company was subject to, Chapter 10-32 of Title 10 of the North Dakota Century Code (the “Old ND LLC Act”) has been repealed in its entirety by Chapter 10-32.1 of Title 10 of the North Dakota Century Code (the “New ND LLC Act”). Due to the passage of time and the provisions of the New ND LLC Act, the Company is proposing to restate the Existing Governing Documents wholesale to update its terms to become more in-line with the New ND LLC Act and the way that the Company currently conducts business. The Company urges the members to read the Proposed Operating Agreement in its entirety.

The Reclassification

The Proposed Operating Agreement provides for three (3) separate classes of units: Class A Units, Class B Unit and Class C Units. Certain of our outstanding units will remain as Class A Units and certain of our outstanding units will be reclassified on the basis of one Class B or Class C Unit for each unit currently held. Unless otherwise elected by the Board as described in this proxy statement, we anticipate that the Reclassification will be effective upon the approval of the Proposed Operating Agreement by our members.

Our Board is asking separately for the vote on the Governing Documents Restatement Proposal (Proposal No. 1) and to approve the Reclassification (Proposal No. 2), even though the Reclassification could be achieved solely through the approval of Proposal No. 1. The Board believes that the Reclassification is an important unit holder matter and deserves separate and distinct attention. The Governing Documents Amendment and the Reclassification proposals are conditioned on one another, meaning that unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification on your units, please see “Effects of the Reclassification on Unit Holders of the Company” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

Description of Units

General

As of [__________], we had [40,148,160] total units issued and outstanding held by approximately [944] members. The Proposed Operating Agreement will authorize the issuance of three (3) separate and distinct classes of units, Class A Units, Class B Units and Class C Units. Based upon our best estimates, if the Reclassification had been consummated as of the record

Preliminary Proxy Statement - Subject to Completion

date, the Class A membership units currently registered under the Exchange Act will be reduced from [40,148,160] units held by [944] members to:

•[28,581,540] Class A Units, held by [159] members,
•[8,150,702] Class B Units held by [351] members; and
•[3,415,918] Class C Units held by [434] members.
The exact number of Class A Units, Class B Units and Class C Units following the Reclassification will depend on the number of Class A Units held by each member on the effective date of the Reclassification. Generally, the rights and obligations of our members are governed by the New ND LLC Act and our Existing Governing Documents.

Comparison of Features of Class A Units, Class B Units and Class C Units

The following table sets forth a comparison of the proposed features provided in the Proposed Operating Agreement. Section references are to sections in the Proposed Operating Agreement. This table is a summary only. The Company urges its members to read through all of the provisions of the Proposed Operating Agreement.

	Class A	Class B	Class C
Voting Rights	Generally, the Class A unit holders will be entitled to vote on all matters brought before the members. The Class A unit holders will be entitled to vote with Class B unit holders to elect Governors.	The Class B unit holders will have the right to vote only on: (i) the election of Governors with the Class A Units, (ii) voluntary dissolution of the Company and (iii) any amendments to the Proposed Operating Agreement that would uniquely, as a separate class, affect the Class B Units, would remove their limited liability or change their economic rights.	The Class C unit holders will have the right to vote only on: (i) voluntary dissolution of the Company and (ii) any amendments to the Proposed Operating Agreement that would uniquely, as a separate class, affect the Class C Units, would remove their limited liability or change their economic rights.
	Section 4.2	Section 4.2	Section 4.2
Proposal of Amendments to the Proposed Operating Agreement	Any member or group of members holding not less than 30% of all units (regardless of class) can propose an amendment to the Proposed Operating Agreement.	Any member or group of members holding not less than 30% of all units (regardless of class) can propose an amendment to the Proposed Operating Agreement.	Any member or group of members holding not less than 30% of all units (regardless of class) can propose an amendment to the Proposed Operating Agreement.
	Section 16.1	Section 16.1	Section 16.1
Nominations For Governor	Any member or group of members holding not less than 10% of the Class A and Class B Units, calculated as a single class, can put forth a candidate for nomination for Governor to the Board.	Any member or group of members holding not less than 10% of the Class A and Class B Units, calculated as a single class, can put forth a candidate for nomination for Governor to the Board.	Class C Unit holders will not be entitled to put forth a candidate for nomination for Governor to the Board.
	Section 5.14	Section 5.14	Section 5.14
Call Members’ Meetings	Members holding at least 30% of all outstanding units (regardless of class) may send a written demand to request the Company to hold a member meeting. The Board must hold such meeting if it believes the business to be presented is in the best interests of the Company.	Members holding at least 30% of all outstanding units (regardless of class) may send a written demand to request the Company to hold a member meeting. The Board must hold such meeting if it believes the business to be presented is in the best interests of the Company.	Members holding at least 30% of all outstanding units (regardless of class) may send a written demand to request the Company to hold a member meeting. The Board must hold such meeting if it believes the business to be presented is in the best interests of the Company.
	Section 5.4	Section 5.4	Section 5.4

Preliminary Proxy Statement - Subject to Completion

	Class A	Class B	Class C
Profits and Losses	Members in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis.	Members in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis.	Members in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis.
	Section 9.3	Section 9.3	Section 9.3
Distributions – Regular & Liquidating Distributions	Members in all classes will be entitled to receive regular & liquidating distributions on a pro rata basis based on units held.	Members in all classes will be entitled to receive regular & liquidating distributions on a pro rata basis based on units held.	Members in all classes will be entitled to receive regular & liquidating distributions on a pro rata basis based on units held.
	Section 9.2	Section 9.2	Section 9.2
Transfer Restrictions	Transfers of any class of units permitted only if approved by the Board in its sole discretion.	Transfers of any class of units permitted only if approved by the Board in its sole discretion.	Transfers of any class of units permitted only if approved by the Board in its sole discretion.
	Section 10	Section 10	Section 10
Inspection Rights	Members in all classes will have the right to all information required by Proposed Operating Agreement and North Dakota Law.	Members in all classes will have the right to all information required by Proposed Operating Agreement and North Dakota Law.	Members in all classes will have the right to all information required by Proposed Operating Agreement and North Dakota Law.
	Section 4.7	Section 4.7	Section 4.7
Company Redemption Right on Transfer	Units that are not transferred in compliance with the Proposed Operating Agreement will be subject to redemption by the Company for a discounted price.	Units that are not transferred in compliance with the Proposed Operating Agreement will be subject to redemption by the Company for a discounted price.	Units that are not transferred in compliance with the Proposed Operating Agreement will be subject to redemption by the Company for a discounted price.
	Section 10.3	Section 10.3	Section 10.3

In addition, to the changes described above, due to the passage of time since the previous substantial amendment there are several other updates to the Existing Governing Documents that the Company is proposing with the Proposed Operating Agreement, including, but not limited to, the following items described below. The Company urges its members to read through all of the provisions of the Proposed Operating Agreement.

Global Changes:
•Replace in their entirety, both the Existing Operating Agreement and Existing Member Control Agreement, bringing the governing documents of the Company into just one (1), rather than two (2) agreements.
•Remove the concept of “Governance Rights” and “Financial Rights” which are severable upon transfer, as described in the Existing Member Control Agreement. The Proposed Operating Agreement will give all units the voting rights, transfer rights and economic rights described in the Proposed Operating Agreement per class which will not be severable through any transfers.
•Remove the concept of events that would terminate the membership of any member since this concept is not used in practice by the Company. The transfer of all units by a member to any other person would terminate membership in the Company.

Section 4 - Members
•Provide for the Reclassification of Units, and co-relative voting rights as described in this Proxy Statement (as described in Sections 4.1 and 4.2 of the Proposed Operating Agreement).
•Regarding information rights of the members, provide that, except as otherwise provided by law, the Board, from time to time, may determine that due to Company contractual obligations, business concerns, or other considerations, certain information regarding the Company should be kept confidential (as stated in Section 4.7 of the Proposed Operating Agreement).

Section 5 - Member Meetings
•Remove the requirement of the Company to hold annual meetings of the members, but allow certain members to demand a special meeting of the members, at the Company’s expense (as stated in Sections 5.2 and 5.4 of the

Preliminary Proxy Statement - Subject to Completion

Proposed Operating Agreement). Governor’s terms will change to their earlier resignation or removal, rather than needing to be elected annually, as described in Section 6 of the Proposed Operating Agreement.
•Clarify that any meetings of the members may be by remote participation (as stated in Section 5.5 of the Proposed Operating Agreement).
•State that quorum requirements differ depending on the matters to be voted on and the members who are entitled to vote on such matters (as stated in Section 5.9).
•Remove timing considerations for nomination of a Governor due to the removal of the requirement of the annual meeting & describe new nomination procedures (as stated in Section 5.13 of the Proposed Operating Agreement).
•Provided for the process in which the Board may fix a record date (as stated in Section 5.14 of the Proposed Operating Agreement).
•Clarify that any member or affiliate of a member may be retained or engaged by the Company and compensated for services provided to the Company with the approval of the Board.

Section 6 - Management; Board of Governors
•Remove the requirement that a Governor also be a member of the Company.
•Clarify the broad management power of the Board (as described in Section 6.1 of the Proposed Operating Agreement).
•Change the tenure of the Governors for the Board from three (3) years to until their earlier resignation or removal (as described in Section 6.2 of the Proposed Operating Agreement).
•Provide for a “Chairman” of the Board in line with the Company’s existing business practice (as stated in Section 6.2(c) of the Proposed Operating Agreement).
•Provide for the process in which a Governor could be removed by the Class A and Class B members (as described in Section 6.3 of the Proposed Operating Agreement).
•Change the required timing of meetings of the Board from monthly, to periodic meetings as established by the Board (as stated in Section 6.7 of the Proposed Operating Agreement).
•Provide that the Board may act through the delegation of power to committees, including but not limited to, an audit committee, a compensation committee, a nominating committee, and a risk management committee, consistent with the current business practice of the Company (as stated in Section 6.14 of the Proposed Operating Agreement).
•Clarify that the Governors may have other business ventures and are not required to manage the Company as the sole and exclusive function (as described in Section 6.16 of the Proposed Operating Agreement).

Section 7 - Officers
•Clarify that the office of “President” should mean the “Chief Executive Officer” and the office of “Treasurer” should mean the Company’s “Chief Financial Officer” as those titles are used in business practice by the Company.

Section 8 - Capital Contributions and Capital Accounts
•Clarify that loans from the members to the Company, if any, will not be treated as capital contributions or affect their capital accounts (as described in Section 8.3 of the Proposed Operating Agreement).

Section 9 - Allocations and Income Tax
•Clarify additional regulatory allocations that the Company utilizes and are subject to pursuant to relevant partnership tax rules.

Section 10 - Distributions and Tax Matters
•Update the Partnership Representative language to be in compliance with applicable law (as stated in Section 10.3 of the Proposed Operating Agreement) and adding a claw-back of any deficiencies for taxes imposed on any member which is paid by the Company.

Sections 11 - Transfers of Units
•Require that all transfers of units be approved by the Board (as described in Section 11.1 of the Proposed Operating Agreement).
•Require that the Transferor of units and perspective Transferee execute and deliver to the Company additional documents to effect the transfer (as described in Section 11.2 of the Proposed Operating Agreement).
•Give the Company a right to redeem any units for a discounted price which are proposed to be transferred that are not in compliance with the Operating Agreement (as described in Section 11.3 of the Proposed Operating Agreement).
•Clarify that any Transferee of units does not give them any rights until they are admitted as a Substitute Member by the Board (as described in Section 11.4 of the Proposed Operating Agreement).

Preliminary Proxy Statement - Subject to Completion

Section 13 - Unit Certificates
•Provide for the cancellation of any physical stock certificates on the date of adoption of the Proposed Operating Agreement in lieu of a written notation on the books of the Company indicating the amount of units that each member holds. Members will not be required to return their unit certificates.

Section 14 - Indemnification
•Update of the relevant provisions of indemnification to be in compliance with the New ND LLC Act, the Company still is required to indemnify officers, members, & Governors in compliance and as permitted by the New ND LLC Act.
•Require that the Board give consent before the Company is required to forward any expenses (including legal fees and costs) for any indemnification obligations.

Section 15 - Dissolution and Termination
•Clarify that all payments made in liquidation of the units shall be made in exchange for the units (as described in Section 15.5 of the Proposed Operating Agreement).

Section 17 - Miscellaneous
•Allow the Company to send notice to its members electronically (as described in Section 17.10 of the Proposed Operating Agreement).

The members are urged to read the entire Proposed Operating Agreement to fully understand the changes before voting on the Reclassification. The information above is a summary of some of the material changes to the Existing Governing Documents only.

GOVERNORS AND EXECUTIVE OFFICERS

Election of Governors

Our Board of Governors (the “Board”) is currently composed of seven (7) members. Information with respect to our Governors is set forth below.  Under our Existing Governing Documents, each Governor is elected to a three year term. The terms of the Governors are staggered, so that the terms of no more than three Governors expire in any given year. The staggering of the terms of the Governors commenced at the annual meeting of the members which was held on May 30, 2007, at which meeting two Governors were elected to an initial one year term (Group I), two Governors were elected to an initial two year term (Group II), and three Governors were elected to an initial three year term (Group III).

Name	Term Expires	Age	Position	Independent(1)	Committee Membership
Group I Governors
Ronald Aberle	2026	61	Governor	X	Compensation, Audit, Nominating, Risk Management
Ambrose Hoff	2026	73	Governor, Secretary	X	Compensation, Audit, Nominating
Group II Governors
Mike Appert	2027	56	Governor, Vice Chairman	X	Compensation, Risk Management, Nominating
William Price	2027	61	Governor	X	Compensation, Nominating
Group III Governors
Frank Kirshenheiter	2025	74	Governor (Nominee)	X	Compensation
Syd Lawler	2025	68	Governor (Nominee)	X	Compensation, Audit
Sid Mauch	2025	78	Governor, Chairman (Nominee)	X	Compensation, Risk Management

The Nominating Committee of the Board is comprised of Ronald Aberle, Mike Appert, Ambrose Hoff, and William Price. The Nominating Committee is responsible for selecting candidates for Governor. The Nominating Committee undertook a review of all prospective nominees.  Frank Kirschenheiter, Syd Lawler and Sid Mauch, the Group III incumbent Governors, were considered for nomination to their existing seats. The Nominating Committee did not receive any potential candidate nominations from any of the members.

Preliminary Proxy Statement - Subject to Completion

Based on this evaluation of the nominees, the Nominating Committee believes that each of the nominees is qualified to serve on the Board. Frank Kirschenheiter, Syd Lawler and Sid Mauch have each consented to being named in the proxy statement and to serve if elected.

The three (3) nominees who receive a plurality of the votes for the election of Governors will be elected to the position of Governor.  If you fail to mark a vote, the proxies solicited by the Board will be voted as “FOR” votes and your units will be included for purposes of determining whether a quorum is present at the meeting. If you do not submit a proxy card, your vote will not be counted as a vote for or against any nominee and you will not be counted as present for purposes of determining a quorum.

The following table contains certain information with respect to the nominees for election to the Board at the 2025 Annual Meeting:

Name	Age	Year First Became A Governor	Primary Occupation
Frank Kirschenheiter	74	2007	Cattle Farming in Richardton, ND.
Syd Lawler	68	2022	Farmer, small grains and sunflowers; previous bank Chief Credit Officer
Sid Mauch	78	2009	Retired - Previous manager of River Grain & Agronomy, LLC

If the Proposed Operating Agreement is adopted, by the member’s approval of Proposal No. 1 and Proposal No. 2, the Governors elected will serve until their earlier death, resignation or removal. If the Proposed Operating Agreement is not adopted, then the Group III Governors, elected at the 2025 Annual Meeting, will serve under the Existing Governing Documents and their term will end at the annual meeting of the members in 2028, or their earlier death, resignation or removal.

Biographical Information of Nominees

Frank Kirschenheiter, Governor and Nominee - Age 74

Mr. Kirschenheiter has served as a Governor since May 2007. Mr. Kirschenheiter currently serves as a member of our Compensation Committee. Mr. Kirschenheiter previously served as Treasurer of the Board. Mr. Kirschenheiter and his wife Earlene have been involved with their children in a small cattle operation outside of Richardton, North Dakota.  Mr. Kirschenheiter has also previously served as the mayor of the City of Richardton, North Dakota for over twenty years. Mr. Kirschenheiter was selected as a nominee based on his prior experience with the Company and agriculture generally. If elected, Mr. Kirschenheiter has agreed to serve as a Governor.

Syd Lawler, Governor and Nominee - Age 68

Mr. Lawler currently serves as a Governor and was elected to the Board in 2022. Mr. Lawler currently serves as a member of the Audit and Compensation Committees. Mr. Lawler has been a farmer in Emmons County since 1976 raising small grains, corn and sunflowers. Prior to his retirement in 2020, Mr. Lawler was a Business Banking Manager then Chief Credit Officer with Cornerstone Bank. Mr. Lawler has been active in Linton community affairs by serving as a City Alderman for Linton and as a director on the Linton Airport Authority. Mr. Lawler was selected as a nominee based on his prior experience with the Company, agriculture and finance generally. If elected, Mr. Lawler has agreed to serve as a Governor.

Sidney (Sid) Mauch, Governor, Chairman and Nominee - Age 78

Mr. Mauch currently serves as chairman of the Board and has served as a Governor since March 2009. Mr. Mauch will likely continue as the Company’s chairman if he is re-elected by the members to serve as a Governor. Mr. Mauch also currently serves on our Risk Management Compensation Committees. Mr. Mauch was the manager and controller of Maple River Grain & Agronomy, LLC, a grain elevator and agronomy supplier located in Casselton, North Dakota, from 1976 to 2012. Mr.

Preliminary Proxy Statement - Subject to Completion

Mauch was selected as a nominee based on his prior experience with the Company and agriculture generally. If elected, Mr. Mauch has agreed to serve as a Governor.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of Governor. The three (3) nominees receiving the greatest number of votes will be elected as Governors. Since the three (3) nominees are running unopposed, it is likely that they will be elected for Governor. If you do not submit a proxy card, your vote will not be counted as a vote for or against any nominee and you will not be counted as present for the purposes of determining a quorum unless you attend the 2025 Annual Meeting. If you withhold your vote, your vote will not be counted as a vote for or against any nominee but will be counted for purposes of determining a quorum.

YOUR BOARD BELIEVES EACH NOMINEE IS WELL QUALIFIED TO SERVE AS A GOVERNOR OF THE COMPANY AND RECCOMENDS THAT YOU VOTE ALL OF YOUR UNITS “FOR” EACH NOMINEE.

Biographical Information for Non-nominee Governors

Ronald Aberle, Governor - Age 61

Mr. Aberle has served as a Governor since our inception and is the chair of our Audit Committee. If our Proposed Operating Agreement is not adopted, Mr. Aberle’s term as a Governor will expire at the 2026 annual meeting. If our Proposed Operating Agreement is adopted, Mr. Aberle will continue to serve as a Governor until his earlier resignation or removal. Mr. Aberle is also a member of our Audit, Nominating, Compensation and Risk Management Committees. Mr. Aberle is an owner and managing partner of Aberle Farms, a diversified farm and ranch, and most recently added an RV Campground to the enterprise. Mr. Aberle is a trustee of St. Hildegard’s Church.

Ambrose Hoff, Governor, Secretary - Age 73

Mr. Hoff has served intermittently as Governor since 2006 and also serves as the Company’s Secretary. If our Proposed Operating Agreement is not adopted, Mr. Hoff’s term as a Governor will expire at the 2026 annual meeting. If our Proposed Operating Agreement is adopted, Mr. Hoff will continue to serve as a Governor until his earlier resignation or removal. He is also a member of our Audit, Nominating and Compensation Committees. Mr. Hoff is the president of Stone Mill, Inc., a grain processing plant and also the CEO of Amber Waves, Inc., a manufacturing facility, both located in Richardton, North Dakota. Mr. Hoff is an active board member of the Richardton Development Company.

Mike Appert, Governor, Vice Chairman - Age 56

Mr. Appert currently serves as vice chairman of the Board and has served as a Governor since our inception. Mr. Appert will continue as the Company’s vice chairman until his earlier resignation or removal. He has previously served as chairman and secretary. Mr. Appert is also a member of our Compensation, Nominating and Risk Management Committees. If our Proposed Operating Agreement is not adopted, Mr. Appert’s term as a Governor will expire at the 2027 annual meeting. If our Proposed Operating Agreement is adopted, Mr. Appert’s term will continue to serve as a Governor until his earlier resignation or removal. Mr. Appert has been the owner and president of Appert Acres, Inc., a corn, soybean, sunflowers and small grains farming operation since 1991, as well as operating a Mycogen Seeds Dealership.  He also serves on several boards which include the Hazelton Airport Authority as president, the Goose Lake Chapter Pheasants Forever as treasurer, the St. Paul Catholic Church Finance Council, and the North Dakota Soybean Council. Mr. Appert has a degree in Financial Management from the University of North Dakota.

William Price, Governor - Age 61

Mr. Price has served as a Governor since our inception. Mr. Price currently serves as a member of the Compensation and Nominating Committees.  Mr. Price served as vice president from the inception of the Company until May 2007. If our Proposed Operating Agreement is not adopted, Mr. Price’s term as a Governor will expire at the 2027 annual meeting. If our Proposed Operating Agreement is adopted, Mr. Price’s term will continue to serve as a Governor until his earlier resignation or removal. Since 1980, Mr. Price has been the managing partner and is currently vice president of Price Cattle Ranch LLP, a cattle operation.  Since 1997, he has been the managing partner and is currently the president of Missouri River Feeders LLP, a feedlot and diversified farm. Mr. Price is also a Governor of North Dakota Sow Center LLLP, a 10,000 head ISO wean facility and serves as a board member for Eco Balance Global.  Mr. Price is a member of multiple associations, including the North

Preliminary Proxy Statement - Subject to Completion

Dakota Stockmen’s Association, the National Cattlemen’s Beef Association, and the Great Bend Irrigation District, and has served on the Missouri Slope Irrigation Board and served as chairman of the North Dakota Feeder Council.

Biographical Information Regarding Officers and Significant Employees

The following sets forth information about our executive officers. In connection with the closing of the Asset Sale, on January 31, 2025, the Company terminated all of their employees. The Company’s employees were subsequently hired by a subsidiary of GEVO. Pursuant to a transition services agreement, a subsidiary of GEVO has contracted with the Company to allow our Chief Executive Officer and Chief Financial Officer to perform certain limited functions with the Company on an independent contractor basis related to SEC reporting and tax compliance until June of 2026.

Name	Age	Position
Jodi Johnson	44	Chief Executive Officer
Joni Entze	37	Chief Financial Officer
Jodi Johnson, Chief Executive Officer - Age 44

Ms. Johnson has served as the Company’s Chief Executive Officer since April 2023 and had previously served as the Company’s Chief Financial Officer since April 2013. She is a Certified Public Accountant who operated her own tax preparation service for the last ten years where she prepared tax returns and provided other financial services for her clients. Ms. Johnson was also the Accounting Assistant and then Controller for the Theodore Roosevelt Medora Foundation since August 2004 where she prepared financial statements, supervised other accounting staff and performed other accounting related duties. Ms. Johnson is currently engaged with the Company on a part-time basis due to the Asset Sale and has been hired by a subsidiary of Gevo due to the Asset Sale.

Joni Entze, Chief Financial Officer - Age 37

Ms. Entze has served as the Company’s Chief Financial Officer since April 2023. She has been an employee of the Company since November 2021. Prior to her employment with the Company, Ms. Entze served as an assistant business manager for the Beulah School District. Ms. Entze is currently engaged with the Company on a part-time basis due to the Asset Sale and has been hired by a subsidiary of Gevo due to the Asset Sale.

Material Proceedings

There are no material proceedings in which a Governor or executive officer or any associate of these parties is adverse to the Company or has any material interest adverse to the Company.

BOARD OF GOVERNORS’ MEETINGS, POLICIES AND COMMITTEES

The Board generally meets once per month. The Board held nine regularly scheduled meetings and two special meetings during the fiscal year ended September 30, 2024. Each Governor attended all of the meetings of the Board during the fiscal year ended September 30, 2024.

The Board does not have a formalized process for holders of units to send communications to the Board. The Board feels this is reasonable given the accessibility of our Governors. Members desiring to communicate with the Board are free to do so by contacting a Governor or by calling the Company’s office at (701) 974-3308.

The Board does not have a policy with regard to Governors’ attendance at annual meetings. Last year, all seven Governors attended the Company’s annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Governor and Nominee Independence

All of our Governors and nominees are independent, as defined by our Audit Committee Charter. In evaluating the independence of our Governors and nominees, we considered the following factors: (i) the business relationships of our

Preliminary Proxy Statement - Subject to Completion

Governors and nominees; (ii) positions our Governors and nominees hold with other companies; (iii) family relationships between our Governors and nominees and other individuals involved with the Company; (iv) transactions between our Governors and nominees and the Company; and (v) compensation arrangements between our Governors and nominees and the Company.

Policy Regarding Employee, Officer and Director Hedging

We do not have a policy prohibiting our Governors, officers or employees from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s units held by such persons. As a limited liability company, we are required to restrict the transfers of our units in order to preserve our partnership tax status. Our units may not be traded on any established securities market or readily traded on a secondary market (or the substantial equivalent thereof). Because there is no public market for our units, it is the view of the Board that such a policy is unnecessary.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its risk management committee.

Insider Trading Policies

The Company, through their Code of Business Conduct (described below), has adopted insider trading procedures governing the purchase, sale and/or other dispositions by Governors, officers and employees of our securities that are reasonably designed to promote compliance with insider trading laws, rules and regulations. The Company’s Code of Business Conduct was filed with the Securities Exchange Commission as Exhibit 10.38 to our Annual Report on Form 10-K for the year ended December 31, 2006.

Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all of our employees, officers and Governors, and a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Grain Merchandiser and other persons performing similar functions. The Code of Business Conduct and Code of Ethics are available to our members on our website at south8energy.com.

Committees

The Board has four standing committees: the Audit Committee, Compensation Committee, Nominating Committee and Risk Management Committee. Each committee member attended at least 75% of the committee meetings for all committees on which they served.

Audit Committee

The Audit Committee of the Board operates under a charter adopted by the Board on December 22, 2010. A copy of our Audit Committee charter is available to our members at south8energy.com. Under the charter, the Audit Committee must have at least three members. Our Audit Committee members are Ronald Aberle, Ambrose Hoff and Syd Lawler. The chairperson of the Audit Committee is Mr. Aberle. Our Audit Committee currently does not have an individual designated as a financial expert and has communicated this to the Nominating Committee for their consideration as they review potential nominees for the Board. The reason the Audit Committee does not have a financial expert is that none of our current Governors qualify as a financial expert. Since the Company is not registered with a national securities exchange, the Audit Committee is exempt from the independence listing standards required by such national securities exchanges. Our Audit Committee charter requires a majority of our committee members to be independent as defined in the Audit Committee charter. All three members of our Audit Committee are independent as required by our Audit Committee charter.

The Audit Committee held five meetings during the fiscal year ended September 30, 2024.  Each audit committee member attended at least 75% of the audit committee meetings during the fiscal year ended September 30, 2024.

Audit Committee Report

Preliminary Proxy Statement - Subject to Completion

The Audit Committee delivered the following report to the Board of the Company on January 14, 2025. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2024. The committee has discussed with Eide Bailly LLP, its independent accountants, the matters required to be discussed under Public Company Accounting Oversight Board ( “PCAOB”) Auditing Standard No. 61, as amended Communications with Audit Committee (SAS 61). The committee has received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB and the Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors’ independence. The committee has considered whether the provision of services by Eide Bailly LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q are compatible with maintaining Eide Bailly LLP independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2024.
                            Audit Committee
                                Ronald Aberle, Chairman
                                Ambrose Hoff
                                Syd Lawler

Compensation Committee

The Company’s standing Compensation Committee consists of all members of the Board. Sid Mauch serves as the chairman of the Compensation Committee. The Compensation Committee has the overall responsibility for approving and evaluating the Company’s Governors’ and Chief Executive Officer’s compensation. Each member of the Compensation Committee is independent pursuant to the independence standard included in the Company’s Audit Committee charter. The Compensation Committee has delegated to the Chief Executive Officer the authority to set compensation for lower executive officers, including the Company’s Chief Financial Officer and Grain Merchandiser, and also the authority to implement compensation plans, policies and programs consistent with the Company’s philosophy and objectives. The Compensation Committee has not engaged compensation consultants or any other person to assist in determining or recommending the amount or form of executive or Governor compensation, but would consider doing so in those situations where it felt such an engagement was warranted or appropriate.

The Compensation Committee does not operate under a charter and is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities. The Compensation Committee held one meeting during the fiscal year ended September 30, 2024 and each member of the Compensation Committee attended the meeting.

For additional information on the responsibilities and activities of the compensation committee, including the process for determining executive compensation; see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Nominating Committee

The Nominating Committee of the Board consists of Ronald Aberle, Mike Appert, Ambrose Hoff, and William Price. Mr. Appert serves as chairman of the Nominating Committee. Each member of the Nominating Committee is independent pursuant to the independence standard included in the Company’s Audit Committee charter. The Nominating Committee held one meeting during the fiscal year ended September 30, 2024 and each member of the Nominating Committee attended the meeting. The Nominating Committee does not operate under a written charter.

Governor Nominations Policy

Preliminary Proxy Statement - Subject to Completion

Our Nominating Committee will consider Governor candidates recommended by members in accordance with the Company’s Existing Operating Agreement. Members interested in submitting the name of a candidate for consideration as Governor should send a letter to the Secretary of the Company, P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652, and specify that the letter should be forwarded to the chairman of the Nominating Committee.  The Board has not yet adopted a formal policy regarding qualifications of Governor candidates and we do not have a policy regarding considering diversity in Governor nominees. In evaluating Governor nominees, the Nominating Committee and the Board considers a variety of factors, including the appropriate size of the Board; our needs with respect to the particular talents and experience of our Governors; the knowledge, skills and experience of nominees, including: experience in the ethanol, corn or feed industries, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of fresh perspectives provided by new Board members. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Nominating Committee’s evaluation process with respect to candidates brought to them by members as opposed to other Governors does not differ.

On July 31, 2008, the Board adopted the Existing Operating Agreement, which provided that members must give advance notice to the Company of any business that they propose to bring before an annual meeting or of any person that they propose be nominated as a Governor. Under the advance notice provision, to be timely, a member’s notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members. With regard to Governor nominations, the notice must also set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five years, (d) the number of membership units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such membership units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person’s proposal for nomination and election as a Governor and actions to be proposed or taken by such person if elected a Governor; and (f) the written consent of each person so proposed to serve as a Governor if nominated and elected as a Governor.

For the 2025 Annual Meeting, the Nominating Committee evaluated the qualifications and performance of three (3) incumbent Governors, Frank Kirschenheiter, Syd Lawler and Sid Mauch, whose terms as Group III Governors will expire at the 2025 Annual Meeting, since no member put forth a nomination. Based upon these evaluations, the Nominating Committee nominated Frank Kirschenheiter, Syd Lawler and Sid Mauch for election as Governors at the 2025 Annual Meeting.

Risk Management Committee

The Risk Management Committee of the Board consists of Ronald Aberle, Mike Appert, and Sid Mauch. Mr. Appert serves as chairman of the Risk Management Committee. The Risk Management Committee is involved in setting the direction for the Company in relation to its corn and ethanol hedging strategies. The Risk Management Committee met fifty-four times during our fiscal year ended September 30, 2024 and each committee member attended at least 75% of such meetings.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Executive Officers

Overview

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the “executive officers”. The Compensation Committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company’s compensation philosophy and objectives.

In setting compensation, the Compensation Committee took into account the member vote at our 2023 annual member meeting called the “Say-on-Pay,” where the Company’s members overwhelmingly voted to endorse the Company’s system of compensating its executive officers. The Compensation Committee took this result as approval of their then current compensation system.

The Company does not maintain any equity incentive plans or like plans which give awards to any employees of the Company. The Company does not provide any pensions.

Preliminary Proxy Statement - Subject to Completion

Compensation Philosophy and Objectives

Our compensation programs were designed to achieve the following objectives:

•Attract, retain and motivate highly qualified and talented executives who will contribute to the Company’s success by reason of their ability, ingenuity and industry;
•Link compensation realized to the achievement of the Company’s short and long-term financial and strategic goals;
•Align management and member interests by encouraging long-term member value creation;
•Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and
•Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The Compensation Committee is responsible for determining the nature and amount of compensation for the Company’s Chief Executive Officer and has delegated to the Chief Executive Officer the authority to set compensation for lower executive officers, including the Company’s Chief Financial Officer. The Compensation Committee has also delegated to the Chief Executive Officer the authority to implement compensation plans, policies and programs consistent with the Company’s philosophy and objectives.

The Compensation Committee recommended that the Company enter into an employment agreement with the Company’s current Chief Executive Officer, Jodi Johnson, effective April 24, 2023. This employment agreement provided for an annual base salary and a year-end bonus based on the Company’s net income. This employment agreement was terminated on January 31, 2025 in connection with the Asset Sale.
Base Salary

The evaluation of the Chief Executive Officer’s employment agreement was based on the scope of the chief executive’s roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions.

Bonus

In addition to the base salary, the evaluation of the Chief Executive Officer’s employment agreement also included the potential to earn a year-end bonus based on the Company’s net income. The Compensation Committee believed that the alignment of bonus potential with the Company’s financial performance is consistent with the Company’s compensation philosophy and objectives.

Accounting and Tax Treatment of Awards

None of our executive officers, Governors, or employees receive compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the Board determined that the Compensation Discussion and Analysis should be included in this proxy statement.
    Compensation Committee

    Sid Mauch, Chair
    Ronald Aberle
    Mike Appert
    Ambrose Hoff
    Frank Kirschenheiter

Preliminary Proxy Statement - Subject to Completion

    Syd Lawler
    William Price

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee have been an employee of the Company. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years, or such shorter period that they were covered by this requirement, to our Chief Executive Officer, Chief Financial Officer and Grain Merchandiser.

We did not have any compensatory security option plan or other plan for long term compensation for our executive officers or Governors in place as of September 30, 2024. Further, as of September 30, 2024, none of our Governors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Fiscal Year	Salary	Bonus	Other(4)	Total
Chief Executive Officer - (Jodi Johnson)(1)	2024	$214,518	$14,903	$2,998	$232,419
Jodi Johnson	2023	$80,385	$—	—	$80,385
Gerald Bachmeier (2)	2023	$138,553	$120,000	$10,851	$269,404
Gerald Bachmeier	2022	$240,000	$64,420	$10,985	$315,405
Chief Financial Officer - Jodi Entze (3)	2024	$89,660	$5,500	—	$95,160
Joni Entze	2023	$32,371	$—	—	$32,371
Jodi Johnson	2023	$108,169	$40,000		$148,169
Jodi Johnson	2022	$149,423	$26,292		$175,715
Grain Merchandizer - Ryan Wiege (5)	2024	$145,660	$11,500	—	$157,160
Ryan Wiege	2023	$125,539	$15,000	—	$140,539
Ryan Wiege	2022	$119,731	$11,292	—	$131,023
(1)Ms. Johnson was appointed Chief Executive Officer effective as of April 24, 2023 and had previously served as Chief Financial Officer of the Company from April 2013 to April 24, 2023. Ms. Johnson was terminated and hired by a subsidiary of Gevo in connection with the Asset Sale on January 31, 2025. Ms. Johnson continues to serve as our Chief Executive Officer on an independent contractor basis.
(2)Mr. Bachmeier resigned as Chief Executive Officer effective as of April 24, 2023 and had previously served as Chief Executive Officer of the Company since July of 2010.
(3)Ms. Entze was appointed Chief Financial Officer effective April 24, 2023. Ms. Entze was terminated and hired by a subsidiary of Gevo in connection with the Asset Sale on January 31, 2025. Ms. Entze continues to serve as our Chief Financial Officer on an independent contractor basis.
(4)The amounts noted under “Other” reflects the portion of health insurance premium the Company has paid on the Chief Executive Officer’s behalf. The Chief Executive Officer was and is still required to pay a portion of this premium out of pocket.
(5)Mr. Wiege was terminated and hired by a subsidiary of Gevo in connection with the Asset Sale on January 31, 2025.

Employment Agreements with Governors or Officers

The Company entered into an employment agreement with Jodi Johnson for the position of Chief Executive Officer of the Company effective April 24, 2023. The employment agreement provided for an annual base salary as well as a year-end bonus based on the Company’s net income. Ms. Johnson’s employment agreement was terminated on January 31, 2025 in connection with the Asset Sale. Pursuant to a transition services agreement, a subsidiary of GEVO has contracted with the Company to allow Ms. Johnson to perform certain limited functions with the Company on an independent contractor basis related to SEC reporting and tax compliance until June of 2026.

Preliminary Proxy Statement - Subject to Completion

We do not have any current employment agreements with any Governor or executive officer.

Potential Payments upon Termination or Change-in-Control.

In connection with the Asset Sale, Ms. Johnson, our Chief Executive Officer, has accepted employment with a subsidiary of Gevo. The acceptance of employment by Ms. Johnson was a condition to the Buyers’ obligation to complete the Asset Sale.

Ms. Johnson received a retention bonus of approximately $25,000 from the Company in connection with the closing of the Asset Sale.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following table and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of Company financial performance. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance in practice, refer to the “Compensation Discussion and Analysis” section above. References to “PEO” in the tables below refer to Jodi Johnson or Gerald Bachmeier, as applicable.

Fiscal Year (a)	Summary comp. table total for PEO (1) *Johnson ($) (b)	Summary comp. table total for PEO (2) *Bachmeier ($) (b)	Comp. actually paid to PEO (3) *Johnson ($) (c)	Comp. actually paid to PEO (4)*Bachmeier ($) (c)	Average summary comp. table total for non-PEO named executive officers (5) ($) (d)	Average comp. actually paid to non-PEO named executive officers (6) ($) (e)	Value of initial fixed $100 investment based on:		Net income(8) ($) (h)	EBITDA(9) ($) (i)
							TSR (7) ($) (f)	Peer group TSR (8) ($) (g)
2024	232,419	0	229,421	0	126,160	126,160	400	108	-1,172,777	6,480,867
2023	80,385	269,404	80,385	258,553	102,026	102,026	405	89	5,561,255	12,983,937
2022	0	315,405	0	304,420	153,369	153,369	317	81	29,496,680	33,847,660
2021	0	246,196	0	236,154	126,973	126,973	116	109	12,625,679	17,597,905

(1) The amounts reported in this column reflect, for each applicable fiscal year, the amounts of total compensation reported for Jodi Johnson (our current Chief Executive Officer, appointed on April 24, 2023) in the “Total Compensation” column of the Summary Compensation Table.
(2) The amounts reported in this column reflect, for each applicable fiscal year, the amounts of total compensation reported for Gerald Bachmeier, who served as our Chief Executive Officer until April 24, 2023.
(3) The amounts reported in this column reflect, for each applicable fiscal year, the “compensation actually paid” as calculated under SEC rules (“CAP”) to Ms. Johnson. The CAP represents differences in payment amounts to account for excess medical insurance benefits the Ms. Johnson receives compared to the reimbursement the Company makes for its other employees.
(4) The amounts reported in this column reflect, for each applicable fiscal year, the “compensation actually paid” as calculated under SEC rules (“CAP”) to Mr. Bachmeier. The CAP represents differences in payment amounts to account for excess medical insurance benefits Mr. Bachmeier received compared to the reimbursement the Company made for its other employees.
(5) The amounts reported in this column reflect, for each applicable fiscal year, the amounts of average compensation reported in the “Total Compensation” column of the Summary Compensation Table for the Company’s named executive officers other than the PEO. The named executive officers included for the 2024 fiscal year are Joni Entze (our Chief Financial

Preliminary Proxy Statement - Subject to Completion

Officer) and Ryan Wiege (our Grain Merchandiser). The named executive officers included for the 2023 fiscal year are Joni Entze (our Chief Financial Officer, appointed on April 24, 2024), Jodi Johnson (our previous Chief Financial Officer, who was appointed as our Chief Executive Officer on April 24, 2024) and Ryan Wiege (our previous Grain Merchandiser). The named executive officers included for the 2022 fiscal year are Jodi Johnson (our previous Chief Financial Officer) and Ryan Wiege (our previous Grain Merchandiser). The named executive officers included for the 2021 fiscal year are Jodi Johnson (our previous Chief Financial Officer) and Ryan Wiege (our previous Grain Merchandiser).
(6) The amounts reported in this column reflect, for each applicable fiscal year, the average amount of CAP to the Company’s named executive officers other than the PEO. The CAP is the same as the total compensation reported in column (d) as no adjustments were required. Information is reported for the same persons named in footnote 5 to column (d).
(7) The amounts reported in this column reflect the value based on the cumulative total member return, during the period from September 30, 2020 through the applicable fiscal year, of a hypothetical investment of $100 in the Company’s units. The table assumes continual investment from September 30, 2020 through the applicable fiscal year and includes the initial $100 investment.
(8) The amounts reported in this column reflect the value based on the weighted average cumulative total shareholder return of a peer group relative to the Company, of over forty five (45) companies with a SIC code of 2869, during the period from September 30, 2020 through the end of the applicable fiscal year, of a hypothetical investment of $100. The table assumes continual investment from September 30, 2020 through the applicable fiscal year and includes the initial $100 investment.
(9) The amounts reported in this column represent the amount of net income reflected in the Company’s audited consolidated financial statements for each applicable year.
(10) We have selected EBITDA as the Company-Selected Measure.

Relationship Between CAP and Performance

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO named executive officer for our fiscal years 2022, 2023 and 2024 to (1) TSR of both our units and our peer group, (2) net income, and (3) EBITDA.

Preliminary Proxy Statement - Subject to Completion

Tabular List of Most Important Financial Performance Measures

The following is a list of the most important financial performance measures that the Company has used to link compensation of our named executive officers to Company performance for the 2024 fiscal year:

•Net Income

Preliminary Proxy Statement - Subject to Completion

•EBITDA
•Unit Value
Chief Executive Officer Pay Ratio
In accordance with SEC rules, we are disclosing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer for the fiscal year ended September 30, 2024:

•The median of the annual total compensation of all of our employees (excluding the Chief Executive Officer) was $93,637.
•The annual total compensation of our Chief Executive Officer, as reported on our Summary Compensation Table, was $232,419.
•Based on this information, the ratio of our Chief Executive Officer’s annual total compensation to our median employee was 2.49:1.00.
Our employee population as of September 30, 2024 (the date we selected to identify our median employee), consisted of 55 individuals, with all of these individuals located in the United States. We identified our median employee compensation based on the annual total compensation paid during the fiscal year ended September 30, 2024, calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.
In addition, for purposes of reporting the ratio of annual total compensation of the Chief Executive Officer to the median employee, both the Chief Executive Officer(s) and the median employee’s total compensation paid during the fiscal year ended September 30, 2024, were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee compensation total or to determine annual total compensation.

Compensation of Governors

Pursuant to our Governor compensation policy, we currently pay Governor fees as follows:

•$1,000.00 per in-person Board meeting or $500.00 per conference call.
•$400.00 per in-person Audit Committee meeting or conference call.
•$400.00 per in-person Risk Management Committee meeting or conference call.
•$400.00 per in-person Nominating Committee meeting or $100.00 per conference call.

The compensation policy also provides for reimbursement to Governors for all out-of-pocket costs and mileage for travel to and from meetings and other locations to perform these tasks.

In the fiscal year ended September 30, 2024, the Company had incurred an aggregate of $132,000 in Governor fees and related expenses.

The table below shows the compensation paid to each of our Governors for the fiscal year ended.

Name	Fiscal Year	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total Compensation
Ronald Aberle	2024	$32,400	$—	$32,400
Mike Appert	2024	$31,500	$—	$31,500
Ambrose Hoff	2024	$10,400	$—	$10,400
Frank Kirschenheiter	2024	$8,200	$—	$8,200
Syd Lawler	2024	$11,100	$—	$11,100
Sid Mauch	2024	$30,300	$—	$30,300
William Price	2024	$8,100	$—	$8,100
		$132,000	$—	$132,000

Preliminary Proxy Statement - Subject to Completion

(1)Includes reimbursement for regular board meetings as well as committee meetings.
(2)Includes reimbursement for mileage incurred in connection with services rendered to the Board and for services rendered to the Company.

SECURITY OWNERSHIP OF GOVERNORS AND CERTAIN BENEFICIAL OWNERS

For purposes of our Governors, Governor nominees, management and members who beneficially own 5% or more of our units, beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the tables below has sole voting and sole investment power for all of the units beneficially owned by that person. In addition, unless otherwise indicated, all persons named below can be reached at the Company at 3682 Highway 8 South, P.O. Box 11, Richardton, ND 58652.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Membership Units	Ronald Aberle, Governor	334,587(1)	0.83%
Class A Membership Units	Mike Appert, Governor	1,350,000(2)	3.36%
Class A Membership Units	Ambrose Hoff, Governor	780,000(3)	1.94%
Class A Membership Units	Frank Kirschenheiter, Governor and Nominee	100,000	*
Class A Membership Units	Syd Lawler, Governor and Nominee	205,000(4)	*
Class A Membership Units	Sid Mauch, Governor and Nominee	66,500(5)	*
Class A Membership Units	William Price, Governor	400,000(7)	*
Class A Membership Units	Jodi Johnson, Chief Executive Officer	—	—%
Class A Membership Units	Joni Entze, Chief Financial Officer	—	—%
Class A Membership Units	Ryan Wiege, Grain Merchandiser	—	—%
TOTAL:	Governors/Officers/Nominees as a Group	3,236,087	8.06%

(*)     Designates less than one percent ownership.
(1)    Includes 314,587 units owned jointly with Mr. Aberle’s spouse. Additionally, 20,000 units are held by Old Ten Investment, of which Mr. Aberle is a partner and of which Mr. Aberle disclaims beneficial ownership.
(2)     Includes 380,000 units which Mr. Appert owns jointly with his spouse and 100,000 units held directly by his son of which Mr. Appert disclaims beneficial ownership.  Additionally, 160,000 units are held by Appert Acres, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership, and 210,000 units are held by Appert Farms, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership.
(3)    Includes 480,000 units owned jointly with Mr. Hoff’s spouse.  Additionally, 300,000 units are held by Richardton Development Company, of which Mr. Hoff serves as an officer and of which Mr. Hoff disclaims beneficial ownership.
(4)    Includes 105,000 units owned jointly with Mr. Lawler’s spouse.
(5)    Includes 65,500 units owned jointly with Mr. Mauch’s spouse.
(7)    Includes 300,000 units which Mr. Price owns jointly with his brother and 100,000 units held jointly with his brother and mother.

Recent Transactions

There has been no change in the ownership of the Company’s units by any of the Company’s Governors or executive officers within the last 60 days.

Beneficial Ownership

Preliminary Proxy Statement - Subject to Completion

There is only one (1) beneficial owner of our units known by the Governors that have beneficial ownership of 5% or more of the outstanding units as of [__________].

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class A Membership Units	Gerald and Carolyn Keller	2,403,791	6.0%

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Governors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Governors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and Governors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a written policy requiring all Governors, officers and employees, and their immediate family members, to notify the Board about any transaction, of any size, with the Company.  The Board is responsible for enforcing this policy. Some of our Governors, officers and employees and their immediate family members have sold corn to the Company or purchased E85 or distillers grains from the Company. These purchases and sales were made on terms available to all parties that do business with the Company, and were as follows for our 2024 fiscal year:

Ronald Aberle, a Governor, and a company owned in part by Mr. Aberle, sold corn to the Company in an amount equal to $3,238,774.17 during our fiscal year ended September 30, 2024.

Mike Appert, a Governor, and various companies owned in part by Mr. Appert, sold corn to the Company in an amount equal to $4,367,195.83 during our fiscal year ended September 30, 2024.

The Board reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company’s Code of Business Conduct also includes a written policy governing related party transactions, that applies to all of our employees, officers and Governors. The Board believes these transactions were no less favorable to the Company than the Company could receive from an independent third party.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Independent Registered Public Accounting Firm

The Audit Committee has selected Eide Bailly LLP as the independent registered public accountants for the fiscal year October 1, 2024 to September 30, 2025. A representative of Eide Bailly LLP is expected to be represented at the 2025 Annual Meeting to respond to questions from the members and will have an opportunity to make a statement if they desire.

Audit Fees

The aggregate fees billed to the Company by our independent registered public accountants, Eide Bailly LLP, during our 2024 and 2023 fiscal years are as follows:

Preliminary Proxy Statement - Subject to Completion

Category	Fiscal Year	Eide Bailly Fees
Audit Fees(1)	2024	$122,760
	2023	$131,574
Audit-Related Fees	2024	—
	2023	—
Tax Fees(2)	2024	$53,674
	2023	$58,652
All Other Fees	2024	—
	2023	—

(1)    Audit Fees. This category includes the fees and out-of-pocket expenses for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)    Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

The Board is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence. All audit and non-audit services performed by the Company’s independent auditor during 2023 and 2024 were pre-approved by the Board. The Board will not authorize the independent auditor to perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The Board may delegate its pre-approval authority to one or more of its Governors, but not to management. The Governor or Governors to whom such authority is delegated shall report any pre-approval decisions to the Board at its next scheduled meeting.

MEMBER PROPOSALS FOR THE 2026 ANNUAL MEETING OF MEMBERS

If Proposal No. 1 and Proposal No. 2 are approved by the members at the 2025 Annual Meeting, we do not expect to have a 2026 Annual Meeting.

However, if Proposal No. 1 or Proposal No. 2 are not approved by the members at the 2025 Annual Meeting, we currently anticipate holding the 2026 annual meeting of members in March of 2026. The Company is not required to consider any proposal or Governor nomination petition that does not meet the requirements of the SEC and our Existing Operating Agreement and therefore, any member who wishes to submit a proposal or Governor nomination petition is encouraged to seek independent counsel about the requirements of the SEC and our Existing Operating Agreement.

Member Proposals to be Considered for Inclusion in the Company’s 2026 Proxy Statement Under SEC Rules
If Proposal No. 1 and Proposal No. 2 are approved by the members at the 2025 Annual Meeting, we do not expect to be subject to the SEC’s rules, including Rule 14a-8 of the Exchange Act, for the 2026 Fiscal Year and will likely not hold an annual meeting in 2026. Any member proposals to be brought forth must be in compliance with the then adopted Proposed Operating Agreement. Under the Proposed Operating Agreement, special meetings of the members may be called by the Board, the Chief Executive Officer or the members holding at least thirty 30 percent (30%) of all Units (regardless of class) of the Company, provided that such persons calling the meeting abide by the provisions of the Proposed Operating Agreement. In order for the members to submit a proposal, they must submit a written demand which contains: (a) the name and signature of each member demanding the meeting, (b) the amount and class of units owned by each member, (c) a description of the business to be proposed at such meeting and (d) any material interest of any of the members demanding the meeting to the proposed business as described. If the members are calling a meeting for purposes which the Board believes to be in the best interests of the Company, the Board shall be obligated to call a special meeting of the members within 120 days of receiving such written demand.

Preliminary Proxy Statement - Subject to Completion

However, if Proposal No. 1 and Proposal No. 2 are not approved by the members at the 2025 Annual Meeting, then the Company will likely still be subject to the SEC’s rules regarding member proposals, including Rule 14a-8 of the Exchange Act, for the 2026 year and will likely hold an annual meeting in 2026.

Under applicable SEC rules, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2026 annual meeting of members must be received by the Secretary of the Company, at 3682 Highway 8 South, Richardton, ND 58652, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2026 annual meeting of members to the Company by [__________]. Proposals submitted later than [__________], will be considered untimely and will not be included in the Company’s proxy statement for the 2026 annual meeting of members.
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. Our Board will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

2026 Annual Meeting Governor Nominations

If Proposal No. 1 and Proposal No. 2 are approved by the members, the Company does not expect to have a 2026 annual meeting. The procedure for nominating Governor candidates in that event is described below:

Procedure for Nomination of Governor Candidate if Proposed Operating Agreement is Approved.
If the Proposed Operating Agreement is approved, the Company will not be required to hold annual meetings and our current Governors will continue to serve as Governors until their earlier death, removal or resignation. Upon the death, removal or resignation of any Governor, the current Governors may reduce the number of Governor positions to match the current number of Governors. However, if a Governor position opens which requires election, the Class A Units and Class B Units would have the right to elect such Governor. Persons owning at least ten 10% of the Class A Units and Class B Units (calculated as a single class) will also have the right to put forth a nominee to the nominating committee for consideration for election. Persons only owning Class C Units will not have this ability.
In order to propose nominee under the Proposed Operating Agreement, the Class A and/or Class B member(s) must send written notice to the Secretary of the Company which sets forth: (a) the name and address of the Class A and/or Class B member(s) who are making the nomination, (b) the name, age, business address, and if known, the residence address of each individual being nominated, (c) the principal occupation of the nominee for the preceding five (5) years and (d) the written consent of each person so proposed to serve as a Governor, if nominated, and elected as a Governor. At the request of the Board, or any nominating committee of the Board, any nominees must also furnish to the secretary of the Company, that information required to be set forth as described above. Nomination of a nominee for a Governor position does not guarantee that such nominee will be able to be elected for a Governor position until such nominee is approved by the Board or any nominating committee of the Board.

Procedure for Nomination of Governor Candidate if Proposed Operating Agreement is not Approved.
If the Proposed Operating Agreement is not approved, then the nomination procedure of the Company will remain unchanged.

Two Governor positions will stand for election at the 2026 annual meeting. Nominations for Governor positions are made by a nominating committee appointed by the Board. In addition, our Existing Governing Documents provides that members must give advance notice to the Company of any person that they propose be nominated as a Governor. Under the advance notice provision, to be timely, a member’s notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members (that would mean between [__________] and [__________]. With regard to Governor nominations, the notice must also set forth: (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of membership units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such membership units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person’s proposal for nomination and election as a Governor and actions to be proposed or taken by such person if elected a Governor; and (f) the written consent of each person so proposed to serve as a Governor if nominated and elected as a Governor.

Preliminary Proxy Statement - Subject to Completion

Governor nominations submitted pursuant to the provisions of the Existing Operating Agreement for the 2026 annual     meeting must be submitted to the Company by [__________].

Any nomination petition or nominee statement which is not fully completed and properly executed, is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be. Each nominee must meet all qualification requirements for elected Governors as may exist at the time of the nomination and at the time of election.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Reclassification.

Other Matters of the Annual Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Compensation of Named Executive Officers; Golden Parachutes

No named executive officer of the Company will be paid any additional compensation based on, or otherwise relating to, the Reclassification.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. Please see the section entitled “Where You Can Find More Information” below.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements, and other information with the SEC. The Company will make these materials available for inspection and copying by any member at the Company’s executive offices during regular business hours. These SEC filings, and other reports, proxies, information statements and other information regarding the Company, are all also available to the public from the SEC’s website at http://www.sec.gov/edgar/search by searching for the Company. Information on or accessible through these websites is not incorporated by reference into this proxy statement and does not constitute a part of this proxy statement unless the Company specifically so designates and files such information with the SEC.

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that the Company can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement incorporates by reference the documents and reports listed below:

COMPANY SEC FILINGS:

•The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on January 15, 2024.

•The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2024 filed with the SEC on February 19, 2024.

Because the Company is trying to effect a “going private” transaction with respect to the Reclassification, the Company is concurrently filing with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Reclassification. The Schedule 13E-3, including any amendments and exhibits filed as a part of it, is available for inspection on the SEC’s website at http://www.sec.gov/edgar/search by searching for the Company. The Schedule 13E-3 will be amended to report promptly any

Preliminary Proxy Statement - Subject to Completion

material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC with respect to the Reclassification and any such information contained in a document filed with the SEC after the date of this information statement will not automatically be incorporated into the Schedule 13E-3.

You may also obtain any of the documents incorporated by reference into this proxy statement from the Company without charge as follows: (i) by calling our office at (701) 974-3308 to request documents, (ii) by sending a written request for documents to the Company at P.O. Box 11, Richardton, ND 58652 or (iii) by e-mailing a request for documents at south8energyllc@gmail.com. In order to receive timely delivery of requested documents in advance of the Annual Meeting, your request should be received no later than five business days before the date of the Annual Meeting, which means your request should be received no later than [__________]. If you request any documents, the Company will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

Preliminary Proxy Statement - Subject to Completion

PROPOSAL NO. 1 — GOVERNING DOCUMENTS RESTATEMENT PROPOSAL

Overview

We are asking our members to approve and adopt the Second Amended and Restated Operating Agreement (the “Proposed Operating Agreement”). Our members should carefully read this proxy statement in its entirety for more detailed information concerning the Proposed Operating Agreement, a copy of which is exhibited to this proxy statement as Appendix B. Please also see the section above entitled “THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT” for additional information. You are urged to read the Proposed Operating Agreement in its entirety before voting on this proposal.

If the Proposed Operating Agreement is approved by the members, a portion of the Company’s units will be reclassified into two separate and distinct classes, Class B Units and Class C Units. The Proposed Operating Agreement will establish the distinct rights and obligations of our Class A Units, Class B Units and Class C Units and will restrict the transfer of all classes of Units. This reclassification process will allow us to fall below the threshold number of unit holders required to register as a reporting Company under §12 of the Exchange Act and to continue as a private company, rather than a publicly registered company.

If adopted, the Proposed Operating Agreement will replace our Existing Governing Documents in their entirety.

Voting Requirements

Proposal No. 1 and Proposal No. 2 are conditioned on one another, meaning that unless the unit holders vote in favor of both proposals, both will fail.

Pursuant to Section 1.11 of our Existing Operating Agreement, the owners of a majority of the voting power of the Class A Units entitled to vote at a meeting of the members constitutes a quorum, enabling the transaction of business. Since we had [40,148,160] units entitled to vote outstanding as of the Record Date, the members of record who hold at least [20,074,081] units will be required to be represented in person or by proxy at the 2025 Annual Meeting in order for there to be a quorum to transact business.

Approval of the Governing Documents Restatement Proposal (Proposal No. 1) requires the affirmative vote from members holding least 66.67% of the Company’s outstanding units. Because there are [40,148,160] units entitled to vote outstanding as of the Record Date, the members of record who hold at least [26,766,779] units must vote in favor of Proposal No 1 in order to to approve. More votes are required from the members to approve Proposal No. 1 then are required to constitute a quorum.

Proxies marked as “ABSTAIN” for Proposal No. 1 will be counted for the purposes of determining the presence or absence of a quorum but will not be counted as votes cast for or against Proposal No. 1. Proxies which are signed and submitted to the Company but are not marked as “FOR”, “AGAINST” or “ABSTAIN” for Proposal No. 1 will be counted for the purposes of determining the presence of a quorum and will also be counted as a vote “FOR” Proposal No. 1.

If a quorum is not present at the time and place scheduled for the 2025 Annual Meeting, provided that Proposal No. 4 is approved (the Adjournment or Postponement Proposal), the members present at that time may reschedule the 2025 Annual Meeting to a later date in order to give the Board additional time to solicit proxies for use at the 2025 Annual Meeting. Proposal No. 4 must be approved by the holders of at least a majority of the units represented at the 2025 Annual Meeting, in person or by proxy, even if a quorum is not present.

The Board will have the discretion to determine if and when to implement the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations under the Exchange Act, our Board may determine not to implement the Reclassification.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS RESTATEMENT PROPOSAL.

Preliminary Proxy Statement - Subject to Completion

PROPOSAL NO. 2 — RECLASSIFICATION PROPOSAL

Overview

In conjunction with Proposal No. 1, we are asking for your vote to reclassify a portion of our currently outstanding units into two (2) separate and district classes: Class B and Class C Units, which are each described in the Proposed Operating Agreement. Although the Reclassification could be implemented solely through the approval of Proposal No. 1 by the adoption of the Proposed Operating Agreement, the Board considers the reclassification of the units to be an important matter of member concern and are submitting this matter separately to the members as a matter of good corporate practice. The members are encouraged to read the sections titled “Questions and Answers about the Proposed Operating Agreement and the Reclassification”, “Reasons for the Reclassification” and “Fairness of the Reclassification” before casting their vote. We intend, immediately following the reclassification, to terminate the registration of our Class A Units with the SEC and suspend further reporting under the Exchange Act. All units affected by the Reclassification will retain their new classification permanently after the Reclassification is implemented.

Voting Requirements

Proposal No. 1 and Proposal No. 2 are conditioned on one another, meaning that unless the unit holders vote in favor of both proposals, both will fail.

Pursuant to Section 1.11 of our Existing Operating Agreement, the owners of a majority of the voting power of our units entitled to vote at a meeting of the members constitutes a quorum of the members enabling the transaction of business. Since we had [40,148,160] units entitled to vote outstanding as of the Record Date, the members of record who hold at least [20,074,081] units will be required to be represented in person or by proxy at the 2025 Annual Meeting in order for there to be a quorum to transact business.

Approval of the Reclassification (Proposal No. 2) requires the affirmative vote from members holding least 66.67% of the Company’s units. Because there are [40,148,160] units entitled to vote outstanding as of the Record Date, the members of record who hold at least [26,766,779] units must vote in favor of Proposal No. 2 in order to approve. More votes are required from the members to approve Proposal No. 2 then are required to constitute a quorum.

Proxies marked to “ABSTAIN” on Proposal No. 2 will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against Proposal No. 2. Proxies which are signed and submitted to the Company but are not marked as “FOR”, “AGAINST” or “ABSTAIN” for Proposal No. 2 will be counted for the purposes of determining the presence of a quorum and will also be counted as a vote “FOR” Proposal No. 2.

If a quorum is not present at the time and place scheduled for the 2025 Annual Meeting, provided that Proposal No. 4 is approved (the Adjournment or Postponement Proposal), the members present at that time may reschedule the 2025 Annual Meeting to a later date in order to give the Board additional time to solicit proxies for use at the 2025 Annual Meeting. Proposal No. 4 must be approved by the holders of at least a majority of the units represented at the 2025 Annual Meeting, in person or by proxy, even if a quorum is not present.

The Board will have the discretion to determine if and when to implement the Reclassification and reserves the right to abandon the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations under the Exchange Act, our Board may abandon it. Alternatively, our Board may determine to wait to implement the Reclassification, depending on the timing of approval by the members and the timing of its SEC filing obligations such that the Company is able to continue its SEC compliance obligations without interruption or delay.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE RECLASSIFICATION PROPOSAL.

Preliminary Proxy Statement - Subject to Completion

PROPOSAL NO. 3 — ELECTION OF GOVERNORS

Overview

The Company has seven (7) Governors.  Under our Existing Governing Documents, each Governor is elected to a three year term.  The terms of the Governors are staggered, so that the terms of no more than three Governors expire in any given year. The staggering of the terms of the Governors commenced at the annual meeting of the members which was held on May 30, 2007, at which meeting two Governors were elected to an initial one year term (Group I), two Governors were elected to an initial two year term (Group II), and three Governors were elected to an initial three year term (Group III). The Company’s Group III Governor’s terms expire at the 2025 Annual Meeting and are up for re-election.

Frank Kirschenheiter, Syd Lawler and Sid Mauch, the Group III incumbent Governors, were nominated by the Nominating Committee for nomination to their existing seats. The Board did not receive any potential candidates from the members for election at the 2025 Annual Meeting.

Information regarding each nominee is set forth in the section entitled “Election of Governors” under the sub-section “Biographical Information of Nominees”.
Vote Required for Approval

In the election of Governors, the three (3) nominees receiving the greatest number of votes will be elected, regardless of whether any individual nominee receives votes from a majority of a quorum. “Abstain” votes for Governor elections will not be counted for or against any nominee because Governors are elected by plurality vote, meaning that the three (3) nominees receiving the most votes win.

In accordance with the Company’s Articles of Organization, each member may use cumulative voting. Cumulative voting allows each member to give a nominee as many votes as is equal to the number of membership units they own multiplied by the number of Governors to be elected. For example, if a member owns 100 membership units as of the record date, and since there are three (3) Governors to be elected at the 2025 Annual Meeting, that member would have 300 votes that they can allocate among the nominees in any manner that they choose. members may split their votes equally between nominees but are not required to. The three (3) nominees receiving the greatest number of votes at the annual meeting will be elected to the Board. Since there are three (3) positions on the Board available, it is likely that the three (3) nominees will be elected.
Proxies marked with a line through any nominee which the member wishes to withhold authority from will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the nominee. Proxies which are signed and submitted to the Company but are not marked will be counted for the purposes of determining the presence of a quorum and will also be counted as a vote “FOR” each of the incumbent nominees, and such member’s number of votes will be allocated equally between the three (3) nominees.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE MEMBERS VOTE THEIR UNITS “FOR” ALL NOMINEES FOR ELECTION TO THE BOARD.

Preliminary Proxy Statement - Subject to Completion

PROPOSAL NO. 4 — ADJOURNMENT OR POSTPONEMENT PROPOSAL

We are asking you to approve a proposal to adjourn or postpone the 2025 Annual Meeting to a later date or dates, if our Board determines that it is necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 2025 Annual Meeting to approve the Governing Documents Restatement Proposal, the Reclassification Proposal or the Election of Governors Proposal.

If approved, the Adjournment or Postponement Proposal would permit us to adjourn or postpone the Annual Meeting to give us time to solicit additional proxies to approve the Governing Documents Restatement Proposal, the Reclassification Proposal or the Election of Governors Proposal or seek to convince members who have voted against the Governing Documents Restatement Proposal or the Reclassification Proposal.

Additionally, we could adjourn or postpone the Annual Meeting if a quorum is not present to solicit additional proxies.

Approval of Proposal No. 4 requires the affirmative vote of members holding a majority of the units represented at the Annual Meeting and entitled to vote. These votes can be from members that are present in person or represented by proxy at the Annual Meeting.

Proxies marked to “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against Proposal No. 4. Proxies which are signed and submitted to the Company but are not marked as “FOR”, “AGAINST” or “ABSTAIN” for Proposal No. 4 will be counted for the purposes of determining the presence of a quorum and will also be counted as a vote “FOR” Proposal No. 4.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE ADJOURNMENT OR POSTPONEMENT PROPOSAL.

Preliminary Proxy Statement - Subject to Completion

EXHIBITS INCORPORATED BY REFERENCE

The following exhibits are incorporated by reference as part of this proxy statement.

Exhibit No.	Exhibit
99.1	Amended and Restated Operating Agreement - dated July 31, 2008
99.2	Amended and Restated Member Control Agreement, as amended - dated March 28, 2009
99.3	Registrant’s 10-K for the fiscal year ended September 30, 2024, filed with the commission on January 15, 2025.
99.4	Registrant’s 10-Q for the fiscal quarter ended December 31, 2024, filed with the commission on February 19, 2024.

Preliminary Proxy Statement - Subject to Completion

APPENDIX A - FORM OF PROXY CARD

PROXY SOLICITED ON BEHALF OF SOUTH 8 ENERGY, LLC FOR THE ANNUAL MEETING OF THE MEMBERS HELD ON [__________]

Member Name: ____________________________________     Instructions:
1) Read the Proxy Statement.
Number of Units: ___________________________________ 2) Indicate your choices by filling out the appropriate lines for the number of units you wish to vote for each of the Proposals below, or check the boxes to vote all of your units in a certain manner.
3) Sign and date the proxy card.
4) Proxy cards must be RECEIVED by 11:59 p.m. local time on [__________]. Return the proxy card via fax to (701) 974-3309, by mail to the Company at P.O. Box 11, Richardton, ND 58652 or scan and e-mail the proxy card to south8energyllc@gmail.com.

PROPOSAL NO. 1 GOVERNING DOCUMENTS RESTATEMENT PROPOSAL: APPROVE THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT. If Proposal No. 1 is not approved, the Board will not implement Proposal No. 2, even if it is approved by the members. The Second Amended and Restated Operating Agreement will replace the Existing Governing Documents. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐
PROPOSAL NO. 2 RECLASSIFICATION: To reclassify a portion of our currently outstanding Class A Units into Class B Units or Class C Units for the purpose of discontinuing registration of our Class A Units under the Securities Exchange Act of 1934. Class A Units held by holders of 50,000 or more will remain as Class A Units; Class A Units held by holders of between 49,999 and 10,001 Class A Units will be reclassified into Class B Units; and Class A Units held by holders of 10,000 or less Class A Units will be reclassified into Class C Units. If Proposal No. 2 is not approved, the Board will not implement Proposal No. 1, even if it is approved by the members. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐
PROPOSAL NO. 3: To elect three (3) Governors to the Board. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below. THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE.

You are entitled to give a nominee as many votes as is equal to the number of units you own multiplied by three (3) (the number of Governors to be elected), or you may distribute your votes among the nominees as you see fit. Write in the number of votes you are allocating to any nominee below.

Nominee Name	Number of Votes FOR
Frank Kirschenheiter, incumbent
Syd Lawler, incumbent
Sid Mauch, incumbent

[FLIP TO BACK]

Preliminary Proxy Statement - Subject to Completion

PROPOSAL NO. 4: To approve of the proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposals No. 1, 2 or 3. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐

By signing this proxy card, you appoint the Company’s Chief Executive Officer, with full power of substitution, as a proxy to represent you at the 2025 Annual Meeting of the members to be held on [__________], at the [__________] and at any adjournment thereof, on any matters coming before the meeting. The proxies will vote on the proposals set forth in the notice of the meeting and proxy statement as specified on this card and will use their best judgement to vote on any other matters properly coming before such meeting.

The Chief Executive Officer cannot vote your units unless you sign and return this card. If a proxy card is submitted and signed without instructions as to the proposals, the Chief Executive Officer will vote your units “FOR” Proposals No. 1, 2 and 4 and will distribute your votes equally among your units “FOR” each of the three (3) nominees for Governors.

Please sign exactly as your name appears on your unit certificate. When units are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If the member is an entity, please include such entity’s name and have this proxy card signed by an authorized officer of such entity.

Signature	Joint Owner Signature
Print Name	Print Joint Owner Name
Entity Name (if member is an entity)
Title (if member is an entity)
Date	Date

Preliminary Proxy Statement - Subject to Completion

APPENDIX B - FORM OF SECOND AMENDED AND RESTATED OPERATING AGREEMENT

(See Attached Pages)

Preliminary Proxy Statement - Subject to Completion

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

of

SOUTH 8 ENERGY, LLC
EFFECTIVE DATE: [_____________], 2025

Appendix B - 1

Preliminary Proxy Statement - Subject to Completion

1.1    Definitions.    6
SECTION 2    SCOPE AND EFFECT OF AGREEMENT; ORGANIZATION    11
2.1    Operating Agreement.    11
2.2    Prior Agreements.    11
2.3    Parties Subject to Agreement.    12
2.4    Units Subject to Agreement.    12
2.5    Formation.    12
2.6    Name.    12
2.7    Term.    12
SECTION 3    OFFICES    12
3.1    Principal Office(s).    12
3.2    Registered Office and Registered Agent.    12
SECTION 4    MEMBERS    12
4.1    Reclassification of Units.    12
4.2    Voting Rights of Units.    13
4.3    Additional Units.    14
4.4    Lack of Authority.    14
4.5    Unit Dividends and Splits.    14
4.6    Preemptive Rights; Redemption Rights.    14
4.7    Information Rights of Members.    14
4.8    Limitation of Liability.    14
4.9    Waiver of Dissenters or Appraisal Rights.    15
SECTION 5    MEMBER MEETINGS    15
5.1    Place of Meeting.    15
5.2    Annual Meeting.    15
5.3    Special Meetings Called by CEO or Board.    15
5.4    Special Meetings Held Upon Member Demand.    15
5.5    Telephonic Meeting.    15
5.6    Notice of Meeting.    16
5.7    Voting Representative.    16
5.8    Proxies.    16
5.9    Quorum.    16
5.10    Adjournments.    16
5.11    Requirements for Member Approval.    16
5.12    Action Without a Meeting.    16
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5.13    Nomination of Governors.    17
5.14    Record Date.    17
5.15    Waiver of Notice.    17
5.16    Activities with the Company.    18
5.17    Statement of Units.    18
SECTION 6    MANAGEMENT; BOARD OF GOVERNORS    18
6.1    Management.    18
6.2    Number, Election, Tenure, and Qualifications.    19
6.3    Removal.    19
6.4    Resignations.    19
6.5    Vacancies.    19
6.6    Place of Meetings; Telephonic Meetings.    20
6.7    Regular Meetings.    20
6.8    Special Meetings.    20
6.9    Waiver of Notice; Previously Scheduled Meetings.    20
6.10    Quorum.    20
6.11    Requirements for Board Approval.    20
6.12    Absent Governors.    20
6.13    Action Without a Meeting.    21
6.14    Actions by Governors; Committees, Delegation of Authority; Duties.    21
6.15    Approval or Ratification of Acts or Contracts.    21
6.16    Duty to Company; Business Opportunities.    21
6.17    Compensation, Reimbursement.    21
SECTION 7    OFFICERS    22
7.1    Officers.    22
7.2    Appointment and Term of Office.    22
7.3    Removal.    22
7.4    The Chief Executive Officer.    22
7.5    The Chief Financial Officer.    22
7.6    The Vice-President.    23
7.7    The Secretary.    23
7.8    Salaries.    23
7.9    Insurance.    23
SECTION 8    CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS    23
8.1    Capital Contribution.    23
8.2    Interest on and Return of Capital Contributions.    24
8.3    Loans by Members.    24
8.4    Capital Accounts.    24
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SECTION 9    ALLOCATIONS AND INCOME TAX    25
9.1    General Allocation of Net Income or Net Loss.    25
9.2    Allocations for Income Taxes.    25
9.3    Regulatory Allocations and Allocation Limitations.    26
9.4    Proration of Allocations.    27
9.5    Consent to Allocation; Company Records Binding.    27
SECTION 10    DISTRIBUTIONS;TAX MATTERS    27
10.1    Distributions.    28
10.2    Tax Status.    28
10.3    Partnership Representative.    28
SECTION 11    TRANSFERS OF UNITS    29
11.1    General.    29
11.2    Process for Transferring Units & Conditions Precedent.    29
11.3    Redemption Rights of Company.    30
11.4    Rights of Transferees; Effect of Transfer.    30
11.5    No Transfer after Dissolution Event.    30
SECTION 12    ADDITIONAL AND SUBSTITUTE MEMBERS    31
12.1    Admission of New Members.    31
SECTION 13    UNIT CERTIFICATES    31
13.1    Book Entry.    31
13.2    Loss or Destruction of Certificates.    31
13.3    Member List.    31
SECTION 14    INDEMNIFICATION    31
14.1    Indemnification.    31
SECTION 15    DISSOLUTION AND TERMINATION    32
15.1    Dissolution.    32
15.2    Notice of Dissolution.    32
15.3    Distribution of Assets Upon Dissolution.    32
15.4    Deficit Capital Account Balances.    32
15.5    Character of Liquidating Distributions.    32
15.6    Articles of Termination.    32
15.7    Winding Up.    33
SECTION 16    AMENDMENTS    33

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16.1    Amendments.    33
SECTION 17    MISCELLANEOUS PROVISIONS    33
17.1    Enforcement of Agreement.    33
17.2    Applicable Law.    33
17.3    Arbitration.    33
17.4    Captions.    34
17.5    Construction.    34
17.6    Validity.    34
17.7    Counterparts.    34
17.8    Further Assurances.    34
17.9    Notice to Members of Provisions of this Agreement.    34
17.10    Notices; Electronic Transmission.    34
17.11    Effect of Waiver of Consent.    34
17.12    Conflicting Provisions.    35
17.13    Acknowledgement.    35

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SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
SOUTH 8 ENERGY, LLC
    This SECOND AMENDED AND RESTATED OPERATING AGREEMENT of SOUTH 8 ENERGY, LLC (the “Company”) is entered into as of [__________], 2025 (the “Effective Date”) by and among, the Company, the Members and any other Persons that may from time-to-time be admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized Terms used but not otherwise defined herein shall have the meaning set forth in Section 1.
    WHEREAS, the Board of Governors of the Company (the “Board”) previously adopted that certain Operating Agreement of the Company dated as of September 10, 2003 (the “Original Operating Agreement”) which was subsequently amended and restated by the Board and the Members through the adoption of that certain Amended and Restated Operating Agreement of the Company on July 31, 2008 (the “A&R Operating Agreement”);
WHEREAS, the Members of the Company previously adopted that certain Member Control Agreement of the Company dated as of September 24, 2003 (the “Original Member Control Agreement”) which was subsequently amended and restated by the Members through the adoption of that certain Amended and Restated Member Control Agreement of the Company on May 28, 2009 (the “A&R Member Control Agreement”) which was further amended by that First Amendment to the Amended and Restated Member Control Agreement on March 29, 2019 (the “First Amendment to the A&R Member Control Agreement”, and collectively with the A&R Member Control Agreement, the “Current Member Control Agreement”);
WHEREAS, the A&R Operating Agreement and the Current Member Control Agreement were adopted under Chapter 10-32 of Title 10 of the North Dakota Century Code (the “Old ND LLC Act”) which authorized the adoption of a “member control agreement”;
WHEREAS, the Old ND LLC Act was subsequently repealed by the State of North Dakota and replaced by Chapter 10-32.1 of the North Dakota Century Code (the “New ND LLC Act” or the “Act”);
WHEREAS, on January 1, 2016, the Company became subject to the New ND LLC Act;
WHEREAS, §10-32.1.05 of the New ND LLC Act provides that the Current Member Control Agreement of the Company be treated as an operating agreement of the Company under the New ND LLC Act and §10.32.1-13 of the New ND LLC Act allows the Company and its members to adopt a single agreement which manages the rights and affairs of the Members;
WHEREAS, the Board believes it is in the best interest of the Company to amend and replace both: (1) the Current Member Control Agreement and (2) the A&R Operating Agreement by the adoption of this, single, Second Amended and Restated Operating Agreement (the “Second Amended and Restated Operating Agreement” or the “Agreement”); and
    WHEREAS, the Company, in contemplation of its deregistration from the Securities and Exchange Commission (the “SEC”) wishes to re-classify a portion of its outstanding membership units (
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which were all registered with the SEC as “Class A Limited Liability Company Units”), into two (2) new classes of units, Class B Units, and Class C Units, with the rights, preferences and limitations set forth within this Second Amended and Restated Operating Agreement and to change the rights, preferences and limitations of the remaining membership interests of the Company, which will continue to be classified as “Class A Units” as described in this Second Amended and Restated Operating Agreement.
    NOW, THEREFORE, the Members and the Company agree as follows:
Section 1DEFINITIONS
1.1Definitions. Unless otherwise provided in this Operating Agreement, the following terms have the meanings stated:
(a)“AAA” means the American Arbitration Association.
(b)“A&R Member Control Agreement” has the meaning given to it in the Preamble.
(c)“A&R Operating Agreement” has the meaning given to it in the Preamble.
(d)“Act” or “New ND LLC Act” has the meaning given to it in the Preamble.
(e)“Additional Member” means any Person who or that is admitted to the Company as an Additional Member pursuant to Section 12.1.
(f)“Affiliate” of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For the purposes of this definition, “control”, including “controlled by” and “under common control with”, shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.
(g)“Agreement” or “Second Amended and Restated Operating Agreement” means this Second Amended and Restated Operating Agreement entered into effective as of the Effective Date.
(h)“Articles of Organization” means the articles of organization of the Company, publicly filed with the Secretary of the State of North Dakota on July 16, 2003 to organize the Company, as amended.
(i)“BBA” has the meaning set forth in Section 10.3(a).
(j)“BBA Procedures” has the meaning set forth in Section 10.3(c).
(k)“Board” or the “Board of Governors” means the Governors, acting as a group with the powers set forth in the Articles of Organization and this Agreement.
(l)“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:
(i)    the initial Book Value of any Company asset contributed by a Person to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;
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(i)immediately before the distribution by the Company of any Company asset to a Person, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such distribution;
(ii)the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times:
1)the acquisition of additional Ownership Percentage in the Company by a new or existing Person in consideration of a Capital Contribution of more than a de minimis amount;
2)the distribution by the Company to a Person of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Person’s Ownership Percentage in the Company;
3)the grant to a service provider of any Ownership Percentage;
4)the issuance by the Company of a noncompensatory option; and
5)the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);
provided, that an adjustment pursuant to clauses (1), (2), (3), or (4) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any such Members;
(iii)the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (iii) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and
(iv)if the Book Value of a Company asset has been determined pursuant to paragraph (i) or adjusted pursuant to paragraphs (iii) or (iv) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.
(m)“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted
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basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).
(n)“Capital Account” means the capital accounts required to be maintained by the Company as described in Section 8.4.
(o)“Capital Contribution” means the capital, whether cash and cash equivalents or property valued at its Fair Market Value, contributed by a Member to the capital of the Company for the purchase of any Units of the Company.
(p)“Chairman” has the meaning set forth in Section 6.2(c).
(q)“Change of Control” means: (i) the sale of all or substantially all of the assets of the Company, (ii) a sale resulting in more than a majority of the then currently outstanding voting Units of the Company being held by persons other than the Members; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with and into any Person where after the consummation of such transaction, the Members of the Company are unable to elect a majority of the Governors (or the board of directors or its equivalent) of the resulting Person or its parent company.
(r)“Class A Members” if referenced singularly, means any Member who holds Class A Units and, if referenced in the plural, all Members who hold Class A Units. A Class A Member includes any such Class A Members’ representative in the event of death, incapacity or liquidation of such Class A Member.
(s)“Class A Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class A Units.
(t)“Class B Members” if referenced singularly, means any Member who holds Class B Units and, if referenced in the plural, all Members who hold Class B Units. A Class B Member includes any such Class B Members’ representative in the event of death, incapacity or liquidation of such Class B Member.
(u)“Class B Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class B Units.
(v)“Class C Member” if referenced singularly, means any Member who holds Class C Units and, if referenced in the plural, all Members who hold Class C Units. A Class C Member includes any such Class C Members’ representative in the event of death, incapacity or liquidation of such Class C Member.
(w)“Class C Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class C Units.
(x)“Code” means the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws. All references to a section of the Code shall mean and include any subsequent or replacement of such section.
(y)“Company” means South 8 Energy, LLC (f/k/a Red Trail Energy, LLC), a North Dakota limited liability company.
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(z)“Control” including the terms “controlled by” and “under common control with” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract, or otherwise.
(aa)“Current Member Control Agreement” has the meaning given to it in the Preamble.
(ab)“Discount Price” means a purchase price of 80% of the average price per Unit for the Class A Units, Class B Units or Class C Units, as applicable, over the previous six (6) months from the date of redemption, as determined by the Board in their sole discretion.
(ac)“Dissolution Event” has the meaning in Section 15.1(a).
(ad)“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.
(ae)“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board in its reasonable business judgment.
(af)“First Amendment to the A&R Member Control Agreement” has the meaning set forth in the Preamble.
(ag)“Fiscal Year” means the Company’s fiscal year, which is as determined by the Board of Governors from time to time.
(ah)“Governor” means one or more Governors who is a member of the Board, elected by the Class A and Class B Members pursuant to this Agreement and the Act. References to a Governor in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural of the masculine or feminine reference.
(ai)“Interests” means an interest in the Company owned by a Member, including all benefits to which such Member may be entitled as provided in this Agreement. Interests are denominated as Units in this Agreement.
(aj)“Joinder Agreement” means an agreement through which a Person agrees to become a party to and be bound by this Agreement, substantially in the form of Exhibit A attached hereto.
(ak)“Member(s)” means each of the Persons who own Units which are recorded on the books of the Company and have been admitted as Members, Additional Members, or Substitute Members in accordance with Section 12.
(al)“Member Meeting Demand” has the meaning set forth in Section 5.4.
(am)“Member Nomination Notice” has the meaning set forth in Section 5.13.
(an)“Net Income or Net Loss” means, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:
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(i)any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;
(ii)any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;
(iii)any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(iv)any items of depreciation, amortization, and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);
(v)if the Book Value of any Company property is adjusted as provided in the definition of Book Value in Section 1.1(m), then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and
(vi)to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
(ao)“Old ND LLC Act” has the meaning given to it in the Preamble.
(ap)“Original Member Control Agreement” has the meaning given to it in the Preamble.
(aq)“Original Operating Agreement” has the meaning given to it in the Preamble.
(ar)“Ownership Percentage” means with respect to any Member, the percentage of ownership of a Member determined by taking the total Units held by such Member divided by the total number of outstanding Units. Co-relative terms such as “Class A Ownership Percentage”, “Class B Ownership Percentage” or “Class C Ownership Percentage” shall mean the percentage of ownership of Units relative to such class of Member, comparative to all other Members of such class, determined by dividing the total number of Units of such Class held by such Member divided by the total number of outstanding Units of such Class.
(as)“Partnership Representative” has the meaning set forth in Section 10.3(a).
(at)“Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.
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(au)“Pre-Reclassification Unit” means the Class A Units of the Company that were outstanding before the Reclassification Date and held by the members.
(av)“Reclassification Date” means the date that the Board of Governors implements the reclassification of the Units, within their sole discretion.
(aw)“Regulatory Allocations” has the meaning set forth in Section 9.3(h).
(ax)“Reserves” means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Governors for working capital, to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company’s business, and to provide for future acquisitions or other investments.
(ay)“SEC” means the Securities Exchange Commission.
(az)“Substitute Member” means any Person who or which was Transferred Units by a Member in accordance with Section 11 and was subsequently admitted as a Member by the Board of Governors pursuant to Section 12.
(ba)“Taxing Authority” means any federal, state, local, or foreign taxing authority.
(bb)“Transfer” means any sale, transfer, gift, assignment, testamentary disposition or any other transaction where Units are transferred from one Person to another. “Transfer” shall also include the mortgage, pledge or grant of a security interest on any Units. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.
(bc)“Transferee” has the meaning set forth in Section 11.2.
(bd)“Transferor” has the meaning set forth in Section 11.2.
(be)“Treasury Regulations” means the Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended from time to time.
(bf)“Units” means a unit representing a fractional part of Interests of the Members. There are three (3) classes of Units authorized under this Agreement: (i) the Class A Units, the Class B Units and the Class C Units. Unless a specific class is referenced, references to “Units” shall mean all classes of Units, collectively and to Pre-Reclassification Units when describing the fractional part of Interest of the Members before the Reclassification Date.
Section 2SCOPE AND EFFECT OF AGREEMENT; ORGANIZATION
2.1Operating Agreement. This Agreement shall constitute an “Operating Agreement” under §10-32.1-13 of the Act. To the maximum extent permitted by the Act, this Agreement will govern and control if any term or condition of this Agreement, or any right or obligation of any Member, Governor, Additional Member, Substitute Member, Transferee, or the Company under this Agreement, conflicts with any term, condition, right or obligation under the Act. This Operating Agreement is the only operating agreement of the Company.
2.2Prior Agreements. This Agreement revokes and replaces in full all prior agreements between the Company, the Members and the Board concerning the subject matters described herein, including but not limited to, the A&R Operating Agreement and the Current Member Control Agreement.
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2.3Parties Subject to Agreement. This Agreement shall be binding on and inure to the benefit of the Company; each Member and their heirs, legal representatives, successors and assigns, and each Person owning a Unit; and their respective heirs, legal representatives, successors and assigns. This Agreement is enforceable by and against Persons who are parties to this Agreement.
2.4Units Subject to Agreement. This Agreement shall apply to all Units of the Company, regardless of class, which are now owned or hereafter acquired by or on behalf of any Person, whether by purchase, dividend, split or other recapitalization, gift, devise or any other means whatsoever.
2.5Formation. The Company was formed as a North Dakota limited liability company by the filing of the Articles of Organization with the office of the North Dakota Secretary of State on July 16, 2003.
2.6Name. The name of the Company was previously “Red Trail Energy, LLC” but is now “South 8 Energy, LLC.” The Board of Governors shall have the ability to amend the Articles of Organization of the Company to change the name of the Company from “South 8 Energy, LLC” to any other name in compliance with applicable law without the consent of the Members.
2.7Term. The duration of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act.
Section 3OFFICES
3.1Principal Office(s). The principal office of the Company shall be at such place as the Board of Governors may designate from time to time, which need not be in the State of North Dakota. The Company shall maintain records at such principal office as required by the Act. The Company may have such other offices as the Board of Governors may designate from time to time.
3.2Registered Office and Registered Agent. The registered office of the Company required by the Act to be maintained in the State of North Dakota shall be the office of the registered agent on file with the Secretary of State of North Dakota, as changed from time to time, or such other office (which need not be a place of business of the Company) as the Board of Governors may designate from time to time in the manner provided by the Act. The registered agent of the Company in the State of North Dakota shall be the Person as the Board of Governors may designate from time to time in the manner provided by the Act.
Section 4MEMBERS
4.1Reclassification of Units. Effective as of the Reclassification Date, there shall be three (3) classes of Units: Class A Units, Class B Units and Class C Units. There shall be no fractional Units. Soley through the adoption of this Agreement and the Board’s decision to implement the reclassification, as of the Reclassification Date:
(a)Class A Units. Each Pre-Reclassification Unit outstanding immediately prior to the Reclassification Date, owned by a Member who is the holder of record of 50,000 or more Pre-Reclassification Units, shall continue to be Class A Units, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
(b)Class B Units. Each Pre-Reclassification Unit outstanding immediately prior to the Reclassification Date, owned by a Member who is the holder of record of at least 10,001 but no more than
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49,999 Pre-Reclassification Units, shall be reclassified as a Class B Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
(c)Class C Units. Each Pre-Reclassification Unit outstanding immediately prior to the Reclassification Date, who is the holder of record of 10,000 or less Pre-Reclassification Units, shall be reclassified as a Class C Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement.
(d)Reclassification Fixed. All Units which were reclassified pursuant to the provisions of this Section 4.1 shall retain such classification, even if a Member acquires enough Units after the Reclassification Date which would have changed their class of Units on such Reclassification Date.
4.2Voting Rights of Units. The Units will have limited voting rights under this Agreement. Each Member will have one (1) vote per Unit on each matter which they are entitled to vote, except as described in Section 4.2(a) below (election of Governors). The Members will only have a right to vote on the matters stated below in the manner stated below:
(a)Election of any Governors to the Board of Governors. The election of any Governors to the Board of Governors will only require the vote of the Members who hold the Class A Units and the Class B Units. Each such Class A Member and Class B Member shall be entitled to utilize cumulative voting for the election of any Governor. Cumulative voting allows each Class A Member and Class B Member the number of votes for each Unit that they own multiplied by the number of Governors to be elected. For example, if there are three (3) nominees for Governors up for election, but only two (2) Governor positions open, each Class A Member and Class B Member would have two (2) votes for each Unit that they own, rather than just one (1). Each Class A Member and Class B Member may allocate all of their votes to any nominee that they choose, including allocating all of their votes to a single nominee or among all three (3) nominees. The two (2) nominees who received the most votes would receive the Governor position. If a Member votes without designating a proportion of their Units for a particular matter, such Member will be deemed to have voted all of their Units equally between each nominee.
(b)Removal of any Governors to the Board of Governors. The removal of any Governor would require the affirmative vote of the Members holding a majority of the Class A and Class B Units, voting as a single class, present at a duly called meeting where a quorum was present. The Class A and Class B Units would not be entitled to utilize cumulative voting for the removal of any Governor.
(c)Voluntary Dissolution of the Company. A voluntary dissolution of the Company shall require the affirmative vote of the Members who hold a majority of the Class A Units, the Class B Units and the Class C Units, voting together as a single class.
(d)Amendments to the Agreement. Any amendments to this Agreement will require the affirmative vote of the Members who hold a majority of the Class A Units. However, if any such amendments would affect the Class B Members or Class C Units uniquely as a separate class or remove their limited liability, such amendment would require the affirmative vote of the Members who hold a majority of the Class A Units and the Class(es) of such affected Units, voting as a single class. Further, if any such amendment would change the portion of distributions or allocation of profits or losses to be received by any classes of Units as described in this Second Amended and Restated Operating Agreement (other than the issuance of additional units under Section 4.3), such amendment would require the affirmative vote of the Members who hold at least seventy five percent (75%) of all outstanding Units.
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(e)Other Matters Brought before the Members. Any other matters brought before the Members by the Board of Governors, including any Change in Control of the Company, in order to be approved by the Members, shall require the affirmative vote of the Members who hold a majority of the Class A Units unless additional votes are required by applicable law which cannot be waved by this Agreement. Any such approval by the holders of the Class A Units in accordance with the previous sentence shall be binding on all Members and Persons holding Units.
4.3Additional Units. Additional classes of Units with similar or different rights than the Class A, Class B or Class C Units may be created and issued to existing Members or Additional Members on such terms and conditions as the Board of Governors may determine at the time of admission. If the Board of Governors issues additional Units, the Board of Governors must specify the terms of admission or issuance, including the amount of Capital Contributions required for the granting of such Units. The Board of Governors shall also establish a price in money or other consideration, or a minimum price, or a general formula or method by which the price of such Units shall be determined. There is no limitation on the number of Units that may be issued by the Board. The Members of the Company will not have any right to vote on or to oppose such issuance of any additional Units. If the Board issues Units to a Person who is already a Member, such Person shall continue to be a Member and such Member and such new Units shall continue to be bound by this Agreement automatically. If the Board issues Units to a Person who is not already a Member, the Board and such Person must follow the provisions set forth in Section 12.1 to admit such Person as an Additional Member.
4.4Lack of Authority. No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Governors.
4.5Unit Dividends and Splits. The Board shall have the authority to declare and affect any dividend or split of any class or all classes of Units. The Board may affect a forward or reverse split of Units.
4.6Preemptive Rights; Redemption Rights. No Member has any preemptive rights to purchase or acquire any new Units issued by the Company, nor does any Member have any right to require the Company to redeem their Units at any time. Nothing in this Agreement shall limit the right of the Company to grant, by contract or otherwise, preemptive or first refusal rights to one or more Members.
4.7Information Rights of Members. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access to pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that, except as otherwise provided by law, the Board of Governors from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.
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4.8Limitation of Liability. Except as otherwise expressly agreed in writing or required by law, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.
4.9Waiver of Dissenters or Appraisal Rights. Each Member hereby waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’, appraisal, or similar rights with respect to any transaction of the Company.
Section 5MEMBER MEETINGS
5.1Place of Meeting. Each meeting of the Members shall be held at the principal executive office of the Company or at such other place as may be designated by the Board of Governors or the Chief Executive Officer.
5.2Annual Meeting. The Company shall not be required to hold an annual meeting of the Members, however the Company may hold special meetings of the Members or meetings of the Members upon demand of the Members in accordance with Sections 5.3 or 5.4. Failure to hold an annual meeting shall not be grounds for dissolution of the Company.
5.3Special Meetings Called by CEO or Board. Special meetings of the Members may be called for any purpose or purposes at any time by (i) the Chief Executive Officer or (ii) the Board of Governors, provided that, such persons calling the meeting abide by Section 5.6. Special meetings of the Members may also be called by the Members, in accordance with Section 5.4, below.
5.4Special Meetings Held Upon Member Demand. The Members holding at least thirty percent (30%) of all Units shall be entitled to call a special meeting of the Members, provided that such Members sign and send a written demand to the Chief Executive Officer, which contains: (a) the name and signature of each Member demanding the meeting, (b) the amount and class of Units owned by each Member, (c) a description of the business to be proposed at such meeting and (d) any material interest of any of the Members demanding the meeting to the proposed business as described pursuant to subsection (c) (the “Member Meeting Demand”). After receipt of a duly executed Member Meeting Demand, the Chief Executive Officer shall inform the Board of such Member Meeting Demand and it shall be the duty of the Board of Governors to call a meeting of the Members to be held no later than one hundred and twenty (120) days after receipt of such Member Meeting Demand, if the Board determines, within their sole discretion, that such business to be proposed at such meeting would be in the best interests of the Company. If the Board fails to cause such meeting to be called but have determined that such business to be proposed at such meeting would be in the best interests of the Company, the Members who sent the Member Meeting Demand may call the meeting by giving notice as provided in Section 5.6 at the expense of the Company. For the avoidance of doubt, any Governor election for any nominee approved by the Board (or any standing nominating committee appointed by the Board) in accordance with Section 5.13 shall constitute business that would be in the best interests of the Company. The Chairman may, if the facts warrant, determine and declare at any meeting that any business brought before a meeting was not properly brought in compliance with this Section and if the Chairman so declares then, any actions by the Members concerning such business shall be void.
5.5Telephonic Meeting. Members may participate in any meeting of the Members by any means of remote communication if all Persons participating in such meeting can hear one another for the entire meeting. Participating in a meeting pursuant to this Section shall constitute presence in person at
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such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
5.6Notice of Meeting. Notice must be given for each special meeting to each Member entitled to vote on the matters to be presented at such meeting, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice must be given in writing (including via email or electronic delivery) unless oral notice is reasonable under the circumstance and such notice must be given not less than ten (10) or more than fifty (50) days before the date of the meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, addressed to the Member’s address as it appears on the records of the Company. If a meeting is called for the purpose of voting on any of the events described in Section 4.2, the notice must state so and provide a summary of such matters. The business transacted at a special meeting of the members is limited to the purposes stated in the notice of the meeting. The Chairman may, if the facts warrant, determine and declare at any meeting that such meeting was not properly brought or noticed and, if the Chairman so declares that a meeting was not properly brought or noticed, any actions taken at such meeting shall be void.
5.7Voting Representative. Each Member that is not a natural person shall designate in writing an authorized voting representative to cast such Member’s vote. A Member may change the voting representative at any time by written notice to the Company. Whenever this Agreement allows for or requires Member consent to an action, the authorized voting representative of each Member shall grant or withhold such consent on behalf of such Member. The voting representative shall represent the Member in all Company business and shall be eligible to serve as a Governor.
5.8Proxies. At any meeting of the Members, a Member may vote by a proxy executed in writing by the Member or by such Member’s duly authorized attorney-in-fact. Such proxy shall be filed with the Board of the Company before or at the time of the meeting. A proxy may be submitted via mail to the Company or by any means of electronic transmission to the Company. Any copy, facsimile, telecommunication, .PDF document or other reproduction of an original proxy may be used in lieu of the original provided that it is a complete and legible reproduction of the original.
5.9Quorum. Generally, Members holding at least a majority of all of the Units entitled to vote on the matters brought before a Member meeting shall be a quorum for the transaction of business at such meeting, unless a larger proportion is provided in the Articles of Organization or this Agreement. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding that number of Units whose absence would cause loss of a quorum.
5.10Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time and place by declaration of the Chief Executive Officer. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place of the new meeting are announced at the time of adjournment. Any votes by proxy which were submitted at a meeting of the Members which was adjourned shall continue to be valid at the new meeting of the Members unless subsequently revoked by the Member submitting such proxy before the beginning of the new meeting.
5.11Requirements for Member Approval. For each matter brought to the Members as contemplated by Section 4.2, such matters will require the approval of the Members as stated therein.
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5.12Action Without a Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed (electronically or otherwise) by the Members required to have approved such action at a duly called meeting of the Members, where all of the Members entitled to vote on such matter, are represented.
5.13Nomination of Governors. Only individuals who are nominated in accordance with the procedures set forth in this Agreement shall be eligible to serve as a Governor. Nominations of persons for election to the Board of Governors must be made: (a) by the Board of Governors or (b) by any Member or group of Members who owns at least ten percent (10%) of the Class A and Class B Units (calculated as a single class). Eligible Class A or Class B Members who wish to nominate an individual for a Governor position must send a Member Nomination Notice (as defined below) to the Secretary of the Company with attention to the Board of Governors. Such notice must set forth: (a) the name and address of the Class A or Class B Member(s) who are making the nomination, (b) the name, age, business address, and if known, the residence address of each individual being nominated, (c) the principal occupation of the nominee for the preceding five (5) years and (d) the written consent of each person so proposed to serve as a Governor, if nominated, and elected as a Governor (the “Member Nomination Notice”). At the request of the Board, or any nominating committee of the Board, if such committee is standing, any nominees must furnish to the Secretary, that information required to be set forth in a Member Nomination Notice. The Board, or any nominating committee of the Board, if the facts warrant, will determine and declare at any meeting of the Members where there is an election of Governors, that any such nomination was not made in accordance with this Section, and if they should so determine, such nomination shall be disregarded. Nomination of a nominee by a Member or Members pursuant to this Section for a Governor position does not guarantee that such nominee will be eligible to be elected for a Governor position until such nominee is also approved by the Board, or any nominating committee of the Board, if such a committee is standing. If a nominee is approved by the Board, or any nominating committee of the Board, if such a committee is standing, such nominee shall be eligible for election at the next Special Meeting of the Members.
5.14Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Persons entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the Board of Governors may provide that the record transfer books of the Company shall be closed for a stated period. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period immediately preceding such meeting. In lieu of closing the record books, the Board of Governors may fix in advance a date as the record date for any such determination of such Persons, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting, the date on which notice of the meeting is provided shall be the record date for such determination of Members. If the record books are not closed and no record date is fixed for the determination of Members entitled to any distributions declared by the Board, then the date of the resolution declaring the distribution adopted by the Board shall be the record date. When a determination of Members entitled to vote at any meeting of
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Members has been made as provided in this section, such determination shall apply to any adjournment thereof.
5.15Waiver of Notice. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of the Members. A waiver of notice by a Member entitled to notice is effective whether given before, or after the notice of that meeting, and whether given in writing, orally, or by attendance. Attendance by a Member at a meeting constitutes a waiver of notice of that meeting, unless that Member objects at the beginning of the meeting to the transactions of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
5.16Activities with the Company. Any Member or Affiliate may be retained or engaged by the Company and may receive compensation for services provided to the Company with the consent of the Board of Governors. Neither the Company nor any of the Members shall have any rights to such compensation earned by such Member or Affiliate.
5.17Statement of Units. At the request of any Member, the Company shall state in writing, the particular Units owned by such Member as of the date that the Company makes such statement. Such statement must describe such Member’s class of Units, rights to vote, to share in profits and losses, share in distributions or any assignment of the Member’s rights then in effect.
Section 6MANAGEMENT; BOARD OF GOVERNORS
6.1Management. The business and affairs of the Company shall be managed by the Board of Governors, except for situations in which the approval of the Members is expressly required by Section 4.2 or by nonwaivable provisions of the Act. For the purposes of §10-32.1-39 of the Act, the Company shall be “board-managed”. A Governor does not need to be a Member of the Company. The Board of Governors, acting as a group, shall have full and complete authority, power, and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, including, but in no way limited to:
(a)To manage, supervise and conduct the day-to-day affairs of the Company.
(b)To direct the expenditure of the capital and profits of the Company in furtherance of the Company’s purposes.
(c)To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Governors to be in the best interests of the Company.
(d)To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Governors shall approve.
(e)To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.
(f)To sell, dispose, abandon, trade or exchange any assets of the Company (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company’s assets), upon such terms and conditions and for such consideration as the Board of Governors deems appropriate.
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(g)To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Governors may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.
(h)To make distributions in accordance with and subject to the limitations set forth in this Agreement.
(i)To amend the Articles of Organization of the Company to change the name of the Company to any name in compliance with the Act without the consent of the Members.
(j)Governors as Managers. References to the “Governors” shall have the same meaning as “Managers” of the Company as described in the New ND LLC Act. The Governors shall have the same powers, rights and responsibilities as the New ND LLC Act requires of “Managers” of a limited liability company and as described in this Agreement, however, to the extent that this Agreement conflicts with the New ND LLC Act with respect to such powers, rights and responsibilities, this Agreement shall control, unless prohibited by the Act.
6.2Number, Election, Tenure, and Qualifications.
(a)Number & Election. The number of Governors on the Board of Governors shall be set from time to time as the then current Board of Governors agrees, however must include at least one (1) Governor. The number of Governors on the Board of Governors as of the Effective Date is set at seven (7). The Governors shall be elected by the Class A and Class B Members, voting as a single class as described in Section 4.2(a).
(b)Tenure & Qualifications. Each Governor currently on the Board of Governors as of the Effective Date shall serve as a Governor until their earlier resignation, death or removal. The Members at a meeting of the Members called for that purpose, will elect Governors for which there is a vacancy position on the Board (provided that the Board of Governors has not decreased the number of Governors in accordance with Section 6.2(a) and 6.5 to eliminate such vacancy).
(c)Chairman of the Board. The Board of Governors shall elect one of its members to be its chair (the “Chairman”) and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board of Governors shall determine. The Chairman shall preside at all meetings of the Board of Governors and the Members. The Chairman shall perform any duties and services as assigned to him or her by the Board of Governors.
6.3Removal. Governors may be removed for any reason with the approval of Class A and Class B Members in accordance with Section 4.2(b). The notice calling such meeting of the Class A and Class B Members shall state the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting in accordance with Section 4.2(a) and if such vacancy is not filled by the Members, then such vacancy may be filled by the Board of Governors in accordance with Section 6.5.
6.4Resignations. Any Governor may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, then at the time of its
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receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
6.5Vacancies. Once there is a vacancy on the Board of Governors, the remaining Governors may elect to keep such position available for a new Governor, or act to reduce the number of Governor positions available in accordance with Section 6.2(a). Any vacancy occurring on the Board may be filled by appointment through the affirmative vote of a majority of the remaining Board of Governors (not counting for any purpose the vote of a Governor which has been removed). A Governor appointed by the Board of Governors to fill a vacancy shall serve until the next meeting of Members held for the purpose of electing Governors, at which time, the Class A Members and the Class B Members shall elect a new Governor in accordance with Section 4.2(a).
6.6Place of Meetings; Telephonic Meetings. Each meeting of the Board of Governors shall be held at the principal executive office of the Company or at any other place as may be designated from time to time by a majority of the Governors or the Chief Executive Officer. A meeting may be held by electronic or telephone conference among the Governors using any means of communication through which the Governors may simultaneously hear and speak to each other during such meeting.
6.7Regular Meetings. Regular meetings of the Board of Governors shall be held periodically, as established by the Board.
6.8Special Meetings. Special meetings of the Board of Governors may be called for any purpose or purposes at any time by the Chief Executive Officer or at least two (2) Governors by fixing the date, time and place of the meeting and causing notice of the meeting to be given to the entire Board at least two (2) days before the date of such meeting. Such notice must state the purpose of the meeting and may be sent through mail or through any other means of electronic transmission (email suffices). Oral notice may also constitute notice of a special meeting if the facts indicate that such notice was reasonable.
6.9Waiver of Notice; Previously Scheduled Meetings.
(a)A Governor of the Company may waive notice of the date, time and place of a meeting of the Board by giving such waiver before, at or after such meeting in writing, orally or simply by attendance at such meeting. Attendance by a Governor at a meeting constitutes waiver of the notice of such meeting unless such Governor objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully convened and thereafter does not participate in the meeting.
(b)If the day or date, time and place of a meeting of the Board has been provided herein or announced at a previous Board meeting, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the preceding meeting at which adjournment is taken of the date, time and place at which such meeting will be reconvened.
6.10Quorum. A majority of the Governors currently holding office shall be necessary to constitute a quorum for the transaction of business at any meeting of the Governors. In the absence of a quorum, the majority of the Governors then present may adjourn a meeting to a later date without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the Governors may transact business until adjournment, even though the withdrawal of a number of the Governors originally present leaves less than the required number of Governors for a quorum.
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6.11Requirements for Board Approval. For each matter brought to the Board at a meeting of the Board, the affirmative vote of a majority of the Governors present at such meeting where a quorum is met shall constitute the approval of the Board. For the avoidance of doubt, the Board of Governors may not cause the Company to take any action set forth in Section 4.2 without first obtaining the required approval of the Members as described therein.
6.12Absent Governors. A Governor of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Governor is not present a meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Governor has consented or objected.
6.13Action Without a Meeting. Any action required or permitted to be taken by the Governors may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by the number of Governors required to have approved such actions at a duly called meeting of the Board where all of the members of the Board were present. However, in the case of removal of a Governor pursuant to Section 6.3, such written action need only be signed by the remaining Governors approving the removal. Further, in the case of an election to fill a vacancy due to the removal of a Governor pursuant to Section 6.5, any such written action need only be signed by the Governors required to approve such election pursuant to Section 6.5.
6.14Actions by Governors; Committees, Delegation of Authority; Duties.
(a)In managing the business and affairs of the Company and in exercising its powers, the Board of Governors shall act: (i) collectively through meetings and written consents consistent with this Agreement; (ii) through committees pursuant to Section 6.14(b); and (iii) through officers to whom authority and duties have been delegated by the Board of Governors pursuant to Section 7.
(b)The Board of Governors may, from time to time, designate one or more committees, including but not limited to, an audit committee, a compensation committee, a nominating committee and a risk management committee, each of which shall be comprised of one or more members of the Board of Governors, one or more Members of the Company, and/or one or more non-members of the Board of Governors or of the Company. Any such committee may exercise such authority as is designated by the Board of Governors, subject to limitations set forth in the Act. At every meeting of such committee, unless otherwise provided by the Board of Governors, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of the majority of the committee members present shall be necessary for the adoption of any resolution or recommendation of any action. The Board of Governors may dissolve any committee at any time.
6.15Approval or Ratification of Acts or Contracts. The Board of Governors, in its discretion, may submit any act or contract for approval or ratification at any meeting of the Members called for the purpose of considering any such act or contract. Any act or contract that is so approved or ratified by the Members holding a majority of the Class A Units, shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company, however, if such act or contract pertains to the actions described in Sections 4.2(a), 4.2(c) or
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4.2(d) such approval or ratification shall require the affirmative vote of the Members as described therein in order to be approved or ratified.
6.16Duty to Company; Business Opportunities. The Governors shall not be required to manage the Company as their sole and exclusive function, and they may have other business interests and may engage in other activities in addition to those relating to the Company.
6.17Compensation, Reimbursement. The Board of Governors may establish reasonable compensation for all Governors for services to the Company as Governors, officers, managers or otherwise. By resolution of the Board of Governors, the Governors may be paid their expenses, if any, of attendance at each meeting of the Board of Governors and incurred in action on behalf of the Company. The Board of Governors may delegate this task to a compensation committee.
Section 7OFFICERS
7.1Officers. The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Governors. Such other officers and assistant officers may be appointed by the Board of Governors as may be deemed necessary, including any vice-presidents. If specifically authorized by the Board of Governors, an officer may appoint one or more officers or assistant officers for the Company. The same individual may simultaneously hold more than one office in the Company. A Person does not need to be a member of the Board of Governors nor a Member of the Company to serve as an officer of the Company. Vacancies may be filled or new offices created and filled at any Board of Governors’ meeting or the Board of Governors may delegate the appointment of filling such vacancies to the Chief Executive Officer. Appointment of an officer or agent shall not in itself create contract rights.
7.2Appointment and Term of Office. The officers of the Company shall be appointed by the Board of Governors and shall hold office until the officer’s successor shall have been duly appointed, until the officer’s death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant the officer any contract rights. The Board of Governors can remove any officer at any time prior to the termination of such term, and the officer shall be employed “at will,” unless otherwise provided by a signed contract with the Company.
7.3Removal. Any officer or agent of the Company may be removed by a vote of the Board of Governors at any time, with or without cause, unless otherwise provided by a signed contract with the Company.
7.4The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer shall, when present, preside at all meetings of the Members and of the Board of Governors and shall have the power to see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall manage the day to day affairs of the Company, perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Governors from time to time.
7.5The Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Company. The Chief Financial Officer shall:
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(a)Have charge and custody of and be responsible for all funds and securities of the Company;
(b)Keep accurate financial records for the Company;
(c)Endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor;
(d)Disperse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board;
(e)Shall render to the Chief Executive Officer and the Board, whenever requested, an account of such transactions noted by the Chief Financial Officer and of the financial condition of the Company;
(f)Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Governors; and
(g)In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Governors.
7.6The Vice-President. If appointed, in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there is no Vice-President, then any member of the Board of Governors elected by the Board shall perform such duties of the Chief Executive Officer.
7.7The Secretary. The Secretary shall:
(a)Keep the minutes of the proceedings of the Members and of the Board of Governors in one or more books provided for that purpose;
(b)See that all notices are duly given in accordance with the provisions of this Agreement or as required by law;
(c)Be the custodian of the Company records;
(d)When requested or required, authenticate any records of the Company;
(e)Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;
(f)Have general charge of the Unit transfer books of the Company; and
(g)In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Governors.
7.8Salaries. The salaries of all officers of the Company shall be fixed by the Board of Governors or by a compensation committee of the Board of Governors.
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7.9Insurance. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity with the Company against any liability asserted against and incurred by such Person in or arising from such capacity with the Company, whether or not the Company would be required to indemnify such Person against the liability.
Section 8CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS
8.1Capital Contribution. The initial Capital Contribution of each Member and the number of Units issued to each Member is contained within the books of the Company. No subsequent Capital Contributions shall be required of any Member. No Member shall be obligated to make additional Capital Contributions, other than any unpaid amounts on that Member’s initial Capital Contribution. Units shall not be subject to mandatory calls or demands for capital.
8.2Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution.
8.3Loans by Members. Loans by Members to the Company shall not be Capital Contributions to the Company nor shall loans be credited to the Capital Account of the lending Member or entitle such lending Member to any increase in such Member’s share of the Company’s profits or of the distributions of the Company or subject such Member to any greater proportion of the losses which the Company may sustain. Loans in accordance with the foregoing sentence shall be a debt due from the Company to such lending Member and shall be, together with accrued interest thereon, reimbursed to the Member making such loan prior to any distribution to the Members in connection with the dissolution of the Company.
8.4Capital Accounts.
(a)A separate Capital Account shall be established and maintained for each Member in accordance with Section 704(b) of the Code and applicable Treasury Regulations. Each Member’s Capital Account shall be increased and decreased as follows:
(i)Each Member’s Capital Account shall be increased by: (i) the amount of the initial Capital Contribution made by such Member, (ii) the amount of any additional Capital Contributions made by such Member, (iii) any Net Income or other item of income or gain allocated to such Member pursuant to Section 9, (iv) any liabilities of the Company that are assumed by such Member or secured by any property distributed to such Member.
(ii)Each Member’s Capital Account shall be decreased by: (i) any Net Loss or other item of loss or deduction allocated to such Member pursuant to Section 9, (ii) the cash amount or Book Value of any property distributed by the Company to such Member as of the time of the distribution, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
(iii)Each Member’s Capital Account may be otherwise adjusted as provided for in this Agreement.
(b)The Board shall value all non-cash contributions made to the Company in exchange for any Units at its Fair Market Value and such valuation shall be binding on the Company and the Members.
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(c)A Member who has more than one Unit shall have a single Capital Account that reflects all of its Units, regardless of the Class of Units owned by that Member and regardless of the time or manner in which those Units were acquired. Upon the Transfer of any Units, that portion of the Capital Account of the Member affecting the Transfer that is attributable to the Unit(s) subject to the Transfer shall carry over to the Transferee. However, the Company may maintain additional capital accounts for each Member to reflect the equity shown on the Company’s financial statements, to record such Member’s basis for income tax purpose or any other purpose.
(d)A positive balance in a Capital Account or any other account for a Member shall not bear interest, affect the allocation of income, gain, receipt, loss deduction or credit to a Member or entitle a Member to any salary, distributions or other economic benefits. A negative balance in a Capital Account or any other account for a Member shall not constitute an obligation of a Member to the Company to make up for such deficit, except as specifically provided in this Agreement or as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.
(e)No Member shall be entitled to withdraw any part of such Member’s Capital Account or to receive any distribution from the Company, except as provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss, and deduction among the Members and shall have no effect on the amount of any distributions to any Members, in liquidation or otherwise. The manner in which Capital Accounts are to be maintained pursuant to this Section 8.4 is intended, and shall be construed so as, to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder, or in the event there exists any inconsistency, the Code and Treasury Regulations control. The Board may, notwithstanding any other provisions in this Agreement, alter the method by which Capital Accounts are maintained in order to comply with Section 704(b) of the Code and applicable Treasury Regulations.
Section 9ALLOCATIONS AND INCOME TAX
9.1General Allocation of Net Income or Net Loss. For each Fiscal Year (or portion thereof), after giving effect to the special allocations set forth in Section 9.3, Net Income and Net Loss of the Company shall be allocated among all of the Member, as to such Member’s Capital Accounts, in the proportion to such Member’s Ownership Percentage.
9.2Allocations for Income Taxes. The allocations in Section 9.1 apply with respect to allocations solely for income tax purposes except as provided in this Section 9.2. Allocations pursuant to this Section 9.2 shall not affect, or in any way be taken into account in computing, any Member’s Capital Account, right to vote, or allocable shares of Net Income and Net Loss as provided in any other Section of this Agreement.
(a) Section 704(c). Net Income with respect to any property contributed to the Company shall, solely for income tax purposes, be allocated so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and the Book Value ascribed to such property in the Company’s books and records in accordance with Section 704(c) of the Code and applicable Treasury Regulations. In addition, if the Capital Accounts or any asset of the Company is revalued pursuant to the provisions of this Agreement or Section 704(b) of the Code and applicable Treasury Regulations, subsequent allocations of income, gain, receipt, loss, deduction, and credit for income tax purposes with respect to such asset shall take account of any variation between the adjusted
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basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) and applicable Treasury Regulations. Any elections or other decisions relating to such allocations shall be made by the Board.
(b)Section 754 Election. Any election by the Company under Section 754 of the Code to adjust the basis of the Company assets pursuant to Section 734 of the Code or Section 743 of the Code shall be made in the sole discretion of the Board. If such an election is made, allocations of Company Net Income and Net Loss shall be made in a manner consistent with such allocation of items in accordance with Section 734 and/or Section 743 of the Code, as the case may be.
(c)Section 706(d). In the event of any changes in Units during a Fiscal Year, then for purposes of this Section 9, the Board shall take into account the requirements of Section 706(d) of the Code and shall have the right to select any method of determining the varying interests of the Members during the year which satisfies Section 706(d) of the Code.
9.3Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating Net Income and Net Loss, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704 of the Code and shall be so construed when applied.
(a)Minimum Gain Chargeback. Notwithstanding any other provision of this Section 9.3, if there is a net decrease in Partnership Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Company Fiscal Year, each Member shall be specially allocated items of Company Net Income for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 9.3(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.
(b)Member Nonrecourse Debt Minimum Gain. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 9.3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company Net Income for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 9.3(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.
(c)Qualified Income Offset. In the event a deficit balance in a Member’s Capital Account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the
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Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 9.3(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.
(d)Gross Income Allocations. In the event that a deficit balance in a Member’s capital account at the end of any Fiscal Year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company Net Income in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.3(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 9.3(c) and this Section 9.3(d) were not in this Operating Agreement.
(e)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members consistent with the allocation of Net Income and Net Losses under Section 9.2.
(f)Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.
(g)Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.
(h)Curative Allocations. The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the “Regulatory Allocations”) of this Section 9 are intended to comply with certain requirements of the Treasury Regulations under Section 704. Notwithstanding any other provision of this Section 9 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of Net Income and Net Losses among the Members so that, to the extent possible, the net amount of allocations of such Net Income and Net Losses and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Sections 9.3(a) and 9.3(b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Sections 9.3(f) and 9.3(g).
9.4Proration of Allocations. All Net Income and Net Losses for a Fiscal Year allocable with respect to any Units which have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members owning such Units throughout the year. The precise way such allocations are made shall be determined by the Board of Governors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.
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9.5Consent to Allocation; Company Records Binding. Each Member expressly consents to the methods provided herein for allocation of the Company’s Net Income and Net Losses. Ownership of Units shall be as reflected in the records of the Company and shall be binding on the Company and the Members to the extent reflected. No transfer or assignment of Units shall be effective until it is reflected in the records of the Company, and then only to the extent so reflected. Any allocations of Net Income or Net Loss and distribution by the Company and votes made, in each case, in reliance on the Company’s records shall acquit the Company of all liability to any Person who may have an interest in such allocations or distributions, as applicable.
Section 10DISTRIBUTIONS;TAX MATTERS
10.1Distributions. Distributions of cash or property may be made from the Company at such times and in such amounts as may be determined from time to time by the Board to the Members in proportion to their Ownership Percentage. A Member, regardless of the form of the Member’s initial Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.
10.2Tax Status. The Company shall be classified and taxed as a partnership for federal and state income tax purposes except to the extent that the Company is to be disregarded as an entity for federal and state income tax purposes pursuant to applicable provisions of the Code. If the Company is disregarded for income tax purposes, the Company shall not be disregarded as a separate legal entity for any other purpose, including but not limited to, diminishing in any respect the Act providing that a Member, Governor, officer or other agent of the Company is not liable for the acts, debts, liabilities, or obligations of the Company.
10.3Partnership Representative.
(a)Appointment. The Members hereby appoint the Chairman as the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the Bipartisan Budget Act (the “BBA”)). The Partnership Representative may resign at any time. The Partnership Representative may be removed at any time by the Board of Governors. Upon resignation, death, or removal of the Partnership Representative, the Board of Governors will select the successor Partnership Representative.
(b)Tax Examinations and Audits. The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any Taxing Authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole discretion. The Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority.
(c)BBA Elections. Except as otherwise provided herein, the Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including: (i) the election out of the partnership audit procedures enacted under Section
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1101 of the BBA (the “BBA Procedures”) for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA); and (ii) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA.
(d)Tax Returns and Tax Deficiencies. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign, or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on a Member (including penalties, additions to tax or interest imposed with respect to such taxes, and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member. Any other deficiency for taxes imposed on the Company (including penalties, additions to tax or interest imposed with respect to such taxes, and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be reimbursed by the Members (or withheld from distributions to the Members) in accordance with the Members’ Ownership Percentages.
(e)Survival of Obligations; Indemnity from Former Partners. The obligations of each Member or former Member under this Section survive the Transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. Each Member acknowledges and agrees that, notwithstanding the Transfer or redemption of all or a portion of its Interest in the Company, he or she may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such Transfer or redemption.
Section 11TRANSFERS OF UNITS
11.1General. Members shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, Transfer any Units or interest therein other than in accordance with this Section 11. Any Person becoming the owner or holder of a Unit by any means which is not in compliance with this Section 11, will not be treated as a holder of Units or a Member until the provisions of this Section 11 are complied with. All Transfers of Units must be approved by the Board of Governors.
11.2Process for Transferring Units & Conditions Precedent. To be valid, a Transfer must be approved by the Board of Governors, who may reject any Transfer within their sole discretion, including if such Transfer would require the Company to register such class of Units with the SEC, would be in violation of applicable securities laws or would subject the Company to any publicly traded partnership tax rules. Further, the Member wishing to transfer any Units (the “Transferor”) and the Person that they wish to transfer to (the “Transferee”) must:
(a)execute and deliver to the Company such documents and instruments that the Board of Governors deems necessary or appropriate to affect such Transfer or to admit the Transferee as a Substitute Member. If required by the Board of Governors, the Transferor or Transferee shall pay or reimburse the Company for all reasonable costs and expenses (including reasonable attorney’s fees) connected with the Transfer;
(b)the Transferor and Transferee shall furnish the Company with the Transferee’s taxpayer identification number, sufficient information to determine the Transferee’s initial tax basis in the Units
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transferred, and any other information reasonably necessary to permit the Company to file required federal and state tax returns and other information statements or returns;
(c)provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Governors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities;
(d)if requested by the Board, furnish an opinion of counsel which states that such Transfer would not cause the Company to be treated as a publicly traded partnership; and
(e)the Transferee shall, by written instrument in form and substance reasonably satisfactory to the Board of Governors, accept and adopt this Agreement through a Joinder Agreement in the form acceptable to the Board of Governors and assume the Transferor’s obligations under this Agreement with respect to the transferred Units.
The Board of Governors may waive any condition of this Section 11.2.
11.3Redemption Rights of Company. The Company shall have the right, but not the obligation, to redeem the Units of any Member, Transferor, Transferee or any other Person who beneficially holds Units which attempts to Transfer any Units in a manner not in conformity with this Agreement, including, but not limited to, this Section 11.
(a)Process of Redemption. If the Company exercises its right to redeem a Member’s or Person’s Units pursuant this Section 11.3, the Company shall notify such Member or Person of its choice to exercise such redemption right and pay to such Member or Person the Discount Price of such Unit, in any means which is approved by the Board, including by executing a promissory note with such terms as approved by the Board within their sole discretion. The Member whose Units are subject to redemption shall be liable for any costs of the redemption incurred by the Company, other than the Discount Price, including legal fees and costs of preparing documentation. In paying the Discount Price, the Board may off-set any costs owed by such Member against the Discount Price to be paid to such Member. Upon redemption, such Person or Member shall be deemed to have relinquished any right to the Units and such Units will be noted as cancelled on the records of the Company. In the event of redemption, the Member shall be required to sign additional documents to relinquish their Units in consideration of the Discount Price, which may include a standard release of claims against the Company, which are satisfactory in form to the Company. Nothing in this Section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company. The Company shall have the right to redeem such Units described in this Section until the completion of the Company’s dissolution.
11.4Rights of Transferees; Effect of Transfer.
(a)A Transfer of Units does not entitle the Transferee of such Unit to: (1) vote such Unit(s) or to otherwise participate in the Company’s management, (2) inspect the Company’s books and records or receive any information regarding the Company, or (3) any other rights of a Member under this Agreement or the Act until such Transferee becomes a Substitute Member in accordance with Section 12.1(b).
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(b)A Transfer does not release the Transferor from any debts, liabilities, or obligations of the Transferor to the Company.
11.5No Transfer after Dissolution Event. No Member may Transfer all or part of its Units after a Dissolution Event has occurred.
Section 12ADDITIONAL AND SUBSTITUTE MEMBERS
12.1Admission of New Members.
(a)Additional Members. If the Board issues Units to a Person who is not a Member, such Person shall be admitted as an Additional Member of the Company as of the effective date that: (i) such Person pays their Capital Contribution in exchange for the Units to be issued to such Person, (ii) such Person executes and delivers to the Company a Joinder Agreement and (iii) such Person is approved to become a Member by the Board.
(b)Substitute Members. The Board may admit a Substitute Member by the Transfer of Units already outstanding, after such Transferor and Transferee, as applicable, have complied with the provisions of Section 11.2 (unless such requirements have been waived by the Board of Governors). If any current Member of the Company obtains additional Units via Transfer, such Person will continue to be a Member, however, all of such Member’s Units will be subject to this Agreement.
(c)Recordkeeping. The Company shall reflect the name and address of each Member, the nature and type of Capital Contribution for such Units, the class of Units, the rights associated with such Units and the number of Units of each Member in the records of the Company.
Section 13UNIT CERTIFICATES
13.1Book Entry. Effective as of the Reclassification Date, any and all physical Unit Certificates will be effectively retired on the books of the Company and the Company will evidence each Member’s holdings of Units using a book entry account on the books of the Company. All Units of the Company shall be uncertificated on a go-forward basis from the Reclassification Date. Members shall not be required to return their certificates, they will no longer be recognized by the Company after the Reclassification Date.
13.2Loss or Destruction of Certificates. In case of loss or destruction of any certificate issued before the Reclassification Date, in the discretion of the Board of Governors, a new book entry may be made in its place upon proof of such loss or destruction, and, if the Board of Governors requires, upon giving a satisfactory bond of indemnity to the Company in such sum as the Board of Governors may provide.
13.3Member List. The Company shall keep at its offices a ledger of all of the Members of the Company, arranged in alphabetical order, showing the address of each Member and the number of Units registered in the name of each Member.
Section 14INDEMNIFICATION
14.1Indemnification. The Company shall indemnify an officer, Member, Governor, former Member, a former officer or a former Governor of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Governor
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to the extent permitted by §10-32.1-40(1)(b). However, the Company shall not be required to forward any expenses under this Section 14.1 until a court of final determination (i.e. any such decision cannot be appealed) determines the outcome of any such action, or proceeding, Section §10-32.1-40(1)(b) of the Act would require indemnification by the Company, and such amounts are approved by the Board of Directors.
Section 15DISSOLUTION AND TERMINATION
15.1Dissolution.
(a)The Company shall be dissolved upon the occurrence of any of the following events (each, a “Dissolution Event”):
(i)upon the affirmative vote of the Members holding a majority of all Units (Class A Units, Class B Units and Class C Units, voting as a single class);
(ii)upon the entry of a decree of dissolution by a court of competent jurisdiction; or
(iii)an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of such event.
15.2Notice of Dissolution. Upon any Dissolution Event, the Board shall cause the Company to file a notice of dissolution with the North Dakota Secretary of State in accordance with §10-32.1-51 of the Act.
15.3Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order with any payments due to a Member hereunder being offset by any amounts owed by the Member to the Company:
(a)to those creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of all liabilities of the Company (other than liabilities for distributions to Members); then
(b)to the establishment of Reserves that are determined by the Governors to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and then
(c)to Members in proportion to the credit balances in their respective Capital Accounts in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Members under Section 9, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to Section 15.5) of the Company’s assets.
15.4Deficit Capital Account Balances. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in any Capital Account results from or is attributable to Net Losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to the Members, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Person’s Capital Account to zero.
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15.5Character of Liquidating Distributions. All payments made in liquidation of the Units of a Member in the Company shall be made in exchange for the Units of such Member in Property under Code Section 736(b)(1), including the interest of such Member in Company goodwill. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the Fair Market Value of the asset at the time of liquidation.
15.6Articles of Termination. When all debts, liabilities, and obligations have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Members, Articles of Termination or any other necessary or appropriate documents, as determined by the Governors, shall be executed and filed with the North Dakota Secretary of State in accordance with §10-32.1-51 of the Act. Thereafter, the existence of the Company shall cease, except for the purpose of suits, other proceedings, and appropriate action as provided in the North Dakota Act. The Board of Governors shall thereafter be a trustee for the Members and creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company. The Board of Governors may delegate such trustee power to an individual Member or any other Person.
15.7Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member, any Governor or the Company. Further, no Member shall be required to restore any deficit in his or her Capital Account and such deficit shall not be treated as an asset of the Company. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Governors, or any person authorized to perform such actions by the Governors, who each are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Governors deem necessary or appropriate to sell.
Section 16Amendments
16.1Amendments. Any amendment to this Agreement may be proposed by any Governor or by Members holding not less than thirty percent (30%) of all Units. A proposed amendment shall become effective at such time as it has been approved by the Board of Governors and the Class A Members and, if applicable, the Class B Members and the Class C Members, in accordance with Section 4.2(d). Amending or restating this Agreement will not give rise to any right of appraisal or dissenter’s rights by the Members.
Section 17Miscellaneous Provisions
17.1Enforcement of Agreement. If a Person violates the terms of this Agreement, the Company or any Member may take legal action against such Person or pursue an order compelling such Person to do something or restraining such Person from doing something. If a Person violates the terms of this Agreement, the Company, and/or any Member will be entitled to recover from such Person reasonable attorney’s fees and costs incurred in connection with enforcing the terms of this Agreement. If a court or arbitrator deems any term of this Agreement to be overly broad, superseded by the Act, or otherwise unenforceable or void, such court or arbitrator may modify and thereafter enforce the term and
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the balance of the Agreement to the fullest extent permitted by law, or sever such term if it cannot be so modified and enforce all of the other terms of this Agreement to the fullest extent permitted by law.
17.2Applicable Law. THIS AGREEMENT HAS BEEN EXECUTED IN NORTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH DAKOTA.
17.3Arbitration. Any dispute arising out of or relating to this Agreement or the breach thereof (including fraud in the inducement) shall be discussed between the parties in a good-faith effort to arrive at a settlement. If such dispute cannot be resolved through discussion, such dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. The AAA Optional Rules for Emergency Measures of Protection shall also apply to the proceedings. The arbitration shall be conducted in Burleigh County, North Dakota by a single arbitrator. The costs of the arbitration, including the arbitrator’s compensation shall be borne equally between the parties except that the arbitrator shall have discretion to reallocate such costs. However, notwithstanding the previous sentence, each party shall bear its own attorneys’ fees. Judgement on the award may be entered in any court having jurisdiction thereof.
17.4Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
17.5Construction. Whenever the context so requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Sections refer to sections of this Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes.
17.6Validity. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
17.7Counterparts. This Agreement or any certificate, Joinder Agreement, or amendment pursuant thereto may be executed in counterparts, all of which taken together shall be deemed one original agreement and shall be binding upon all parties hereto notwithstanding that all parties are not signatory to the same counterpart.
17.8Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
17.9Notice to Members of Provisions of this Agreement. By becoming a Member or being a Member, each Member acknowledges that it has actual notice of all of the provisions of this Agreement, including, without limitation, the restrictions on the Transfers of Units set forth in Section 11. Each Member agrees that this Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.
17.10Notices; Electronic Transmission. All notices under this Agreement shall be in writing and shall be effective by electronic transmission, personal delivery, or by registered or certified mail,
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Preliminary Proxy Statement - Subject to Completion

postage prepaid, addressed to the last known address of the party to whom such notice is to be given. “Electronic transmission,” “electronically transmitted,” “electronically delivered” and similar terms shall mean any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient, including email. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.
17.11Effect of Waiver of Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
17.12Conflicting Provisions. To the extent that one or more provisions of this Agreement appear to be in conflict with one another, then the Board of Governors shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Governors in interpreting the provisions of this Agreement to accomplish the purposes and objectives of the Company, and the Board of Governors may apply this Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.
17.13Acknowledgement. The parties acknowledge and agree that: (i) the law firm of BrownWinick has drafted this Agreement as counsel for the Company; (ii) the Members are hereby advised that they may wish and should seek the advice of independent legal counsel to represent and protect their individual interests prior to and in connection with the execution of this Agreement and (iii) the Members have carefully reviewed this Agreement and are executing the same with full knowledge of its legal significance and effect.
Appendix B - 36

SOUTH 8 ENERGY, LLC

CERTIFICATE OF THE CHAIRMAN OF THE BOARD

I hereby certify that:
    I am the duly elected and acting Chairman of the Board of Governors of SOUTH 8 ENERGY, LLC, a North Dakota limited liability company (the “Company”); and
    Attached hereto is a complete and accurate copy of the Second Amended and Restated Operating Agreement of the Company as duly adopted by the Members of the Company at the Annual Meeting of the Members of the Company held on [______________], 2025. Said Second Amended and Restated Operating Agreement shall be in effect starting on [___________], 2025 until its amendment or replacement and shall revoke and replace all previous iterations of the Operating Agreement or Member Control Agreement of the Company.
    This Certificate may be executed via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Sid Mauch
Chairman of the Board of Governors
Date: ____________, 2025.

Appendix B - 37

EXHIBIT A
FORM OF JOINDER AGREEMENT

ADDENDUM TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF
SOUTH 8 ENERGY, LLC

    As a condition to becoming a Member in South 8 Energy, LLC, I (the undersigned individual or entity) hereby represent and warrant that I have received a copy of the Second Amended and Restated Operating Agreement of South 8 Energy, LLC dated effective [_________], 2025 and, if applicable, any amendments and modifications thereto (the “Second Amended and Restated Operating Agreement”). I also acknowledge that I have read through all of the provisions of the Second Amended and Restated Operating Agreement. I agree that I am subject to and must comply with the Second Amended and Restated Operating Agreement in all respects as if I had executed it on the Effective Date. Further, I acknowledge and agree I will be bound by the provisions Second Amended and Restated Operating Agreement from and after the date that I execute this addendum.
Dated: _____________________, 20______.

Individuals:                        Entities:

Name of Individual Member (Please Print)        Name of Entity (Please Print)

Signature of Individual                    Print Name and Title of Officer

Name of Joint Individual Member (Please Print)        Signature of Officer

Signature of Joint Individual Member

Agreed and Accepted on Behalf of the Company and its Members:
South 8 Energy, LLC

By:
Its:
Appendix B - 38